As filed with the Securities and Exchange Commission on December 30, 2025

Registration No. 333-290302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

Unit 504, Building 3 Studio City

Dubai, United Arab Emirates

Tel: +91-981985321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: 315-930-4588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.

Michael DeDonato, Esq.
Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: 212-660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 30, 2025

1,000,000 Common Shares of

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

Lytus Technologies Holdings PTV. Ltd. (the “Company”, “we”, “us” or “our”) is offering 1,000,000 of our common shares, par value $0.01 per share (“common shares”), in a firm commitment underwritten public offering. We expect that the price to the public of the common shares in this public offering will be between $5.00 and $7.00 per share, and will be determined at pricing based on, among other factors, the closing bid price of the common shares on the effective date of the registration statement of which this prospectus forms a part. The number of common shares offered pursuant to this prospectus and all other applicable information, other than in the historical financial statements and related notes included elsewhere in this prospectus, has been determined based on such assumed public offering price, which is the low end of such range. The actual public offering price of the common shares offered hereby will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price per share of the common shares used throughout this prospectus may not be indicative of the actual public offering price for the common shares (see “Underwriting–Pricing of the Offering” for additional information).

Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus assume the effectiveness of the reverse split of our outstanding common shares at a 1-for-2,500 ratio on September 26, 2025 (the (“Reverse Stock Split”) and an assumed public offering price of $5.00 per share (the low end of the public offering price range on this cover page). We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LYT.” However, there is no assurance that such initial listing application will be approved by The Nasdaq Stock Market LLC (“Nasdaq”). Assuming that Nasdaq approves such initial listing application to uplist our common shares to the Nasdaq Capital Market and the U.S. Securities and Exchange Commission (“SEC”) declares the registration statement containing this prospectus effective, we intend to immediately consummate this public offering If our Nasdaq initial listing application is not approved, we will not be able to consummate this public offering and will terminate such offering.

Currently, a limited public market exists for our common shares. Our common shares are currently quoted for trading on the OTCID tier of the equity market operated by the OTC Markets Group, Inc. (the “OTCID”) under the symbol “LYTHF.” On December 29, 2025, the last reported sale price of our common shares on the OTCID was $13.25 per share.

On September 24, 2025, the Company’s board of directors (the “Board”) approved the Reverse Stock Split, which became effective on September 26, 2025, such that every 2,500 common shares issued and outstanding were automatically combined into one common share. No fractional common shares were issued as a result of the Reverse Stock Split, and any fractional common shares resulting from the Reverse Stock Split were rounded up to the next whole number at the participant level.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and will be a “controlled company” as defined under Nasdaq rules following the completion of this public offering, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

The Company is incorporated in the British Virgin Islands (“BVI”) and conducts a majority of its operations through its wholly-owned subsidiary, Lytus Technologies Private Limited (“Lytus India”), outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

An investment in our common shares is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8 of this prospectus.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents a cash fee equal to five percent (5.0%) of the aggregate purchase price paid by investors in this public offering. We have also agreed to reimburse the underwriters for certain out-of-pocket expenses related to the public offering. For a description of other compensation to be received by the underwriters, see “Underwriting.”

In addition, we have agreed to grant the representative an option exercisable for a period of forty-five (45) days after the closing of this offering to purchase up to fifteen percent (15%) of the total number of common shares offered in this offering for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts (the “Over-Allotment Option”). The underwriters are not required to take or pay for the common shares covered by such over-allotment option to purchase such additional common shares.

The underwriters expect to deliver our common shares against payment in U.S. dollars on or about         , 2025, subject to satisfaction of customary closing conditions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

REVERE SECURITIES LLC

The date of this prospectus is             , 2025

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ABOUT THIS PROSPECTUS

The registration statement on Form F-1 of which this prospectus forms a part and that we have filed with the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, or any free writing prospectus, or any prospectus supplement or amendment thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters engaged by us in connection with this public offering have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither we nor the underwriters engaged by us take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of the common shares means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

For investors outside the United States: Neither we nor the underwriters engaged by us in connection with this public offering have taken any action that would permit this public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common shares or offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor such underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in our common shares in this public offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

The Company

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, healthtech and fintech.

We are focused on consolidating our subscriber base for future technology services, such as healthtech and fintech services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen our platform services, including advancing our platform with state-of-the-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which we intend to provide multi-dimensional services.

Indian regulations do not differentiate between telecasting and streaming as long as the streaming is conducted in IPTV format. Lytus plans to offer additional value-added services by upgrading the existing cable networks for the Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (FTTH), Gigabit Passive Optical Networks (GPON) and changing the existing set-top box/customer premises equipment (STB/CPE). On July 24, 2023, the Company announced the commencement of its broadband/internet protocol TV (“IPTV”) business and its Fintech business.

Healthcare Technology

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator (“LCO”) network infrastructure to set up local health centers and diagnostic centers (“LHCs”).

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and U.S. Food and Drug Administration (“FDA”) compliant vendors, would be installed at the homes of the patients of participating physicians’ practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”),

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company that has applied for the listing of its common shares on a Nasdaq, we will, if our listing application is approved by Nasdaq, become subject to Nasdaq’s applicable corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from Nasdaq’s corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors;

●	obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in applicable Nasdaq rules); and

●	have annual meetings and director elections.

Controlled Company

Dharmesh Pandya, our chief executive officer and a director, along with the Lytus Trust (an entity which Mr. Pandya controls), in the aggregate, has voting control over approximately 78% of our voting stock. Upon the closing of this offering, Mr. Pandya will own approximately 52% of the voting power of our outstanding voting stock (approximately 49.9% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance requirements for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

As long as Mr. Pandya owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules and will be permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Corporate Information, History and Structure

Lytus Technologies Holdings PTV. Ltd. is a holding company incorporated under the laws of the BVI on March 16, 2020. We acquired our wholly-owned subsidiary, Lytus India, on March 19, 2020 and we acquired a 51% interest in Sri Sai on April 1, 2022 for $2.5 million. The Company had invested $8.4 million as capital advance in development of software applications and invested $2 million in Sri Sai’s expansion plan. This is an ongoing project. We modified our earlier arrangement with Sri Sai, which was initially to acquire the 1.8 million subscriber base of Reachnet Cable Service Pvt. Ltd. and its revenue generating contracts. Under the modified arrangement, we own a controlling stake in Sri Sai’s business, and control the infrastructure hub that supports its services. A more detailed discussion can be found in our financial statements included in the registration statement of which this forms a part.

Our principal executive offices are located at Unit 504, Building 3 Studio City, Dubai, United Arab Emirates, and our telephone number is +91-981985321, where we conduct investment relations and where we are shifting our headquarters and treasury operations. We also conduct business out of our office in India at Unit 1214, ONE BKC, G Block, Bandra Kurla Complex, Bandra East, Mumbai, India 400 051. Our website address is www.lytuscorp.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that we file electronically with the SEC, including the Company.

Recent Developments

On May 20, 2025, the Company amended its Memorandum and Articles of Association (“Memorandum and Articles”) to increase its authorized share capital from 230,000,000 shares to 5,000,000,000 shares (the “Amendment”), as approved by the Company’s board of directors on May 20, 2025. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the copy of the Memorandum and Articles attached as Exhibit 1.1 to the Form 6-K furnished by the Company to the SEC on May 27, 2025.

On July 3, 2025, the Company issued to the Lytus Trust an aggregate of 1,520,000 restricted common shares, which shares the Company intends to subsequently allocate to the Company’s management and/or employees in consideration for their respective services provided to the Company.

On July 7, 2025, the Company entered into common share purchase agreements (collectively, the “Purchase Agreements”) with two investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers at closing on such date an aggregate of 386,000 common shares at a purchase price of $40.00 per share, for aggregate gross proceeds of $15,440,000.

Effective September 26, 2025, the Company effected the Reverse Stock Split, such that every 2,500 common shares issued and outstanding were automatically combined into one common share.

Refer to note 23 (Subsequent Events) of the notes accompanying the audited consolidated financial statements in this prospectus for further details.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Indian information technology industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Except where the context otherwise requires and for purposes of this prospectus only:

●	all references to “Rs.” or “Rupee” are to the legal currency of India, and all references to “USD,” “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

●	all share and per share amounts give effect to the Reverse Stock Split, unless otherwise specified.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

This prospectus contains translations of certain Indian rupee amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 84.63 for the year ended March 31, 2025, at an average rate of Rs. 82.82 for the year ended March 31, 2024 and at an average rate of Rs. 80.57 for the year ended March 31, 2023. For balance sheet items, we have translated at a closing rate of Rs. 85.43 as of March 31, 2025, at a closing rate of Rs. 83.34 as of March 31, 2024 and at a closing rate of Rs. 82.18 as of March 31, 2023. We have stated equity accounts at their historical rates. We make no representation that the Indian rupee amounts or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Indian rupee amounts, as the case may be, at any particular rate or at all. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Currently, and assuming the completion of the sale of all the common shares in this offering, our officers, directors, and 5% or greater shareholders, in the aggregate, beneficially own over 50% of our outstanding common shares. Specifically, Dharmesh Pandya, our chief executive officer and a director, in the aggregate, currently beneficially owns approximately 78% of our outstanding common shares and upon consummation of the offering, will beneficially own approximately 64% of our outstanding common shares following this offering, which, in turn, will allow Mr. Pandya and our management team to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of the Company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase common shares in this offering. See “Risk Factors”.

Summary of Risk Factors

An investment in our common shares involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our common shares could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to this Offering and Ownership of Our Common Shares

●	We cannot predict the extent to which an active public trading market for our common shares will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common shares.

●	Our common shares are currently quoted on the OTCID, which may have an unfavorable impact on our stock price and liquidity. Our common shares may not be eligible for listing on the Nasdaq Capital Market or any other national securities exchange.

●	In the event our common shares become listed on the Nasdaq Capital Market or any other national securities exchange, we may not be able to satisfy the ongoing listing requirements of Nasdaq or such other national securities exchange.

●	U.S. broker-dealers may be discouraged from effecting transactions in common shares because they may be considered penny stock and thus be subject to the penny stock rules.

●	Substantial future sales of our common shares, or the perception in the public markets that these sales may occur, may depress our stock price. Also, future issuances of our common shares or rights to purchase common shares could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

●	We have broad discretion in the use of the net proceeds from this public offering, including repayment of outstanding indebtedness, and may not use them in ways that yield a favorable return on your investment.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	We will be deemed a “controlled company” within the meaning of Nasdaq rules and regulations in the event our common shares are listed on Nasdaq, and, as a result, would be able to rely on exemptions from certain Nasdaq corporate governance requirements that provide protection to shareholders of other companies.

●	Our chief executive officer and principal shareholder owns a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

●	Dilution may result from the issuance of common shares underlying the Notes under the Conversion Price (each as defined below), which provides for the conversion of the Notes at a discount to the market price at the time of conversion.

●	As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

●	We may be or may become a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

Risks Related to Our Business and Industry

●	Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the investment risk.

●	Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict, which increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline.

●	We face risks related to the storage of customers’ and their end users’ confidential and proprietary information and cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

●	An economic slowdown or factors that affect the economic health of the United States, India or the information technology (“IT”), healthcare and streaming industries may adversely affect our business.

●	Liability issues are inherent to the healthcare industry and insurance is expensive and difficult to obtain.

●	If we fail to develop and maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results in a timely manner or disclose other material information required under the Exchange Act, which may adversely affect investor confidence.

●	We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

●	We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

●	Our business is dependent on our ability to maintain relationships with our business partners and other third parties, and we are subject to risks associated with our business partners and other third parties.

●	We do not plan to pay dividends in the foreseeable future.

●	A substantial portion of our business and operations is located in India and we are subject to regulatory, economic, social and political uncertainties in India.

●	Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

The Offering

Common shares offered	1,000,000 common shares (or 1,150,000 common shares if the representative exercises the over-allotment option in full), based on an assumed public offering price of $5.00 per share, which is the low end of the anticipated price range stated on the cover page of this prospectus.

Over-allotment option to purchase additional common shares	We have granted to the representative the option, exercisable for 45 days from the date of closing of this offering, to purchase up to an additional 15% of the total number of common shares to be offered by the Company in this offering.

Common shares outstanding before this offering	1,978,076 common shares.

Common shares outstanding after this offering	2,978,076 common shares (or 3,128,076 common shares if the representative exercises the over-allotment option in full), based on an assumed public offering price of $5.00 per share, which is the low end of the anticipated price range stated on the cover page of this prospectus, and assuming the sale of all common shares pursuant to this prospectus.

Use of proceeds	The principal purposes of this public offering are to obtain additional capital to support our operations, establish a public market for our common shares, establish compliance with Nasdaq’s initial listing requirements and facilitate our future access to the public capital markets. We intend to use the net proceeds received from this offering for the following: (i) approximately $1.6 million to pay the full amount outstanding under that certain promissory note (the “Note”) dated as of February 3, 2025 between us and YA II PN, LTD, a Cayman Islands exempt limited company (“Yorkville”), and (ii) approximately $3.1 million for working capital and general corporate purposes, which may include strategic transactions with companies, businesses, products or technologies that complement our business and are within our target industry. While we have no current agreements or commitments for any specific strategic transactions, we may use a portion of the net proceeds for such strategic transactions in the future. See “Use of Proceeds” for more information.

Lock-up agreements	Our executive officers, directors, and shareholders holding 5% or more of our common shares prior to the offering, collectively, intend to agree with the underwriters not to sell, transfer, or dispose of any common shares or similar securities for a period of six (6) months following the date of this prospectus.

OTCID symbol	The common shares are currently quoted on the OTCID under the symbol “LYTHF” and the closing price per common share as of December 29, 2025 was $13.25.

Proposed Nasdaq trading symbol	We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LYT.” The closing of this public offering is contingent upon the successful listing of our common shares on the Nasdaq Capital Market. If our initial listing application is not approved by Nasdaq, we will not be able to consummate this public offering and will terminate such offering. There is no guarantee or assurance that our common shares will be approved for listing by Nasdaq or any other national exchange. We believe that upon the completion of the public offering contemplated by this prospectus, we will meet all of Nasdaq’s applicable initial listing standards.

Risk factors	Investing in our common shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our common shares.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to this Offering and Ownership of Our Common Shares

We cannot predict the extent to which an active public trading market for our common shares will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common shares.

At present, there is minimal public trading in our common shares. We cannot predict the extent to which an active public market for our common shares will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our common shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our common shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common shares will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common shares.

Our common shares are currently quoted on the OTCID, which may have an unfavorable impact on our stock price and liquidity. Our common shares may not be eligible for listing on the Nasdaq Capital Market or any other national securities exchange.

Our common shares are quoted on the OTCID, which is a significantly more limited market than the Nasdaq Capital Market. The quotation of our common shares on the OTCID may result in a less liquid market available for existing and potential stockholders to trade shares of our common shares, could depress the trading price of our common shares and could have a long-term adverse impact on our ability to raise capital in the future. In connection with this public offering, we have applied to list our common shares on the Nasdaq Capital Market. The closing of this public offering is contingent upon the successful listing of our common shares on the Nasdaq Capital Market. If our Nasdaq initial listing application is not approved, we will not be able to consummate this public offering and will terminate such offering. There is no guarantee that Nasdaq, or any other national securities exchange, will permit our common shares to be listed and traded.

While we believe that we will be able to meet all of Nasdaq’s applicable quantitative and qualitative initial listing standards, subject to a successful completion of this public offering, there is no assurance that we will be able to do so. Even if we are approved to list our common shares on the Nasdaq Capital Market or any other national securities exchange, there can be no assurance that we will be able to maintain any such listing in the future. As a result, investors may find it difficult to buy or sell or obtain accurate quotations for our common shares, and the liquidity of our common shares remain limited. These factors may have an adverse impact on the trading and price of our common shares.

In the event our common shares become listed on the Nasdaq Capital Market, we may not be able to satisfy Nasdaq’s ongoing listing requirements .

If our common shares are accepted for listing by Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we are not able to comply with any of Nasdaq’s listing requirements, our common shares may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common shares may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. The delisting of our common shares could significantly impair our ability to raise capital and the value of your investment.

U.S. broker-dealers may be discouraged from effecting transactions in common shares because they may be considered penny stock and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities listed on Nasdaq or registered on certain other national securities exchanges if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common shares constitute, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our common shares, which could severely limit the market liquidity of such common shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Shareholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Substantial future sales of our common shares, or the perception in the public markets that these sales may occur, may depress our stock price. Also, future issuances of our common shares or rights to purchase common shares could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Sales of substantial amounts of our common shares in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common shares and could impair our ability to raise capital through the sale of additional common shares. Following this offering, we will have approximately 2,978,076 common shares outstanding (at the assumed offering price of $5.00, the low end of the price range set forth on the cover page of this prospectus), or 3,128,076 common shares outstanding (assuming the over-allotment amount is exercised in full). All of our common shares to be sold in this offering will be freely tradable without restriction or further registration under the federal securities laws. Certain holders of the common shares sold in this offering have agreed not to sell such common shares for at least six (6) months following the date of this prospectus.

Additionally, we expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent that we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner that we determine from time to time. If we sell common shares, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We have broad discretion in the use of the net proceeds from this offering, including repayment of outstanding indebtedness, and may not use them in ways that yield a favorable return on your investment.

We intend to use a portion of the net proceeds from this offering to repay in full the amount outstanding under a promissory note with Yorkville, and the remainder for working capital and general corporate purposes. While we have identified general uses for the net proceeds, we have not allocated specific amounts to any particular purpose (other than repayment of the promissory note), and our management will have broad discretion over how the net proceeds are used. Our decisions may not align with the expectations of investors and may not result in a return on your investment. In addition, our use of the net proceeds may not improve our financial condition or results of operations, and if we fail to deploy the capital effectively, we could incur losses that may have a material adverse effect on our business, financial condition and results of operations.

Our common share price could continue to be volatile, and you could lose the value of your investment.

Our common share price has been volatile and has fluctuated significantly in the past. The market price of our common shares could continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common shares; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationships; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely because of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common shares. Your investment in our stock could lose some or all its value.

We do not plan to pay dividends in the foreseeable future.

Dividend policy is subject to the discretion of the Board and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that the Board will declare dividends even if we are profitable. Under BVI law, we may only pay dividends from our profits, or credits standing in our share premium account, and we must be solvent before and after any such dividend payment, meaning that we will be able to satisfy our liabilities as they become due in the ordinary course of business.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we will be permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers in the event that our common shares are listed on Nasdaq. This may afford less protection to holders of our common shares.

We will be exempted from certain Nasdaq corporate governance requirements by virtue of being a foreign private issuer in the event that our common shares are listed on Nasdaq. As a foreign private issuer, we will be permitted to follow the governance practices of our home country in lieu of such corporate governance requirements. As a result, the standards that may be applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we would not be required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act); or

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors,” although our compensation committee and a nominating committee will initially be comprised solely of “independent directors”.

As a result, in the event that our common shares are listed on Nasdaq, our shareholders may not be provided with the benefits of certain Nasdaq corporate governance requirements. For example, a board with a majority of independent directors is generally better suited to provide oversight for a company’s chief executive officer than a board of non-independent directors. In addition, having more independent directors can result in enhanced third-party advice or expertise due to executives coming from different backgrounds and such directors are not expected to be subject to undue influence from the management team due to their lack of material relationships. Similar logic holds true for independent committees. Further, the reduced public reporting requirements may result in there being less publicly available information on us. As a result, some investors may find our common shares less attractive and thus there may be a less active trading market for our common shares.

Raising additional capital may adversely affect your rights as shareholders, restrict our operations or require us to relinquish rights to our technologies or medical devices.

We expect to finance our cash needs through a combination of private and public equity offerings, debt financings, government or other third-party funding, and collaboration arrangements or acquisitions. To the extent that we raise additional capital through the sale of common shares, convertible securities or other equity securities, the ownership interest of our stockholders may be materially diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as our common shareholders. Debt financing and preferred equity financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, that could adversely impact our ability to conduct our business. Securing additional financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development or acquisition of products.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or medical devices or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market medical devices that we would otherwise prefer to develop and market ourselves.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market could cause the market price for our common shares to decline.

The sale of substantial amounts of common shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our common shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon consummation of this offering, an aggregate of 1,000,000 of our common shares will be freely tradable without restriction or further registration under the Securities Act. If any existing shareholders or investors in this offering sell a substantial amount of common shares, the prevailing market price for our common shares could be adversely affected.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We will be deemed a “controlled company” within the meaning of Nasdaq rules and regulations in the event our common shares are listed on Nasdaq, and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies

We will be a “controlled company” within the meaning of Nasdaq rules and regulations in the event our common shares are listed on Nasdaq, as Dharmesh Pandya, our chief executive officer and a director, along with the Lytus Trust, in the aggregate, hold more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we would be permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules in the event our common shares are listed on Nasdaq. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Our chief executive officer and principal shareholder owns a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

Our chief executive officer and 5% or greater shareholder, in the aggregate, beneficially own approximately 78% of our outstanding common shares. Specifically, Mr. Pandya and the Lytus Trust (an entity controlled by Mr. Pandya), in the aggregate, beneficially own approximately 78% of our outstanding common shares. Upon consummation of this offering, we expect that Mr. Pandya and all other affiliates of the Company will collectively beneficially own approximately 52% of our outstanding common shares, based on an assumed public offering price of $5.00 per share, which is the low end of the anticipated price range stated on the cover page of this prospectus (assuming no exercise of the representative’s over-allotment option). As a result, Mr. Pandya possesses substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. In addition, this concentration of ownership and voting power may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. See “Principal Shareholders” for more information.

We have and will continue to incur increased costs and become subject to additional regulations and requirements as a result of being a public company, and our management has and will in the future be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a public company, we have and will continue to incur significant legal, accounting, and other expenses that we did not incurred as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We also have incurred and will incur costs associated with compliance with the Sarbanes-Oxley Act and related rules implemented by the SEC, and any national exchange on which we may uplist our common shares. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate all of these costs with any degree of certainty. Our management needs and will need in the future to devote a substantial amount of time to ensure that we comply with all of these requirements. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

Yorkville, the holder of the Note may, at its option, at any time, convert its Note into common shares based on the conversion terms contained in the Note. Any such conversion or exercise will result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of common shares issuable upon conversion of the outstanding Note. Currently, an aggregate of approximately $1.6 million in principal amount remains outstanding under the Note, which is convertible into common shares, subject to a 4.99% beneficial ownership limitation, at a conversion price equal to $125.00 per share (the “Conversion Price”), subject to further adjustment. As a result, an aggregate of approximately 12,800 common shares may be issuable to Yorkville. The 4.99% beneficial ownership cap on the Note does not prevent the holder of such Note from converting and selling some or all of the common shares it acquires and then converting or acquiring additional shares. Accordingly, Yorkville will be able to sell shares in excess of the 4.99% beneficial ownership cap while never holding more than 4.99% of our outstanding common shares at a given time. The issuance of material amounts of common shares by us pursuant to the conversion of the Note would cause our shareholders to experience significant dilution in their investment in our company.

The agreements governing our outstanding securities, including the Note and the purchase agreement pursuant to which the Note was issued (the “Purchase Agreement”), contain covenants that reduce our financial flexibility and could impede our ability to operate.

The agreements governing our indebtedness, including the Purchase Agreement and the Note each impose significant operating and financial restrictions on us. These restrictions will limit our and our subsidiaries’ ability to, among other things:

●	incur or guarantee additional debt or issue disqualified stock or preferred stock;

●	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

●	make certain investments;

●	incur certain liens;

●	enter into transactions with affiliates;

●	merge or consolidate; and

●	transfer or sell assets.

In addition, such agreements subject us and our subsidiaries to covenants, representations and warranties. As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to fund our operations, compete effectively or to take advantage of new business opportunities. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and may result in the acceleration of any other debt that is subject to an applicable cross-acceleration or cross-default provision. In the event our lenders or the holder of the Note accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness or if we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our amended and restated Memorandum and Articles of Association (“Memorandum and Articles”), the BVI Business Companies Act, 2004, as amended (the “BVI Act”), and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our common shares may have more difficulty in protecting their interests through actions against our management, directors or principal shareholders than they would as shareholders of a U.S. company.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the Memorandum and Articles. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the Memorandum and Articles, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if such shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of a company (i.e., the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of a company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of a company. A shareholder may also bring an action under statute if such shareholder feels that the affairs of a company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to such shareholder. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of a company and inspection of such company’s books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

We may become a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company (a “PFIC”) for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income, which include cash.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have calculated the value of our goodwill by taking into account the expected market value of our common shares, a decrease in the price of our common shares may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our common shares, our PFIC status could result in adverse U.S. federal income tax consequences to you if you are a U.S. Holder, as defined under “Tax Matters — United States Federal Income Taxation.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities in respect of our common shares under U.S. federal income tax laws and regulations and will become subject to burdensome reporting requirements. See “Tax Matters — United States Federal Income Taxation — Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are not available to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or shareholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company”, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same, new or revised accounting standards as other public companies that are not emerging growth companies.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of our initial public offering, which closed on June 17, 2022, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.235 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three year period. The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or become more volatile.

Risks Related to Our Business and Industry

Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the investment risk.

Much of our growth has occurred in recent periods. Our limited operating history may make it difficult to evaluate our current business and our future prospects, as we continue to grow our business. Our ability to forecast our future operating results is subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries as we continue to grow our business. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our business could suffer, and the trading price of our common shares may decline.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

Our online platform may not be accepted in the marketplace.

Uncertainty exists as to whether our streaming and internet services platform will be accepted by the market without additional widespread subscriber acceptance. Several factors may limit the market acceptance of our platform, including the availability of alternative products and services, as well as the price of our platform services relative to alternative products. There is a risk that subscribers will use other products and/or methods instead of ours. Our business plan assumed that, notwithstanding the fact that our platform is new in the market, subscribers will elect to use our platform because of our collective and integrated offerings.

Subscribers will need to be persuaded to use our platform services, but there is no assurance that we will attract enough subscribers to develop a successful market for our platform.

Given the nature of the markets in which we operate, our revenues and expenses are difficult to predict because they can fluctuate significantly. This increases the likelihood that our results could fall below the expectations of investors and market analysts, which could cause the market price of our common shares to decline.

Our revenue historically has fluctuated and may fluctuate in the future, depending on a number of factors, including:

●	the size, complexity, timing, pricing terms and profitability of significant projects, as well as changes in the corporate decision-making process of our clients;

●	increased pricing pressure from our competitors;

●	our ability to increase sales of our services to new customers and expand sales among our existing customers;

●	seasonal changes that affect the mix of services we provide to our clients or the relative proportion of services and product revenue;

●	the duration of tax holidays or exemptions and the availability of other incentives offered by the Government of India;

●	the effect of increased wage pressure in India and other locations, and the time we require to train and productively utilize our new employees;

●	currency exchange fluctuations; and

●	other economic and political factors, including the economic conditions in United States, Europe and other geographies in which we operate.

A significant portion of our total operating expenses, particularly personnel and facilities, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of our projects may cause significant variations in operating results in any particular quarter.

Parts of the global economy are volatile on account of political uncertainty. Our pricing remains competitive and clients remain focused on cost reduction and capital conservation. While we believe that we have a flexible business model which can mitigate the negative impact of an uncertain or slow growing economy, we may not be able to sustain historical levels of profitability. As a result, there can be no assurance that we will be able to sustain our historic levels of profitability or increase future profitability.

Defects or malfunctions in our platform could hurt our reputation, sales, and profitability.

The acceptance of our platform depends upon its effectiveness and reliability. Our platform is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our platform to malfunction and our customers’ use of our platform is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our platform or new releases. Any such errors could result in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which could have a material adverse effect upon our business, operating results, and financial condition.

Our four million user base is based on a calculation of our 1 million paid home subscribers multiplied by an industry average of 4.4 users per household in India, and the assumptions we used to determine these figures may not be accurate.

Our four million user base is based on a calculation of our 1 million paid home subscribers multiplied by an industry average of 4.4 users per household in India. The conversion rate of 4.4 users per household was supported by the Database on Household Size and Composition 2022 released by the Department of Economic and Social Affairs of the United Nations (see the information on India in the Database on Household Size and Composition 2022 at https://popdiv.dfs.un.org/household/?_gl=1*1ltbq1o*_ga*MjA2NjIwMTcxMi4xNzU0NzY4MjY2*_ga_TK9BQL5X7Z*czE3NTUwOTQzNzIkbzIkZzEkdDE3NTUwOTQ2MzgkajQyJGwwJGgw#/countries/). Although we believe the figures in the industry report are reasonable, there can be no assurance that the assumptions we used are accurate and therefore the number of the members per household may not be equal to the number of our active users. As a result, the number of our actual active users could be less than four million.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

In order to maintain our competitive advantage, our software is under continuous development. There is risk that software failures may occur and result in service interruptions and have other unintended consequences, which could have a material adverse effect on our business, financial condition and results of operations. Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of subscribers. While our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we plan to obtain property and business interruption insurance for our business operations, we do not currently have such coverage, and any such coverage that we obtain in the future might not be adequate to compensate us for all losses that may occur.

In the event of a platform outage or physical data loss, our ability to perform our servicing obligations, process applications or make products and services available on our platform could be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to retain existing and attract new borrowers and investors. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information. Cybersecurity incidents, including data security breaches or computer viruses, could materially and adversely affect our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

Our platform is designed to maintain the confidentiality and security of our users’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

We might incur substantial expense to further develop our platform which may never become sufficiently successful.

Our growth strategy requires the successful launch and commercialization of our platform, and there can be no assurance that this will occur. The causes for failure of our platform once commercialized include, but are not limited to:

●	market demand for our platform may be smaller than we expect;

●	further platform development may be costlier or take longer than anticipated;

●	our Platform may require significant adjustment post-commercialization, rendering the platform uneconomic or extending considerably the likely investment return period;

●	additional regulatory requirements may increase the overall costs of the development;

●	patent conflicts or inability to enforce intellectual property rights;

●	physical therapists and clients may be unwilling to adopt and/or use our platform, and

●	compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We cannot be certain that we will obtain intellectual property rights for our platform and technology and if we fail to protect our intellectual property rights, our brand and business may suffer.

We believe that our success and competitive position depends in part on our ability to obtain and maintain intellectual property rights for our platform. Although we seek to obtain copyright or trademark protection for our intellectual property when applicable, it is possible that we may not be able to do so successfully or that the copyright or trademark we have obtained may not be sufficient to protect all of our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or duplicate our intellectual property or otherwise use our intellectual properties without obtaining our consent. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will effectively prevent misappropriation of our intellectual properties. If we are not successful in protecting our intellectual property rights, our business and results of operations may be adversely affected.

Our revenues are highly dependent on clients primarily located in India, as well as on clients concentrated in the IT, healthcare and streaming industries; therefore, an economic slowdown or factors that affect the economic health of the United States, India or these industries may materially adversely affect our business.

We currently derive approximately 100% of our revenue from India. If the economy in India continues to be volatile or uncertain or conditions in the global financial market deteriorate, pricing for our services may become less attractive and our clients located in these countries may reduce or postpone their technology spending significantly.

Our clients are concentrated in certain key industries, such as the IT, healthcare and streaming industries. Significant decreases in the growth of any one of these industries, or widespread changes in any such industry, may reduce or alter the demand for our services and adversely affect our revenue and profitability. For example, a reduction in spending on IT services may lower the demand for our services and negatively affect our revenues and profitability. Furthermore, such industries are, or may become, increasingly subject to governmental regulation and intervention. Increased regulation, changes in existing regulation or increased governmental intervention in the industries in which our clients operate may adversely affect the growth of their businesses and therefore negatively impact our revenues.

Our business exposes us to potential liability risks, including those which are inherent to the healthcare industry.

Our business exposes us to potential liability risks, including those which are inherent to the healthcare industry. While we will take precautions, we deem to be appropriate to avoid lawsuits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for the healthcare industry is generally expensive. We have obtained professional indemnity insurance coverage for our platform. There can be no assurance that we will be able to maintain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our platform.

The telehealth market is immature and volatile, and if it does not develop, if it develops more slowly than we expect, if it encounters negative publicity or if our services are not competitive, the growth of our business will be harmed.

The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on the willingness of our clients’ members or patients to use, and to increase the frequency and extent of their utilization of, our services, as well as on our ability to demonstrate the value of telehealth to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. Negative publicity concerning our services or the telehealth market as a whole could limit market acceptance of our services. If our clients, or their members or patients, do not perceive the benefits of our services, or if our services are not competitive, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of telehealth could limit market acceptance of our healthcare services. Additionally, if healthcare benefits trends shift or entirely new technologies are developed that replace existing solutions, our existing or future solutions could be rendered obsolete and our business could be adversely affected. In addition, we may experience difficulties with industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new applications and enhancements. If any of these events occurs, it could have a material adverse effect on our business, financial condition or results of operations.

Our business could be adversely affected by legal challenges to our business model or by actions restricting our ability to provide the full range of our products and services in certain jurisdictions.

Our ability to conduct telehealth services in a particular jurisdiction is directly dependent upon the applicable laws governing remote healthcare, the practice of medicine, licensure requirements and healthcare delivery in general in such location, which are subject to changing political, regulatory and other influences. With respect to telehealth services, in the past, state medical boards have established rules or interpreted existing rules in a manner that has limited or restricted the ability to conduct business in accordance with a model utilized in other states or countries. Such actions could result in litigation and the suspension or modification of telehealth consult operations in certain states or countries. The extent to which a jurisdiction considers particular actions or relationships to constitute practicing medicine is subject to change and to evolving interpretations by medical boards, state attorneys general and other regulatory or administrative bodies (both domestic and international), among others with broad discretion. Accordingly, we must monitor our compliance with laws in every jurisdiction in which we operate, on an ongoing basis, and we cannot provide assurance that our activities and arrangements, if challenged, will be found to be in compliance with such laws. Additionally, it is possible that the laws and rules governing the practice of medicine, including remote healthcare, in one or more jurisdictions may change in a manner that is detrimental to our business. If a successful legal challenge or an adverse change in the relevant laws were to occur, and we were unable to adapt our business model accordingly, our operations in the affected jurisdictions would be disrupted, which could have a material adverse effect on our business, financial condition and results of operations.

We will need to increase the size of our organization and may experience difficulties in managing growth.

Our anticipated future growth is expected to impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate new employees. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

As of the fiscal year ended March 31, 2025, we have identified material weaknesses in our internal control over financial reporting and our management has determined that our disclosure controls and procedures were not effective. If we fail to develop and maintain an effective system of internal control over financial reporting or to improve our disclosure controls and procedures, we may not be able to accurately report our financial results in a timely manner or other material information required to be disclosed by us pursuant to the Exchange Act, which may adversely affect investor confidence.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its financial statements that could not be prevented or detected on a timely basis. As of the fiscal year ended March 31, 2025, we identified material weaknesses in connection with our (i) entity-level controls, (ii) information technology general controls and segregation of duties, and (iii) control of subsidiaries and related documentation. This resulted from a lack of necessary business processes, internal controls, record retention policy, and adequate number of qualified personnel within our accounting function. As of the year ended March 31, 2025, our Chief Executive Officer and Chief Financial Officer performed an evaluation of our disclosure controls and procedures and concluded that these were ineffective as of the end of such period.

The material weaknesses and our ineffective disclosure controls and procedures will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. We cannot assure you that the measures we are taking will be sufficient to avoid potential future material weaknesses. Accordingly, there could continue to be a possibility that a material misstatement in our financial statements and other disclosure in our public filings would not be prevented or detected on a timely basis.

We depend and will continue to depend on key existing and future personnel.

Our success depends, to a large degree, upon the efforts and abilities of our officers and key management employees, particularly Dharmesh Pandya, our Chief Executive Officer and Chairman. The loss of the services of Mr. Pandya or one or more of our other key employees would have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

We rely on information technology to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of sophisticated information technology and systems, which we have customized in-house, for provision of several online services, customer relationship management, communications and administration. As our operations grow in both size and scope, we will need to continuously improve and upgrade our systems and infrastructure to offer our customers enhanced services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure in a cost-effective manner. Our future success also depends on our ability to upgrade our services and infrastructure ahead of rapidly evolving consumer demands while continuing to improve the performance, features and reliability of our service in response to competitive offerings.

We may not be able to maintain or replace our existing systems or introduce new technologies and systems as quickly as our competitors, in a cost-effective manner or at all. We may also be unable to devote adequate financial resources to develop or acquire new technologies and systems in the future.

We may not be able to use new technologies effectively, or we may fail to adapt our websites, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. If we face material delays in introducing new or enhanced solutions, our customers may forego the use of our services in favor of those of our competitors.

Our customer devices include license software from third party vendors, as we continue to introduce new offering services. We cannot be sure that such technology licenses will be available on commercially reasonable terms, if at all. Any of these events could have a material adverse effect on our operations.

We operate in highly competitive industries.

We encounter and expect to encounter in the future competition from local, regional or national entities, some of which have superior resources or other competitive advantages. Intense competition may adversely affect our business, financial condition or results of operations. We may also experience competition from companies in the wellness space. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded. Although we believe our services will enable us to serve more patients than traditional physical therapy providers, if these more established offices or providers start offering similar services to ours, their name recognition or experience may enable them to capture a greater market share.

Our success in the healthcare space depends on our ability to recruit and retain experienced therapists.

Our future revenue generation in the healthcare space is dependent upon referrals from physicians in the communities our clinics serve, and our ability to maintain good relations with these physicians. Our therapists are the front line for generating these referrals and we are dependent on their talents and skills to successfully cultivate and maintain strong relationships with these physicians. If we cannot recruit and retain our base of experienced and clinically skilled therapists, our business may decrease, and our net operating revenues may decline.

Healthcare provider licensing and credentialing, a cost of providing professional services, can negatively impact our margins as we may incur increased expenses to utilize appropriately licensed and credentialed healthcare providers for consult demands, especially when expanding to new jurisdictions.

A healthcare provider’s ability to perform telehealth consults is dictated by where the healthcare provider is licensed to practice and with whom the healthcare provider is privileged to provide services. Governmental licensure and healthcare provider credentialing requirements take time to procure, often necessitating months of lead-time before a healthcare provider is able to practice in a particular jurisdiction. Our ability to manage and anticipate healthcare provider need and prioritize licensing and credentialing could impact profit margins and expense management. As consult demands increase in areas where only a limited number of healthcare providers hold necessary licenses and credentials, those healthcare providers with appropriate licensing and credentialing to meet customer demands may assume additional overtime shifts or otherwise demand increased fees, thereby increasing our costs. Further, obtaining a license to practice medicine in a particular jurisdiction is at the discretion of the local state medical board or applicable international licensing body, and, as such, timing to achieve licensure in certain jurisdictions may be outside our ability to accomplish within expected time frames.

We rely on third-party systems and service providers, and any disruption or adverse change in their businesses could have a material adverse effect on our business.

We currently rely on certain third-party computer systems, service providers, and local cable operators to provide various services that we offer customers. Any interruption or deterioration in performance of these third-party systems and services could have a material adverse effect on our business. Our success is also dependent on our ability to maintain our relationships with these third-party systems and service providers, including our technology partners. In the event our arrangements with any of these third parties are impaired or terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms, which could result in significant additional costs or disruptions to our business.

We rely on the value of our brand, and any failure to maintain or enhance consumer awareness of our brand could have a material adverse effect on our business, financial condition and results of operations.

We believe continued investment in our brand and the brands of our subsidiaries is critical to maintaining and expanding our business. We believe that our brand is respected and recognized in the markets where we have customers. However, we are relatively new to the Indian Ecommerce sector and may not enjoy the same brand recognition in new areas in which we launch new businesses. We have invested in developing and promoting our brand since our inception and expect to continue to invest in maintaining our brand’s value, which we hope will enable us to compete against increased spending by our competitors and against emerging competitors, and allow us to expand into new geographies where our brand is not well known. However, there is no assurance that we will be able to successfully maintain or enhance consumer awareness of our brand. Even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance consumer awareness of our brand and generate demand in a cost-effective manner, it could negatively impact our ability to compete in the ecommerce sector which would have a material adverse effect on our business.

We may not be successful in implementing our growth strategies.

Our growth strategy is to enhance our service platforms by investing in technology, and expanding into new geographic markets. Our success in implementing our growth strategies may be affected by:

●	our ability to increase the number of suppliers, and product offerings on our platform;

●	our ability to continue to expand our distribution channels, and market and cross-sell our services and products to facilitate the expansion of our business;

●	our ability to build or acquire technology;

●	the general condition of the global economy (particularly in India and markets with close proximity to India) and continued growth in demand for online services;

●	our ability to compete effectively with existing and new entrants to the Indian ecommerce industry;

●	the growth of the Internet as a medium for commerce in India;

●	changes in the regulatory environment; and

●	our ability to expand into new geographic markets.

Many of these factors are beyond our control and there can be no assurance that we will succeed in implementing our strategy.

We may not be successful in pursuing strategic partnerships and acquisitions, and past and future partnerships and acquisitions, including the acquisition of Lytus Sri Sai Networks Private Limited (“Sri Sai”), may not bring us anticipated benefits.

Part of our growth strategy is the pursuit of strategic partnerships and acquisitions. There can be no assurance that we will succeed in implementing this strategy as it is subject to many factors which are beyond our control. We may pursue further acquisitions and investments in the future, and any such transactions are accompanied by risks. For instance, an acquisition could have a negative effect on our financial and strategic position and reputation, or the acquired business could fail to further our strategic goals. Moreover, we may not be able to successfully integrate acquired businesses into our own business, and therefore we may not be able to realize the intended benefits from any future acquisitions. We may lack experience in the markets, products or technologies of an acquired company and we may have an initial dependence on unfamiliar supply or distribution partners. An acquisition could create an impairment of relationships with customers or suppliers of the acquired business or our advisors or suppliers. All of these and other potential risks may serve as a diversion of our management’s attention from other business concerns, and any of these factors could have a material adverse effect on our business. This strategy may also subject us to potential ongoing and unforeseen or hidden liabilities, diversion of management resources and cost of integrating acquired businesses. We could face difficulties integrating the technology of acquired businesses with our existing technology, and employees of acquired businesses into various departments and ranks in our company, and it could take substantial time and effort to integrate the business processes being used in acquired businesses with our existing business processes.

If we are unable to continue to identify and exploit new market opportunities, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

As more participants enter our markets, we may experience a decrease in future revenues in a particular market. We may not be able to attract new customers or successfully enter new markets. If we are unable to continue to identify and exploit new market opportunities on a timely and cost-effective basis, our future revenues may decline and as a result our business, financial condition and results of operations could be materially and adversely affected.

Difficult market conditions, economic conditions and geopolitical uncertainties could adversely affect our business by negatively impacting our future revenues in the markets in which we offer services, which could have a material adverse effect on our business, financial condition and results of operations.

Difficult market conditions, economic conditions, and geopolitical uncertainties have in the past adversely affected and may in the future adversely affect our business and profitability. Our business is affected by national and international economic and political conditions. Any one of these factors could have a material adverse effect on our results and profitability. These factors include, but are not limited to:

●	economic and political conditions in India, the U.S., Europe and elsewhere in the world;

●	concerns about terrorism, war and other armed hostilities, including the uncertainty caused by inflation, conflict, loss of life and disaster connected to ongoing armed conflicts between Ukraine and Russia in Europe and Israel and Hamas in the Middle East;

●	concerns over inflation and wavering institutional and consumer confidence levels;

●	adverse public health developments in the regions in which we operate or globally;

●	the level and volatility of interest rates and foreign currency exchange rates, and

●	currency values.

The global financial markets have been experiencing significant disruptions recently, and the there has been considerable uncertainty over the short and long-term effects of the monetary and fiscal policies adopted by the leaders and financial authorities of some of the world’s leading economies. Adverse economic conditions could have negative adverse effects on our business and financial conditions. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changing laws, rules and regulations and legal uncertainties, including adverse application of tax laws and regulations, may adversely affect our business and financial performance.

Our business and financial performance could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new, laws, rules and regulations applicable to us and our business, including those relating to the Internet and e-commerce, consumer protection and privacy. Such unfavorable changes could decrease demand for our services and products, increase costs and/or subject us to additional liabilities. For example, there may continue to be an increasing number of laws and regulations pertaining to the Internet and e-commerce, which may relate to liability for information retrieved from or transmitted over the Internet or mobile networks, user privacy, taxation and the quality of services and products sold or provided through the Internet. Furthermore, the growth and development of e-commerce may result in more stringent consumer protection laws that may impose additional burdens on online businesses generally.

The application of various Indian and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our services and products is subject to interpretation by the applicable taxing authorities. Many of the statutes and regulations that impose these taxes were established before the growth of the Internet, mobile networks and e-commerce. If such tax laws, rules and regulations are amended, new adverse laws, rules or regulations are adopted or current laws are interpreted adversely to our interests, particularly with respect to occupancy or value-added or other taxes, the results could increase our tax payments (prospectively or retrospectively) and/or subject us to penalties and, if we pass on such costs to our customers, decrease the demand for our services and products. As a result, any such changes or interpretations could have an adverse effect on our business and financial performance.

Infrastructure in India may not be upgraded in order to support higher internet penetration, which may require additional investments by and expenses for us.

Although projections in the Bharat 2.0 study released by Nielson, a comprehensive analysis of internet penetration and usage trends across urban and rural India, highlighting demographic shifts and growth patterns in digital adoption, shows that there is significant room for growth in the markets in which we operate, there can be no assurance that such growth will occur. Further, there can be no assurance that Internet penetration in India will increase in the future, as slowdowns or disruptions in upgrading efforts for infrastructure in India could reduce the rate of increase in the use of the Internet. As such, we may need to make additional investments in alternative distribution channels. Further, any slowdown or negative deviation in the anticipated increase in Internet penetration in India may adversely affect our business and prospects.

Our results of operations are subject to fluctuations in currency exchange rates.

As the functional currency of Lytus Technologies Private Limited (“Lytus India”), our key operating subsidiary, is the Indian Rupee, our exposure to foreign currency risk primarily arises in respect of our non-Indian Rupee-denominated trade and other receivables, trade and other payables, and cash and cash equivalents.

We may not be able to obtain additional financing, if needed, on terms that are acceptable or at all, which could prevent us from developing or enhancing our business, taking advantage of future opportunities or responding to competitive pressure or unanticipated requirements.

Our business is dependent upon the availability of adequate funding and sufficient capital. If we need to raise additional funds, we may not be able to obtain additional financing when needed. If we cannot raise additional funds on acceptable terms, we may not be able to develop or enhance our business, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements.

We operate in a rapidly evolving business environment. Our business is dependent on our ability to maintain relationships with our business partners and other third parties. If we are unable to adapt our business effectively to keep pace with these changes, our ability to succeed will be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

The pace of change in our industry is extremely rapid. Operating in such a rapidly changing business environment involves a high degree of risk. Our ability to succeed will depend on our ability to adapt effectively to these changing market conditions. If we are unable to keep up with technological changes, we may not be able to compete effectively. Our business environment is characterized by rapid technological changes, changes in use and customer requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

●	develop, license and defend intellectual property,

●	enhance our existing services,

●	develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers,

●	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis,

●	respond to the demand for new services, products and technologies on a cost-effective and timely basis, and

●	adapt to technological advancements and changing standards to address the increasingly sophisticated requirements and varied needs of our current and prospective customers.

We cannot assure you that we will be able to respond in a timely manner to changing market conditions or customer requirements. The development of proprietary electronic trading technology entails significant technical, financial and business risks. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify, adapt and defend our technology. We cannot assure you that we will successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to customer requirements or emerging industry standards, or that we will be able to successfully defend any challenges to any technology we develop. Any failure on our part to anticipate or respond adequately to technological advancements, customer requirements or changing industry standards, or any significant delays in the development, introduction or availability of new services, products or enhancements, could have a material adverse effect on our business, financial condition and results of operations.

We currently rely on a number of business partners and other third parties in various aspects of our business. In addition, we cooperate with a number of business partners and other third parties to deliver our services to our customers. If third-party service providers fail to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner, or at all. Pursuing, establishing and maintaining relationships with business partners and other third parties, as well as integrating their data and services with our system, require significant time and resources.

The smooth operation of our business also depends on the compliance by our business partners and other third parties with applicable laws and regulations. Any negative publicity about business partners and other third parties could harm our reputation. If any of the foregoing were to occur, our business and results of operations could be materially and adversely affected. Our reputation is associated with these business partners and other third parties, and if any of the foregoing were to occur, our reputation may suffer.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed upon by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in India, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of India’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in India are still evolving and are uncertain, and we cannot assure you that Indian courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our platforms and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platforms and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Errors or other design defects within the software on which we rely may result in a negative experience for customers and funding sources, delay introductions of new features or enhancements, result in errors or compromise our ability to protect customer or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or investors or liability for damages, any of which could adversely affect our business, results of operations and financial condition.

Risks Related to Doing Business in India

A substantial portion of our business and operations is located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the market price of our common shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

As the domestic Indian market constitutes a significant source of our revenue, a slowdown in economic growth in India could cause our business to suffer.

The performance and growth of our business are necessarily dependent on economic conditions prevalent in India, which may be materially and adversely affected by political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise. The Indian economy also remains largely driven by the performance of the agriculture sector, which is difficult to predict. The Indian economy has grown significantly over the past few years. In the past, economic slowdowns in the Indian economy have harmed the ecommerce sector as customers have less disposable income for their shopping online. Any future slowdown in the Indian economy could have a material adverse effect on the demand for the products we sell and, as a result, on our financial condition and results of operations.

Trade deficits could also adversely affect our business and the price of our common shares. India’s trade relationships with other countries and its trade deficit, driven to a major extent by global crude oil prices, may adversely affect Indian economic conditions. If trade deficits increase or are no longer manageable because of the rise in global crude oil prices or otherwise, the Indian economy, and therefore our business, our financial performance and the price of our common shares could be adversely affected.

India also faces major challenges in sustaining its growth, which include the need for substantial infrastructure development and improving access to healthcare and education. If India’s economic growth cannot be sustained or otherwise slows down significantly our business and prospects could be adversely affected.

Natural calamities could have a negative impact on the Indian economy and cause our business to suffer.

India has experienced natural calamities such as earthquakes, tsunamis, floods, and drought in the past few years. The extent and severity of these natural disasters determines their impact on the Indian economy. Substantially all of our operations and employees are located in India and there can be no assurance that we will not be affected by natural disasters in the future. The occurrence of any of these disasters may result in a loss of business confidence and have an adverse effect on our business and financial performance.

Restrictions on foreign investment in India may prevent us from making future acquisitions or investments in India, which may adversely affect our results of operations, financial condition and financial performance.

India regulates ownership of Indian companies by foreigners, although some restrictions on foreign investment have been relaxed in recent years. These regulations and restrictions may apply to acquisitions by us or our affiliates, including Lytus India and affiliates which are not resident in India, of shares in Indian companies or the provision of funding by us or any other entity to Indian companies within our group. For example, under its consolidated foreign direct investment policy, the Government of India has set out additional requirements for foreign investments in India, including requirements with respect to downstream investments by Indian companies owned or controlled by foreign entities and the transfer of ownership or control of Indian companies in sectors with caps on foreign investment from resident Indian persons or entities to foreigners. These requirements, which currently include restrictions on valuations and sources of funding for such investments and may include prior approval from the Foreign Investment Promotion Board, may adversely affect our ability to make investments in India, including through Lytus India. There can be no assurance that we will be able to obtain any required approvals for future acquisitions or investments in India, or that we will be able to obtain such approvals on satisfactory terms.

Our business and activities are regulated by The Competition Act, 2002.

The Competition Act, 2002, as amended (the “Competition Act”), seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition, is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

The effect of the Competition Act on the business environment in India is unclear. If we or any subsidiary, including Lytus India, are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act or any enforcement proceedings initiated by the Competition Commission of India or any adverse publicity that may be generated due to scrutiny or prosecution by the Competition Commission of India, our business and financial performance may be materially and adversely affected.

The healthcare industry in India is subject to laws, rules and regulations in the regions where we conduct our business or in which we intend to expand our operations.

We are and may become subject to various and extensive local law, rules and regulations relating, among other things, to the setting up and operation of private medical care establishments. Health and safety laws and regulations in India are becoming increasingly stringent in the recent years, and it is possible that they will become significantly more stringent in the future. We may incur substantial costs in order to comply with current or future laws, rules and regulations. These current or future laws, rules and regulations may also impede our operations. Any non-compliance with the applicable laws, rules and regulations may subject us to regulatory action, including penalties and other civil or criminal proceedings, which may materially and adversely affect our business, prospects and reputation.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements made under the applicable federal securities laws, including the “safe harbor” provision under Section 21E of the Exchange Act and Section 27A of the Securities Act, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, without limitation:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the capabilities of our business operations;

●	our expected future economic performance;

●	competition in our market;

●	assumptions underlying statements regarding us or our business;

●	our strategy to finance our operations;

●	future marketing efforts, advertising campaigns, and promotional efforts;

●	future growth and market share projections, including projections regarding developments in technology and the effect of growth on our management and other resources;

●	our future expansion plans;

●	our future acquisition strategy, including plans to acquire or make investments in complementary businesses, technologies, services or products, or enter into strategic partnerships with parties who can provide access to those assets;

●	the future impact of our acquisitions;

●	our strategy and intentions regarding new product branding;

●	the future competitive landscape and the effects of different pricing strategies;

●	the effect of future laws on our business; and

●	our ability to implement and maintain effective internal control over financial reporting.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the common shares in this offering will be approximately $4.7 million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us (including the offering expenses that have been committed to be paid), assuming no exercise of the underwriters’ over-allotment option and based upon an offering price of $5.00 per common share, which is the low end of the anticipated price range stated on the cover page of this prospectus.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our common shares, establish compliance with Nasdaq’s initial listing requirements and facilitate our future access to the public capital markets. We intend to use the net proceeds received from this offering for the following:

●	approximately $1.6 million to repay the full amount outstanding under the Note issued to Yorkville. The Note does not accrue interest and matures on March 3, 2026. The Company issued the Note as part of the advance required by that certain Standby Equity Purchase Agreement, dated February 3, 2025, that the Company entered into with Yorkville (the “SEPA”); and

●	approximately $3.1 million for working capital and general corporate purposes, which may include strategic transactions with companies, businesses, products or technologies that complement our business and are within our target industry. While we have no current agreements or commitments for any specific strategic transactions, we may use a portion of the net proceeds for such strategic transactions in the future.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we will retain broad discretion over the use of these proceeds.

Each $1.00 increase or decrease in the assumed public offering price of $5.00 per common share, the low end of the anticipated price range stated on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately $0.94 million (or approximately $1.08 million if the underwriters exercises their over-allotment option in full), assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us and offering expenses payable by us. Similarly, each increase or decrease of 10,000 common shares offered by us at the assumed public offering price of $5.00 per common share, the low end of the anticipated price range stated on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately $5,000 (or approximately $5,000 if the underwriters exercises their over-allotment option in full), subject to the same assumptions and after the same deductions.

Management believes that the proceeds from this offering will be sufficient to satisfy the Company’s cash needs for the next 12 months. The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

The holders of our common shares are entitled to dividends out of funds legally available when and as declared by our Board subject to the BVI Act. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our business is conducted in India, and the financial records of our Indian subsidiaries are maintained in Indian rupees, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Exchange Rate Risk.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at an average rate of Rs. 84.63 for the year ended March 31, 2025, at an average rate of Rs. 82.82 for the year ended March 31, 2024 and at an average rate of Rs. 80.57 for the year ended March 31, 2023. For balance sheet items, we have translated at a closing rate of Rs. 85.43 as of March 31, 2025, at a closing rate of Rs. 83.34 as of March 31, 2024 and at a closing rate of Rs. 82.18 as of March 31, 2023.

We make no representation that any Rupee or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Rupee, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of March 31, 2025:

●	On an actual basis; and

●	On an as adjusted basis to give effect to (i) the sale of 1,000,000 common shares by us in this offering at the assumed public offering price of $5.00 per common share, which is the low end of the anticipated price range stated on the cover page of this prospectus; (ii) the repayment of the approximately $1.6 million outstanding amount owed by us under the Note; and (iii) to reflect the application of the proceeds therefrom after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the assumed public offering price of our common shares and other terms of this offering determined at pricing. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

As of March 31, 2025	Actual	As Adjusted
Cash and Cash Equivalents	$4,674,586	$7,774,586
Equity
Equity Share Capital	1,167,696	1,177,696
Other Equity	20,859,354	23,949,354
Equity attributable to equity holders of the Company	22,027,050	25,127,050
Non-controlling interest	3,191,83	3,191,837
Total Equity	25,218,887	28,318,887
Total Capitalization	$25,218,887	$28,318,887

A $1.00 increase (decrease) in the assumed public offering price of $5.00 per common share would  increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $940,000, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

An increase (decrease) of 10,000 common shares offered by us, assuming that the assumed public offering price remains the same, would increase (decrease) the gross proceeds received by us by approximately $47,000, and would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $47,000 and after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

DILUTION TO EXISTING SHAREHOLDERS

Our net tangible book value as of March 31, 2025 was approximately $25,218,887, or approximately $12.75 per common share, based on 1,978,076 common shares (or 179,997,491 common shares prior to the Reverse Stock Split) outstanding as of March 31, 2025. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of common shares outstanding as of March 31, 2025.

The assumed public offering price of $5.00 per share, the low end of the anticipated price range set forth on the cover page of this prospectus, is substantially lower than the net tangible book value per common share immediately following this public offering. Therefore, existing investors will experience immediate and substantial dilution in relation to the net tangible book value per share attributable to their holdings of common shares. After giving effect to the sale of 1,000,000 common shares in this offering at the assumed public offering price of $5.00 per share, the low end of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (including the repayment of the approximately $1.6 million outstanding amount owed by us under the Note), our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $28,318,887, or approximately $9.51 per share.

The following table illustrates the estimated net tangible book value per share after this offering and the per share dilution to persons purchasing common shares in this offering based on the foregoing offering assumptions:

Post- Offering(1)
Assumed public offering price per common share	$5.00
Net tangible book value per common share as of March 31, 2025	$12.75
Decrease in net tangible book value per common share attributable to current shareholders	$3.24
As adjusted net tangible book value per common share immediately after this offering	$9.51
Dilution per common share to current shareholders	$4.51

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per share after this public offering would be $29,023,887, and the immediate dilution to our existing shareholders would be $3.47 per share based on 3,128,076 common shares outstanding immediately upon consummation of this public offering.

POST-OFFERING OWNERSHIP

The following table illustrates our as adjusted proportionate ownership, upon completion of this public offering by present shareholders and investors in this offering, compared to the relative amounts paid by each. The following table reflects payment by present shareholders as of the date the consideration was received and by investors in this public offering at the assumed public offering price of $5.00 per share, the low end of the anticipated price range stated on the cover page of this prospectus, without deduction of estimated underwriting discounts and commissions and our estimated offering expenses and the repayment of the approximately $1.6 million outstanding amount owed by us under the Note. The following table also assumes no changes in net tangible book value of the common shares other than those resulting from this public offering:

	Common Shares Purchased		Total Consideration		Average Price Per Share
	Shares	Percent	Amount	Percent
Existing shareholders	1,978,076	66.42%	$25,218,887	83.45%	$12.75
New investors [1]	1,000,000	33.58%	$5,000,000	16.55%	$5.00
Total	2,978,076	100.00%	$30,218,887	100.00%	$10.15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the years ended March 31, 2025, 2024 and 2023, which is on a pre-Reverse Stock Split basis, in conjunction with our audited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Some of the statements contained in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are those described in discussions herein, and in the “Risk Factor Summary” section of this prospectus, and those described from time to time in our future reports to be filed with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

Company Overview

We are a growing platform services company primarily providing content streaming and telecasting services, with over four million active users located all across India, and focused on the development of technology products, which to date includes products focused on telemedicine and Fintech. Our Lytus platform provides a wide range of streaming services and telemedicine services with local assistance through local Health Centers. Through our platform, our customers are well connected and have access to our other potential services, including the telemedicine services that we intend to offer in the future.

We believe that our strong customer base and expansive market presence position us to expand our portfolio of offerings. We have been focused on adopting and implementing technologies that can change what it means to be a streaming services provider. Partnering with those who share our passion, we strive to provide India’s semi-urban and urban populations with unmatched telemedicine services.

We intend to fund the following business plans and operations in a number of ways:

Streaming. Upgrading established cable infrastructure is a routine maintenance cost in the cable business, generally supported by the business’s own cash flow. Sri Sai cables current vendor financing arrangement and lines of credit from local banks have historically facilitated the routine updating of fiber and cable essential to its business. In addition, through Lytus Studios, we intend to create curated content for distribution. We expect that Lytus Studios’ curated content will be first deployed in India before exploring additional collaborations with third-party studios and content distributors. We currently expect to fund this business from our own cash reserves.

Telemedicine. We are currently beta testing remote patient monitoring devices for sale and installation in the homes of our Telangana, India customers. This will be a subscription-based service that is expected to be launched in the second half of 2025. We intend for the acquisition and rollout of such devices to be funded through a combination of vendor financing, customer deposits and with the help of our current lines of credit with local banks. Further, we intend to purchase and install patient monitoring devices in the United States via Lytus Health - we have an existing relationship with a supplier of remote patient monitoring devices which we expect to deploy in the second half of 2025 once the application development and integration is complete. These devices will be acquired directly from the manufacturer by relying on vendor financing and customer deposits. The plan to set up local health centers and diagnostic centers through Lytus India is currently being developed through the training of key employees currently employed by the LCOs in our network. We expect the rollout to be commenced in the second half of 2025 and it will likely take twenty-four months to complete. We plan to fund this rollout directly from our cash reserves and follow-on fund raises.

Fintech. Fintech services are initially planned to be limited to Sri Sai customers. The additional commitment to commence offering financial products and services would be supported through a combination of our current lines of credit with local banks and a our securities offerings.

Key Factors for Our Performance

The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects.

●	Number of Subscribers: our revenue growth and long-term profitability are affected by our ability to increase our subscriber base because we derive a substantial portion of our revenue from streaming services and via client contracts that provide subscribers access to our Lytus platform in exchange for a contractual based monthly fee. Revenue is driven primarily by the number of subscribers, the number of services contracted for by a subscriber and the contractually negotiated prices of our services and online content that is specific to that particular subscriber. We believe that increasing our subscriber base will provide us with the ability to continually innovate our services and support initiatives that will enhance subscriber experiences and lead to increasing or maintaining our existing annual net dollar retention rate. The number of subscribers attributable to our Sri Sai segment were 934,675 for the year ended March 31, 2025, 815,105 for the year ended March 31, 2024 and 861,902 for the year ended March 31, 2023. Subscribers increased by approximately 14.67% from March 31, 2024 to March 31, 2025, and subscription revenue also subsequently grew by 8%. The decrease from March 31, 2023 to March 31, 2024 was insignificant and routine in nature, and our increase in subscription income by approximately 7.5% during this period offset such decrease in the number of subscribers.

●	Cluster of customized online content: the Lytus platform provides an opportunity to customize the online content to meet the needs of that particular subscriber. We plan to form partnerships with other companies to develop our telemedicine business and our entertainment and education online content. Revenues arising from this segment will be driven primarily by the customizable content formats aligned with the customer satisfaction. We believe that increasing our current subscriber utilization rate is a key objective in order for our subscribers to realize tangible healthcare savings with our services.

We intend to benefit from India’s e-commerce boom and the recent tele-medicine regulatory regime through our acquisitions of Sri Sai and Lytus Health. The management teams of Sri Sai and Lytus Health have many years of pioneering experience in the IPTV and telemedicine businesses in India and the US, which we believe will help us create a profitable and sustainable business model with rapid growth prospects. We believe that our deep understanding and local expertise have enabled us to create solutions that address the needs and preferences of our consumers in the most comprehensive and efficient way. We possess extensive local knowledge of the logistics and payment landscapes in the markets in which we operate, which we consider will be a key component of our success.

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements, which have been prepared in accordance with IFRS.

Basis of Deconsolidation

When events or transactions results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognized. Amounts previously recognized in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of profit or loss and other comprehensive income or transferred directly to retained earnings if required by a specific standard under the IFRS.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in the consolidated statements of profit or loss and other comprehensive income.

Share Warrant Liability

We account for share warrants as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 - Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement.  Share warrants are accounted for as a derivative in accordance with IFRS 9 – Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative.  Share warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash.  We will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants are recognized as a warrant liability on the balance sheet and measured at fair value on inception date and subsequently re-measured at each reporting period with change recognized in the consolidated statements of profit or loss and other comprehensive income.

Intangible assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any. The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

Customers acquisition	5 Years
Trademark/copyrights	5 Years
Computer software	5 Years
Commercial rights	5-10 years

The amortization period and the amortization method for definite life intangible assets is reviewed annually. For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates. Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually. Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold. IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: IAS 38.21

a.	it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b.	the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset (IAS 38.22). The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination (IAS 38.33). Paragraph 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Paragraph 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programs. Such computer software programs that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programs by the Company are capitalized as intangible assets when the following criteria are met:

●	it is technically feasible to complete the computer software program so that it will be available for use;

●	management intends to complete the computer software program and use or sell it;

●	there is an ability to use or sell the computer software program;

●	it can be demonstrated how the computer software program will generate probable future economic benefits;

●	adequate technical, financial and other resources to complete the development and to use or sell the computer software program are available; and

●	the expenditure attributable to the computer software program during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes. Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred. Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortised.

Revenue from Contracts with Customers and Other Income

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming/telecasting, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

During the fiscal year ended March 31, 2025, we had a total income of $23,186,534, which comprised $23,127,919 received from customer contracts and $58,615 of other income, whereas during the fiscal year ended March 31, 2024, we had a total income of $23,003,342, which comprised $21,363,775 received from customer contracts and $1,639,567 of other income. During the fiscal year ended March 31, 2023, we had a total income of $19,393,329, which comprised Revenue from Contract with Customers of $19,008,184 and other income of $385,14.

During the fiscal year ended March 31, 2025, revenue increased by $183,192, or 0.80%, which primarily comprised (a) a $1,764,144, or 8.26%, increase in incremental revenue received from Sri Sai customer contracts and (b) a $1,580,951, or 96.4%, decrease in other income, mainly due to a one-time write-off of warrant liability, which was not present such fiscal year, as compared to the prior fiscal year. During the fiscal year ended March 31, 2024, revenue increased by $3,610,013, or 19%, which primarily comprised (a) incremental Revenue from Contract with Customers of $2,355,591, or 12%, from Sri Sai and (b) an increase in Other Income of $1,254,422, or 326%, mainly arising from provision of finance costs in respect of $1,274,773 of warrant liabilities which no longer applied.

STATEMENT OF OPERATIONS DATA:	For the fiscal year ended March 31, 2025 (in USD)		For the fiscal year ended March 31, 2024 (in USD)		Change (in USD)
	$	%	$	%	$	%
Operating Revenue	23,127,919	99.75%	21,363,775	93%	1,764,144	8.26%
Other Income	58,615	0.25%	1,639,567	7%	(1,580,952)	96.42%
Total Revenue	23,186,534	100%	23,003,342	100%	183,192	0.80%

STATEMENT OF OPERATIONS DATA:	For the fiscal year ended March 31, 2024 (in USD)		For the fiscal year ended March 31, 2023 (in USD)		Change (in USD)
	$	%	$	%	$	%
Operating Revenue	21,363,775	93%	19,008,184	98%	2,355,591	12%
Other Income	1,639,567	7%	385,145	2%	1,254,422	326%
Total Revenue	23,003,342	100%	19,393,329	100%	3,610,013	19%

Revenue from contracts with customers	For the year ended March 31, 2025	For the year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types of services
Subscription income	14,305,443	14,955,197	(649,754)	4.34%
Carriage and placement fees	6,585,138	5,410,248	1,174,890	21.72%
Advertisement income	549,903	556,582	(6,679)	1.2%
Device activation fees	151,728	151,960	(232)	0.15%
Consultancy services	1,093,855	1,093,855	-	100%
Unbilled revenue	441,852	441,852	-	100%
Fiber use revenue	-	289,788	(289,788)	100%
Total revenue from contracts with customers	23,127,919	21,363,775	1,764,144	8.26%

Revenue from contracts with customers	For the year ended March 31, 2024	For the year ended March 31, 2023	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types of services
Subscription income	14,955,197	13,930,887	1,024,310	7%
Carriage and placement fees	5,410,248	3,406,204	2,004,044	59%
Advertisement income	556,582	1,413,553	(856,971)	61%
Device activation fees	151,960	257,540	(105,580)	41%
Fiber use revenue	289,788	-	289,788	100%
Total revenue from contracts with customers	21,363,775	19,008,184	2,355,591	12%

During the fiscal year ended March 31, 2025, the Company’s operating revenue increased by $1,764,144, or 8.26%, compared to the fiscal year ended March 31, 2024, mainly due to an increase in carriage and placement fees of $1,174,890, or 21.72%, and in consultancy services and unbilled revenue by an aggregate of $1,535,707, or 100%, as well as a decrease in subscription income of $649,754, or 4.34%, and in fiber lease charges by $289,788, or 100%. During the fiscal year ended March 31, 2024, the Company increased its operating revenue by $2,355,591, or 12%, compared to the fiscal year ended March 31, 2023, mainly due to an increase in carriage and placement fees of $2,004,044, or 59%, and an increase in subscription income of $1,024,310, or 7%.

Other Income	For fiscal the year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types of services
Fair value gain on warrant liability	-	-	-	-
Reversal of expected credit allowance	12,493		12,493	100%
Profit on termination of lease	30,034		30,034	100%
Provision for warrant liabilities no longer required	14,011	1,635,651	(1,621,640)	99.14%
Miscellaneous income	2,077	3,916	(1,839)	46.96%
Total Other Income	58,615	1,639,567	(1,580,952)	96.42%

Other Income	For fiscal the year ended March 31, 2024	For the fiscal year ended March 31, 2023	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types of services
Fair value gain on warrant liability	-	22,766	(22,766)	100%
Provision for warrant liabilities no longer required	1,635,651	360,878	1,274,773	353%
Miscellaneous income	3,916	1,501	2,415	161%
Total Other Income	1,639,567	385,145	1,254,422	326%

During the fiscal year ended March 31, 2025, the Company’s other income decreased by $1,580,952, or 96.42%, mainly due to a decrease in finance costs in respect of warrant liability of $1,621,640, or 99.14%, from the fiscal year ended March 31, 2024. During the fiscal year ended March 31, 2024, the Company’s other income increased by $1,254,422, or 326%, mainly due to provision of finance costs in respect of warrant liability no longer required of $1,274,773, or 353%.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company incurred $16,960,109 in cost of revenue for the fiscal year ended March 31, 2025. This relates to the Sri Sai business and primarily comprised $15,765,593 of broadcaster and subscription fees. In comparison, the Company incurred $16,762,580 in cost of revenue for the fiscal year ended March 31, 2024, which related to the Sri Sai business and primarily comprised $15,454,840 of broadcaster and subscription fees, and cost of revenue of $13,884,291 for the fiscal year ended March 31, 2023, which related to the Sri Sai business and primarily comprised $12,715,217 of broadcaster and subscription fees.

Cost of revenue is recognized when incurred and is classified according to its primary function.

Cost of revenue

	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Broadcaster and subscription fees	15,765,593	15,454,840	310,753	2%
Lease line charges	1,098,509	1,225,922	(127,412)	10%
Cable hardware and networking expenses	35,261	78,157	(42,896)	54%
Programming expenses	-	2,003	(2,003)	100%
Carriage fees	-	1,658	(1,658)	100%
Cost of sub-contractors and consultancy service	60,546	-	60,546	100%
Ham charges	199	-	199	100%
Activation installation costs	-	-	-	100%
	16,960,109	16,762,580	197,529	1%

	For the fiscal year ended March 31, 2024	For the fiscal year ended March 31, 2023	Change
	(in USD) $	(in USD) $	(in USD) $	%
Cost of materials consumed	15,454,840	12,715,217	2,739,623	22%
Broadcaster and subscription fees	1,225,922	1,091,700	134,222	12%
Lease line charges	1,658	-	1,658	100%
Cable hardware and networking expenses	78,157	28,129	50,028	178%
Programming expenses	2,003	8,872	(6,869)	77%
Ham charges	-	3,156	(3,156)	100%
Activation installation costs	-	37,217	(37,217)	100%
	16,762,580	13,884,291	2,878,289	21%

The cost of revenue for the fiscal year ended March 31, 2025 increased by $197,529, or 1%, from the fiscal year ended March 31, 2024, primarily due to a $310,753, or 2%, increase in subscription fees and a $127,412, or 10%, decrease in lease line charges and a $42,896, or 54%, decrease in able hardware and networking expenses. The cost of revenue for the fiscal year ended March 31, 2024 increased by $ 2,878,289 or 21%, from the fiscal year ended March 31, 2023, primarily due to a $2,739,623, or 22%, increase in material consumed.

Staffing expenses

For the fiscal year ended March 31, 2025, the most significant components of operating expenses were staffing expenses, which was $784,491, which consisted of salaries, benefits and bonuses, representing a $59,607, or 7%, decrease from $844,098 for the fiscal year ended March 31, 2024. For the fiscal year ended March 31, 2024, the most significant components of operating expenses were staffing expenses, which was $844,098, consisting of salaries, benefits and bonuses, representing an increase by $210,119 or 33% from $633,979 in the fiscal year ended March 31, 2023. The increase is primarily on account of increase in salaries due to deployment of device boxes.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses, such as electricity, software running expenses, repairs and maintenance and travelling expenses.

Legal and professional expenses were $440,387 for the fiscal year ended March 31, 2025, representing a decrease of $53,765, or 14%, from $386,622 for the fiscal year ended March 31, 2024. Legal and professional expenses of $386,622 for the fiscal year ended March 31, 2024 represented a decrease of $446,457, or 54%, from $833,079 for the fiscal year ended March 31, 2023. The legal and professional fees were higher in 2023 as a result of higher listing and related professional fees.

Amortization and depreciation costs were $1,250,354 for the fiscal year ended March 31, 2025, representing an increase of $323,870, or 35%, from $926,484 for the fiscal year ended March 31, 2024. The increase was primarily due to the acquisition of property, plant and equipment during the year ended March 31, 2024. Such amortization and depreciation costs for the fiscal year ended March 31, 2024 represented an increase of $230,260, or 33%, from $696,224 for the fiscal year ended March 31, 2023, primarily due to the acquisition of property, plant and equipment during the year ended March 31, 2024.

Other operating expenses were $2,655,316 for the fiscal year ended March 31, 2025, representing an increase of $11,368, or 0.43%, from $2,643,948 for the fiscal year ended March 31, 2024. The increase was marginal and relates to Sri Sai business as a result of various operating expense changes during such period. Other operating expenses for the fiscal year ended March 31, 2024 represented an increase of $376,683, or 17%, from $2,267,265 for the fiscal year ended March 31, 2023, which was marginal and related to the Sri Sai business.

Finance and other income. During the fiscal year ended March 31, 2025, finance income was $14,860. There was no finance and other income for the year ended March 31, 2024, whereas Interest on tax refund were $19,123 for the fiscal year ended March 31, 2023.

Finance costs. Finance costs were $149,171 for the fiscal year ended March 31, 2025, representing a decrease of $489,786, or 77%, from $638,957 for the fiscal year ended March 31, 2024. The decrease is attributable to the repayment of borrowings and the extinguishment of warrant liabilities due to full settlement. The finance costs of $638,957 for the fiscal year ended March 31, 2024 represented a decrease of $1,571,447, or 71%, from $2,210,404 for the fiscal year ended March 31, 2023. Such decrease related to the repayment of borrowings the extinguishment of warrant liabilities due to full settlement.

Finance costs	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Interest on bank overdrafts, loans and other financial liabilities	89,410	346,465	(257,055)	74%
Interest on lease liabilities	53,361	42,850	10,511	25%
Commission and other borrowings	6,400	232,911	(226,511)	97%
Collection charges	-	15,715	(15,715)	100%
Share warrant expenses	-	-	-	-
Other costs - interest on tax payables	-	1,016	(1,016)	100%
	149,171	638,957	(489,786)	77%

Finance costs	For the fiscal year ended March 31, 2024	For the fiscal year ended March 31, 2023	Change
	(in USD) $	(in USD) $	(in USD) $	%
Interest on bank overdrafts, loans and other financial liabilities	346,465	328,449	18,016	5%
Interest on lease liabilities	42,850	21,845	21,005	96%
Commission and other borrowings	232,911	122,000	110,911	91%
Collection charges	15,715	125,930	(110,215)	88%
Share warrant expenses	-	1,607,791	(1,607,791)	100
Other costs - interest on tax payables	1,016	4,389	(3,373)	77%
	638,957	2,210,404	(1,571,447)	71%

Off-balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	Any obligation under certain guarantee contracts,

●	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

●	Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position,

●	Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

●	We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with IFRS.

●	We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity, or that are not reflected in our audited consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

The preparation of our audited consolidated financial statements contained in this Annual Report requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, the useful life of property and equipment and intangible assets, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets, fair value estimation of warrants and critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We did not have any undisclosed off-balance sheet arrangements as of March 31, 2025, March 31, 2024 or March 31, 2023.

Trade Receivable

Assessment as to whether the trade receivables from Sri Sai business are impaired: When measuring expected credit loss (“ECL”) of receivables and other receivables related to Sri Sai business, the Company uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

The payment protocols with respect to the telecast and OTT services are very closely regulated by the Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in such industry being subject to independent audits by the Indian government. Payments processed online by customers electronically are reported promptly.

Impairment of property and equipment and intangible assets excluding goodwill:

At each reporting date, the Company reviews the carrying amounts of its property and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

Results of Operations

The following table sets forth a summary of our audited consolidated results of operations for the periods indicated, both in absolute amounts and as a percentage of our total revenues.

STATEMENT OF OPERATIONS DATA:	For the fiscal year ended March 31, 2025		For the fiscal year ended March 31, 2024		Change
	$	%	$	%	$	%
Operating revenue	23,127,919	99.75%	21,363,775	93%	1,764,144	8%
Other income	58,615	0.25%	1,639,567	7%	(1,580,952)	96%
Total revenue	23,186,534	100%	23,003,342	100%	183,192	1%
Cost of revenue	16,960,109	73.15%	16,762,580	73%	197,529	1%
Other operating expenses	2,655,316	11.45%	2,643,948	11%	11,368	-
Legal and professional expenses	440,387	1.90%	386,622	2%	53,765	14%
Staffing expenses	784,491	3.38%	844,098	4%	(59,607)	7%
Depreciation and amortisation	1,250,354	5.39%	926,484	4%	323,870	35%
Net income	1,095,877	4.73%	1,439,610	6%	(343,733)	24%
Interest expenses	149,171	0.64%	638,957	3%	(489,786)	77%
Interest income	14,860	0.06%	-	-	14,860	100%
Income (loss) from continuing operations before income taxes	961,566	4.15%	800,653	3%	160,913	20%
Income tax	132,154	0.57%	147,479	1%	(15,325)	10%
Net income after tax	829,412	3.58%	653,174	3%	176,238	27%
Other comprehensive income
Items that may not be reclassified subsequently to income
Reclassification of defined benefit obligation	(6,002)		(957)		(5,045)
Items that may be reclassified subsequently to income
Foreign currency translation reserves of subsidiaries, net of tax	(1,420)		82,351		(83,771)
Total comprehensive income for the period	836,834		734,568		102,267
Attributable to:
Controlling interest	660,028		258,015		(81,209)
Non-controlling interest	176,806		476,553		183,477
Basic income per common share	0.12		0.30
Diluted income per common share	0.12		0.30

Revenue

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

Lytus India had minimal business operations during the fiscal year ended March 31, 2024, whereas during the fiscal year ended March 31, 2025, its revenue was $1.4 million. Lytus India’s acquisition of Sri Sai resulted in it meeting the criteria for recognizing revenue from contracts with customers pursuant to IFRS 15.

During the fiscal year ended March 31, 2025, total income was $23,186,534, which comprised $23,127,919 of revenue from customer contracts and $58,615 of other income, whereas during the fiscal year ended March 31, 2024, total income was $23,003,342, which comprised $21,363,775 of revenue from customer contracts and $1,639,567 of other income.

During the fiscal year ended March 31, 2025, revenue increased by $183,192, or 0.80%, which primarily comprised (a) a $1,764,144, or 8.26%, increase in incremental revenue from customer contracts from Sri Sai and (b) a $1,580,951, or 96.42%, decrease in other income, mainly due to a one-time write-off of warrant liability, which was not present during such fiscal year, as compared to the prior fiscal year.

The following table provides revenues separated by services for the fiscal years ended March 31, 2025 and 2024:

Disaggregated revenue information

Revenue from contracts with customers	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types services
Subscription income	14,305,443	14,955,197	(6,49,754)	4%
Carriage and placement fees	6,585,138	5,410,248	11,74,890	22%
Advertisement income	549,903	556,582	(6,679)	1%
Device activation fees	151,728	151,960	(232)	-
Consultancy services	1,093,855	-	10,93,855	100%
Unbilled revenue	441,852	-	4,41,852	100%
Fiber use revenue	-	289,788	(2,89,788)	100%
Total revenue from contracts with customers	23,162,919	21,363,775	17,64,144	8%

Other Income/Application of IFRS 15

The following table presents other income (including fair value gains on warrant liability) for the fiscal years ended March 31, 2025 and 2024:

Other Income	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Types services
Reversal of expected credit allowance	12,493	-	12,493	100%
Profit on termination of lease	30,034	-	30,034	100%
Provision and expenses written back	14,011	1,635,651	(16,21,640)	99%
Miscellaneous Income	2,077	3,916	(1,839)	47%
Total Other Income	58,615	1,639,567	(1,580,952)	96%

During the fiscal year ended March 31, 2025, the Company’s other income decreased by $1,580,952, or 96%, compared to the fiscal year ended March 31, 2024, mainly due to the provision of finance costs with respect to warrant liability, which was written off in the previous year.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company incurred $16,960,109 in cost of revenue for the fiscal year ended March 31, 2025. This relates to the Sri Sai business and primarily comprised $1,565,593 of broadcaster and subscription fees. In comparison, the Company incurred $16,762,580 in cost of revenue for the fiscal year ended March 31, 2024, which related to the Sri Sai business and primarily comprised $15,454,840 of broadcaster and subscription fees.

The cost of revenue for the fiscal year ended March 31, 2025 increased by $197,529, or 1.18%, compared to the cost of revenue for the fiscal year ended March 31, 2024.

Cost of revenue is recognized when incurred and is classified according to its primary function.

Cost of revenue

	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Broadcaster and subscription fees	15,765,593	15,454,840	310,753	2.01%
Lease line charges	1,098,510	1,225,922	(127,412)	-10%
Cable hardware and networking expenses	35,261	78,157	(42,896)	-55%
Programming expenses	-	2,003	(2,003)	-100%
Carriage fees	-	1,658	(1,658)	100%
Cost of sub-contractors and consultancy services	60,546	-	60,546	100%
Ham charges	199	-	199	100%
Activation installation costs	-	-	-	100%
	16,960,109	16,762,580	197,529	1.18%

The costs of revenue for the fiscal year ended March 31, 2025 increased by $197,529, or 1.18%, compared to the cost of revenue for the fiscal year ended March 31, 2024.

Staffing expenses

For the fiscal year ended March 31, 2025, the most significant components of operating expenses were staffing expenses, which were $784,491, consisting of salaries, benefits and bonuses, representing a $59,607, or 7.06%, a decrease from the $844,098 in staffing expenses incurred in the fiscal year ended March 31, 2024. The decrease was primarily due to lower employee costs.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses, such as electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses were $ 440,387 for the fiscal year ended March 31, 2025, representing an increase of $53,765, or 14%, from the $386,622 in legal and professional expenses incurred for the fiscal year ended March 31, 2024. Such legal and professional expenses were higher due to an increase in outsourced professional and consultancy fees.

Amortization and depreciation costs were $1,250,354 for the fiscal year ended March 31, 2025, representing an increase of $323,870, or 37.7%, from $926,484 of such costs for the fiscal year ended March 31, 2024. The increase was primarily due to the acquisition of property, plant and equipment during the year ended March 31, 2024.

Other operating expenses were $2,655,316 for the fiscal year ended March 31, 2025, representing an increase of $11,368, or 0.4%, from $2,643,948 of such expenses for the fiscal year ended March 31, 2024. The increase was marginal and related to the Sri Sai business as a result of various operating expense changes during such period.

The following table presents details of other operating expenses:

	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change
	(in USD) $	(in USD) $	(in USD) $	%
Electricity charges	86,129	59,821	26,308	44%
Repair and maintenance expenses	76,897	179,592	(102,695)	-57%
Business promotion expenses	64,637	30,096	(34,541)	-100%
Operating lease rentals	35,651	17,579	18,072	103%
Regulatory expenses	83,222	43,551	39,671	91%
Conveyance and traveling expenses	38,585	28,434	10,151	263%
Security charges	14,416	12,653	1,763	14%
Commission charges	2,028,116	1,621,014	407,102	25%
Credit loss allowances	-	72,698	(72,698)	-100%
Loss on disposal of a subsidiary	-	1,000	(1000)	-100%
Other operating expenses	227,663	577,510	(349,847)	-61%
	2,655,316	2,643,948	11,368	0.4%

Income Taxes

During the fiscal year ended March 31, 2025, our income tax expense was $1,32,154, which includes current taxes of $1,20,647 and deferred taxes of $11,507, representing a decrease of $15,325, or 10%, from the income tax expense of $147,479 for the year ended March 31, 2024, which included current taxes of $119,238 and deferred taxes of 28,241.

Deferred taxes were related to the translations of foreign operations of Lytus India and Sri Sai from the Indian Rupees (“INR”) to USD, which was calculated at the rate of the jurisdiction in which such subsidiaries are formed and operate, (i.e., in India at the rate of 25.17%).

Quantitative and Qualitative Disclosures about Market Risk

Substantially all of our operations are within India, and we are exposed to market risks in the ordinary course of our business, including the effects of foreign currency fluctuations, interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.

Foreign Currency Exchange Rate Risk

As a result of our operations, primarily in India and the United States, we are exposed to currency translation impacts. Our reporting currency is the U.S. dollar. Our functional currency is the U.S. dollar and the functional currency of Lytus India and Sri Sai, which generate the majority of our revenue, is the INR. The financial statements of our subsidiaries whose functional currency is the INR are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. As a result, as the INR depreciates or appreciates against the U.S. dollar, our revenue presented in U.S. dollars, as well as our dollar-based net expansion rate, will be negatively or positively affected. Constant currency dollar-based net expansion rate is calculated using fixed exchange rates to remove the impact of foreign currency translations.

As a result of foreign currency translations, which are a non-cash adjustment, we reported an exchange gain on foreign currency translation of subsidiaries, net of tax, of $1,420 for the fiscal year ended March 31, 2025, as compared to a gain of $82,351 for the fiscal year ended March 31, 2024.

Interest Rate Sensitivity

Cash and short-term investments were held primarily in bank and time deposits. The fair value of our cash and short-term investments would not be significantly affected by either an increase or decrease in interest rates due mainly to the short-term nature of these instruments.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could materially harm our business, financial condition and results of operations.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenues.

STATEMENT OF OPERATIONS DATA:	For the year ended March 31, 2024		For the year ended March 31, 2023		Change
	$	%	$	%	$	%
Operating revenue	21,363,775	93%	19,008,184	98%	2,355,591	12%
Other Income	1,639,567	7%	385,145	2%	1,254,422	326%
Total Revenue	23,003,342	100%	19,393,329	100%	3,610,013	19%
Cost of revenue	16,762,580	73%	13,884,291	72%	2,878,289	21%
Other operating expenses	2,643,948	11%	2,267,265	12%	376,683	17%
Legal and professional expenses	386,622	2%	833,079	4%	(446,457)	-54%
Staffing expenses	844,098	4%	633,979	3%	210,119	33%
Depreciation and amortisation	926,484	4%	696,224	4%	230,260	33%
Net income	1,439,610	6%	1,078,491	6%	361,119	33%
Interest expenses	638,957	3%	2,210,404	11%	(1,571,447)	-71%
Interest income	-	0%	19,123	0%	(19,123)	-100%
Income (loss) from continuing operations before income taxes	800,653	3%	(1,112,790)	-6%	1,913,443	-172%
Income tax	147,479	1%	523,047	3%	(375,568)	-72%
Net income after tax	653,174	3%	(1,635,837)	-8%	2,289,011	-140%
Other comprehensive income
Items that may not be reclassified subsequently to income
Reclassification of defined benefit obligation	(957)		1,400		443
Items that may be reclassified subsequently to income			-
Foreign currency translation reserves of subsidiaries, net of tax	82,351		216,022		(133,672)
Total comprehensive income for the period	734,568		(1,421,215)		2,155,782
Attributable to:			-
Controlling interest	258,015		(2,190,732)		2,448,746
Non-controlling interest	476,553		769,517		(292,964)
Basic income per common share	0.30		(3.83)
Diluted income per common share	0.30		(3.83)

Revenue

We derive substantially all of our revenue from usage-based fees earned from customers subscribing to our streaming, content management services and other products. Generally, customers enter into 12-month contracts and are invoiced monthly in advance based on usage.

Lytus Technologies Private Limited (“Lytus India”), our wholly-owned subsidiary incorporated in India, did not have significant operations during the fiscal year ended March 31, 2024 and during the fiscal year ended March 31, 2023. Lytus India has acquired Sri Sai that has active business operations and that meets the criteria (5 steps) for recognizing revenue from contracts with customers in pursuant to IFRS 15.

During the fiscal year ended March 31, 2024, we had a total income of $23,003,342, which was comprised of Revenue from Contract with Customers of $21,363,775 and other income of $1,639,567, whereas during the fiscal year ended March 31, 2023, we had a total income of $19,393,329, which was comprised of Revenue from Contract with Customers of $19,008,184 and other income of $385,145.

The overall increase of $3,610,013 or 19%, which is primarily comprised of (a) incremental Revenue from Contract with Customers by $2,355,591 or 12% arising from Sri Sai and (b) increase in Other Income by $1,254,422 or 326% arising from provision of finance costs in respect of warrants liability no longer required by $1,635,651.

The following table provides revenues separated by services for the years ended March 31, 2024 and 2023:

Disaggregated revenue information

Revenue from contract with customers	For the year March 31, 2024	For the year March 31, 2023	Change
	(In USD)	(In USD)	(In USD)%
Types services
Subscription Income	14,955,197	13,930,887	1,024,310	7%
Carriage/Placement fees	5,410,248	3,406,204	2,004,044	59%
Advertisement Income	556,582	1,413,553	(856,971)	-61%
Device activation fees	151,960	257,540	(105,580)	-41%
Fiber use revenue	289,788	-	289,788	100%
Total revenue from contract with customers	21,363,775	19,008,184	2,355,591	12%

Other Income/Application of IFRS 15

The following table presents other income (including fair value gains on warrant liability) for the years ended March 31, 2024 and 2023:

Other Income	For the year March 31, 2024	For the year March 31, 2023	Change
	(In USD)	(In USD)	(In USD)%
Types services
Fair value gain on warrant liability	-	22,766	(22,766)	100%
Provision for warrants liabilities no longer required	1,635,651	360,878	1,274,773	353%
Miscellaneous Income	3,916	1,501	2,415	161%
	1,639,567	385,145	1,254,422	326%

The Company has increased its other income by 1,254,422 or 326%, mainly on account of provision of finance costs in respect of warrants liability no longer required by 1,274,773 or 353%.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

The Company has incurred cost of revenue for the year ended March 31, 2024, of $16,762,580, which is relating to Sri Sai business and is primarily comprised of Broadcaster / Subscription Fees of $15,454,840, whereas it has incurred costs of revenue for the year ended March 31, 2023, of $13,884,291, which is relating to Sri Sai business and is primarily comprised of Broadcaster / Subscription Fees of $12,715,217.

The Costs of Revenue for the period ended March 31, 2024 has increased by 2,878,289 or 21%, which is primarily comprised of an increase in cost of material consumed of $2,739,623 or 22%.

Costs of revenue are recognized when incurred and have been classified according to their primary function.

Cost of revenue

	For the year March 31, 2024	For the year March 31, 2023	Change
	(In USD)	(In USD)	(In USD)%
Cost of materials consumed	15,454,840	12,715,217	2,739,623	22%
Broadcaster/Subscription Fees	1,225,922	1,091,700	134,222	12%
Lease Line charges	1,658	-	1,658	100%
Cable Hardware & Networking Exp.	78,157	28,129	50,028	178%
Programming expenses	2,003	8,872	(6,869)	-77%
Ham Charges	-	3,156	(3,156)	-100%
Activation installation costs	-	37,217	(37,217)	-100%

The Costs of Revenue for the period ended March 31, 2024 has increased by 2,878,289 or 21%, which is primarily comprised of an increase in cost of material consumed of $2,739,623 or 22%.

Staffing Expenses

For the fiscal year ended March 31, 2024, the most significant components of operating expenses were staffing expense, which was $844,098, consisting of salaries, benefits and bonuses, representing an increase by $210,119 or 33% from $633,979 in the fiscal year ended March 31, 2023. The increase is primarily on account of increase deployment of device boxes.

Amortisation and other expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Legal and professional expenses is $386,622 for the fiscal year ended March 31, 2024, representing an decrease of $446,457 or 54% from $833,079 for the fiscal year ended March 31, 2023. The legal and professional fees were high last year on account of listing and related professional fees.

Amortization and depreciation costs is $926,484, for the fiscal year ended March 31, 2024, representing an increase of $230,260 or 33% from $696,224, for the fiscal year ended March 31, 2023. The increase is primarily due to addition in property, plant and equipment during the year ended March 31, 2024.

Other operating expenses is $2,643,948 for the fiscal year ended March 31, 2024, representing an increase of $376,683 or 17% from $2,267,265 for the fiscal year ended March 31, 2023. The increase is marginal relating to Sri Sai business.

The following table presents details of other operating expenses:

	Year ended March 31, 2024	Year ended March 31, 2023	Change
	($)	($)	($)	(%)
Electricity charges	59,821	59,036	785	1%
Repair & Maintenance expenses	179,592	129,987	49,605	38%
Business promotion expenses	30,096	3,508	26,588	758%
Operating lease rentals	17,579	15,327	2,252	15%
Regulatory expenses	43,551	69,929	(26,378)	-38%
Conveyance & Traveling expenses	28,434	112,111	(83,677)	-75%
Security charges	12,653	5,150	7,503	100%
Commission charges	1,621,014	1,465,012	156,002	11%
Credit Loss allowances	(72,698)	(120,544)	(193,242)	-160%
CSR expenses	-	-	-	0%
Loss on disposal of a subsidiary	1,000	192,776	(191,776)	100%
Other operating expenses	577,510	334,973	242,537	72%
	2,643,948	2,267,265	376,683	17%

Income Taxes

During the year ended March 31, 2024, our income tax expense was $147,479, which includes current tax of $119,238 and deferred tax of 28,241, representing a decrease of 375,568 or 72% from the income tax expense of $523,047, which includes current tax of $387,407 and deferred tax of 135,640 for the year ended March 31, 2023.

Deferred tax related to the translations of foreign operations of Lytus India and Sri Sai from INR to USD has been calculated at the rate of the jurisdiction in which subsidiaries are situated, i.e. in India (at the rate of 25.17%).

Quantitative and Qualitative Disclosures about Market Risk

Substantially all of our operations are within India and the United States, and we are exposed to market risks in the ordinary course of our business, including the effects of foreign currency fluctuations, interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.

Foreign Currency Exchange Rate Risk

As a result of our operations, primarily in India and the United States, we are exposed to currency translation impacts. Our reporting currency is the U.S. dollar. Our functional currency is the U.S. dollar and the functional currency of Lytus India and Sri Sai, which generate the majority of our revenue, is the Indian Rupees (“INR”). The financial statements of our subsidiaries whose functional currency is the INR are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. As a result, as the Rupee depreciates or appreciates against the U.S. dollar, our revenue presented in U.S. dollars, as well as our Dollar-Based Net Expansion Rate, will be negatively or positively affected. Constant Currency Dollar-Based Net Expansion Rate is calculated using fixed exchange rates to remove the impact of foreign currency translations.

As a result of foreign currency translations, which are a non-cash adjustment, we reported exchange difference on foreign currency translation of subsidiaries, net of tax of $82,351 for the year ended March 31, 2024 and $216,022 for the year ended March 31, 2023.

Interest Rate Sensitivity

Cash and short-term investments were held primarily in bank and time deposits. The fair value of our cash and short-term investments would not be significantly affected by either an increase or decrease in interest rates due mainly to the short-term nature of these instruments.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

B. Liquidity and Capital Resources

Liquidity and Capital Resources

Fiscal year ended March 31, 2025 and fiscal year ended March 31, 2024

The components of cash flows are discussed below:

	For the fiscal year ended March 31, 2025 (in USD)	For the fiscal year ended March 31, 2024 (in USD)
Net cash provided by operating activities	$2,164,425	$886,034
Net cash used in investing activities	(4,627,800)	(3,651,681)
Net cash provided by financing activities	6,935,042	2,705,230
Cash acquired in business combination	-	-
Adjustment for deconsolidation of subsidiary	-	(1,000)
Exchange rate effect on cash	(43,458)	(4,015)
Net cash inflow (outflow)	$4,471,667	$(65,432)

Cash provided by Operating Activities

Cash provided by operating activities for the fiscal year ended March 31, 2025 consisted primarily of: (i) $829,412 of profits after tax of; (ii) $1,472,612 in non-cash adjustments and inflows (net) from activities other than operating activities; and (iii) a decrease of $137,598 in working capital.

Cash provided by operating activities for the fiscal year ended March 31, 2024 consisted primarily of (i) $653,174 of profits after tax; (ii) $1,635,651 in non-cash adjustment of liabilities no longer required to be written off; and (iii) changes in working capital of $1,945,143 and trade payables of $2,578,248.

Cash used in Investing Activities

Net cash used in investing activities was $4,627,800 for the fiscal year ended March 31, 2025. The investment activity primarily comprised the purchase of property, plant and equipment and intangible assets (including capital advances) totaling $2,814,615 and $1,813,185.

Net cash used in investing activities was $3,651,681 for the fiscal year ended March 31, 2024. The investment activity primarily comprised the purchase of property, plant and equipment and intangible assets (including capital advances) totaling $1,936,320 and $1,715,361 in advances related to the acquisition of networks.

Cash provided by Financing Activities

Net cash provided by financing activities was $6,935,042 for the fiscal year ended March 31, 2025, which primarily included proceeds from the issuance of promissory notes totaling $7,548,709, proceeds from the exercise of warrants totaling $854,218, and repayments of borrowings totaling $1,467,885.

Net cash provided by financing activities was $2,705,230 for the fiscal year ended March 31, 2024, which consisted of proceeds from short term borrowings totaling $1,004,705 and proceeds from short term bank borrowings totaling $1,004,026.

Note on Liquidity and Capital Resources

The principal amount of our current debt as of March 31, 2025 was $13,359,764, and as of March 31, 2024, it was $12,975,499.

 Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditures. As we continue to grow our subscriber base, we expect to use such funds to assist with the development of new products that may have an impact from the timing of device-related cash flows when we provide such devices to customers pursuant to equipment installment plans.

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions to further extend the maturities of our obligations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from our securities offerings or other borrowings to retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient short-term (less than 12 months) and long-term (more than 12 months) liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

We continue to evaluate the deployment of our cash on hand and anticipated future free cash flow including to invest in our business growth and other strategic opportunities, including mergers and acquisitions as well as stock repurchases and dividends.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

Year ended March 31, 2024 and year ended March 31, 2023

The components of cash flows are discussed below:

	Year ended March 31, 2024	Year ended March 31, 2023
Net cash provided by operating activities	$886,034	$1,153,335
Net cash used in investing activities	(3,651,681)	(12,920,014)
Net cash provided by financing activities	2,705,230	11,655,402
Cash acquired in business combination	-	432,138
Adjustment for deconsolidation of subsidiary	(1,000)	(7,601)
Exchange rate effect on cash	(4,015)	(10,201)
Net cash inflow (outflow)	$(65,432)	$303,059

Cash provided / (used by) used in Operating Activities

Net cash provided by operating activities is 886,034 for the year ended March 31, 2024 and Net cash provided by operating activities is $1,153,335 for the year ended March 31, 2023.

Cash provided by operating activities for the year ended March 31, 2024 consisted primarily of (i) Profit After Tax of $653,174; (ii) non-cash adjustment of liabilities no longer required written back of $1,635,651; and (iii) changes in working capital to the extent of trade receivables of $1,945,143 and trade payable of $2,578,248.

Cash provided by operating activities for the year ended March 31, 2023 consisted primarily of non-cash adjustments for finance costs of 2,210,404, deferred tax expense of $135,640, income tax expense of $387,407, amortization of $696,224, loss on deconsolidation of subsidiary of $192,776, and liabilities no longer required written back during the year of $360,878. Further, it consists of ‘changes in other receivable’ of 381,946, other assets of $730,555 and changes in ‘other financial liabilities’ of $566,378.

Cash used in by Investing Activities

Net cash used in investing activities was $3,651,681 for the year ended March 31, 2024. The investment activity was primarily comprised of purchase of property, plant and equipment and intangible assets and Intangible Assets (including capital advances) of $1,936,320 and advances for acquisition of network of $1,715,361.

Net cash used in investing activities was $12,920,014 for the year ended March 31, 2023. The investment activity was primarily comprised of purchase of property, plant and equipment and intangible assets and Intangible Assets (including capital advances) of $10,820,099 and advances for acquisition of network of $2,119,038.

Cash provided by Financing Activities

Net cash provided by financing activities was $2,705,230 for the year ended March 31, 2024. During the period, cash used in financing activities consisted of proceeds from short term borrowings of $1,004,705 and proceeds from short term borrowings (bank) of $1,004,026.

Net cash provided by financing activities was $11,655,402 for the year ended March 31, 2023. During the period, cash used in financing activities consisted of proceeds from IPO of $12,509,169 and repayment of short term borrowings of $1,000,000.

 Note on Liquidity and Capital Resources

The principal amount of our current debt as of March 31, 2024 is $13,975,499 and March 31, 2023, was $15,258,547.

Our projected cash needs and projected sources of liquidity depend upon, among other things, our actual results, and the timing and amount of our expenditures. As we continue to grow our subscriber base, we expect an initial funding period to grow new products that may have an impact from the timing of device-related cash flows when we provide the devices to customers pursuant to equipment installment plans.

We expect to utilize free cash flow, cash on hand, and availability under our credit facilities, as well as future refinancing transactions to further extend the maturities of our obligations. The timing and terms of any refinancing transactions will be subject to market conditions among other considerations. Additionally, we may, from time to time, and depending on market conditions and other factors, use cash on hand and the proceeds from securities offerings or other borrowings to retire our debt through open market purchases, privately negotiated purchases, tender offers or redemption provisions. We believe we have sufficient liquidity from cash on hand, free cash flow and access to the capital markets to fund our projected cash needs.

We continue to evaluate the deployment of our cash on hand and anticipated future free cash flow including to invest in our business growth and other strategic opportunities, including mergers and acquisitions as well as stock repurchases and dividends.

As possible acquisitions, swaps or dispositions arise, we actively review them against our objectives including, among other considerations, improving the operational efficiency, geographic clustering of assets, product development or technology capabilities of our business and achieving appropriate return targets, and we may participate to the extent we believe these possibilities present attractive opportunities. However, there can be no assurance that we will actually complete any acquisitions, dispositions or system swaps, or that any such transactions will be material to our operations or results.

C. Research and Development, Patents and Licenses, etc.

In the past, we have not expended resources on research and development, patents or licenses. Going forward, we expect to expend some resources on research and development, including applications to register trademarks. On September 5, 2022, we incurred approximately INR 250,000 ($3,150) to apply to register a trademark.

D. Trend information

Our Industry

Key Market Trends

IPTV Expected to Boost the Market Growth

●	Video on demand (“VoD”) is one of the dynamic features offered by IPTV. VoD provides users with a menu of available videos from which to choose. VoD has recently gained a huge amount of popularity, resulting in increased adoption rates of smart TVs. Moreover, with increasing smartphone penetration and lower data tariffs, VoD services through OTT media platforms are growing in India.

●	OTT and IPTV are increasing broadband penetration and changing content consumption behaviors in the India region. Rapid urbanization, which stands at approximately 33% in India, and the increase in spending power is playing a significant role in the adoption of IPTV in the households.

●	Indian government initiatives towards digital transformation such as digitization of cable TV and Direct-to-Home (“DTH”) services are also favoring the adoption of IPTV in the country. The IPTV scenario in India is changing as a result of the advent of the network services provider. The demand for mobile-based IPTV services is expected to increase in the region.

We are actively looking to offer cable and IPTV/broadband services to our existing cable customers in order to grow our suite of offerings. To that effect, we have obtained an Internet Service Provider License for the provision of such services. We believe that offering broadband/Internet services along with the traditional cable services is likely to enhance our revenues as well as increase customer loyalty. We are likely to benefit from the trends described above as a result.

E. Critical Accounting Estimates

Under IFRS 1, we are required to make estimates and assumptions in presentation and preparation of the financial statements for the fiscal years ended March 31, 2025 and March 31, 2024.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

●	Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/or Fair Value Through Other Comprehensive Income (“FVOCI”). See Note 1 of our notes to our audited consolidated financial statements on page F-7 – F-19 for additional discussion on FVTPL and FVOCI.

●	Impairment of financial assets based on the expected credit loss model.

●	Determination of the discounted value for financial instruments carried at amortized cost.

●	Actuarial valuations assumptions for employee define benefits.

●	Fair value estimation of share warrants.

●	Critical judgement over capitalisation of internally developed intangible assets and development cost in progress.

●	Assessment as to whether the trade receivables and other receivables from the erstwhile partner are impaired.

When measuring the ECL of receivables and other receivables related to the erstwhile partner, the Company uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

●	Impairment of property and equipment and intangible assets excluding goodwill

At each reporting date, the Company reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

Previous GAAP figures of the Company’s subsidiaries have been reclassified/regrouped to confirm the presentation requirements under IFRS.

As such there are no material differences or impact due to the transition from Indian GAAP to IFRS ,restated summaries of equity, profit and loss are not provided for the Company’s subsidiaries.

Basis of Deconsolidation

When events or transactions results in a loss of control over a Company’s subsidiary, the assets and liabilities of such subsidiary, including any goodwill, are derecognized. Amounts previously recognized in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in the consolidated statements of comprehensive income.

Share Warrant Liability

We account for share warrants as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 – Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement.  Share warrants are accounted for as a derivative in accordance with IFRS 9 – Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative.  Share warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash.  We will continue to classify the fair value of the share warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The Company’s outstanding warrants, if any, are recognized as a warrant liability on the balance sheet and measured at fair value on inception date and subsequently re-measured at each reporting period with change being recognized in the consolidated statements of profit or loss and other comprehensive income.

OUR BUSINESS

Overview

We are a platform services company offering services primarily in India. Our business model consists primarily of (a) the current distribution of linear content streaming/telecasting services and (b) the development of technology products, namely, telemedicine and fintech.

We are focused on consolidating our subscriber base for future technology services, such as telemedicine and healthcare services, while continuing to develop our technology platform for a better service experience. Presently, we provide streaming and internet services through our platform. We are simultaneously working to strengthen its platform services, including advancing its platform with the state-of-art technology.

Streaming and Telecast

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform through which we intend to provide multi-dimensional services.

Indian regulations do not differentiate between telecasting and streaming as long as the streaming is conducted in IPTV format. Lytus plans to offer additional value-added services by upgrading the existing cable networks for the Sri Sai Cable Network. The upgrade primarily consists of deploying Fiber to the Home (FTTH), Gigabit Passive Optical Networks (GPON) and changing the existing set-top box/customer premises equipment (STB/CPE). On July 24, 2023, the Company announced the commencement of its broadband/internet protocol TV (“IPTV”) business and its Fintech business.

Healthcare Technology

In India, Lytus’ telemedicine business, through Lytus India, has commenced repurposing its existing local cable operator (“LCO”) network infrastructure to set up local health centers and diagnostic centers (“LHCs”).

With respect to remote healthcare, our initial plan is to focus on the sale and distribution of remote patient monitoring devices pre-installed with proprietary monitoring and reporting software developed by our Lytus Health division. We expect that these devices, sourced from various Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and U.S. Food and Drug Administration (“FDA”) compliant vendors, would be installed at the homes of the patients of participating physicians’ practices. Lytus Health currently has not developed any proprietary software that is deployed with patients in the United States.

We also expect Lytus Health’s business to focus on artificial intelligence, machine learning, and other capabilities that we believe are required to efficiently run a telemedicine business.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer and a Controlled Company

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings,

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act,

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted British Virgin Islands company that intends to apply for the listing of its common shares on a national exchange, we will, if our listing application is approved by such exchange, become subject to the applicable corporate governance listing standards of such national exchange. However, national exchange market rules may permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the corporate governance listing standards of such national exchange. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors;

●	obtain shareholder approval prior to the issuance of 20% or more of our common shares as a price that is less than the Minimum Price (as defined in the Nasdaq company guide); and

●	have annual meetings and director elections.

Currently, we do rely on home country practice with respect to our corporate governance.

Controlled Company

Dharmesh Pandya, our chief executive officer and a director, along with the Lytus Trust, in the aggregate, has voting control over approximately 78% of our voting stock. Upon the closing of this offering, Mr. Pandya will own approximately 52% of the voting power of our outstanding voting stock (approximately 49.9% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance requirements for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

As long as Mr. Pandya owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules and will be permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Recent Developments

On May 20, 2025, the Company amended its Memorandum and Articles to increase its authorized share capital from 230,000,000 shares to 5,000,000,000 shares (the “Amendment”), as approved by the Company’s board of directors on May 20, 2025. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the copy of the Memorandum and Articles attached as Exhibit 1.1 to the Form 6-K furnished by the Company to the SEC on May 27, 2025.

On July 3, 2025, the Company issued to the Lytus Trust an aggregate of 1,520,000 restricted common shares, which shares the Company intends to subsequently allocate to the Company’s management and/or employees in consideration for their respective services provided to the Company.

On July 7, 2025, the Company entered into common share purchase agreements (collectively, the “Purchase Agreements”) with two investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers at closing on such date an aggregate of 386,000 common shares at a purchase price of $40.00 per share, for aggregate gross proceeds of $15,440,000.

Effective September 26, 2025, the Company effected the Reverse Stock Split, such that every 2,500 common shares issued and outstanding were automatically combined into one common share.

Refer to note 23 (Subsequent Events) of the notes accompanying the audited consolidated financial statements in this Annual Report for further details.

Our Integrated Service Matrix

Our objective is to expand our business by offering additional online services to our users so that we can become a one-stop shop for all of our customers’ online requirements. We believe that the current low internet penetration in the Indian market presents a tremendous opportunity for us to provide online services to the many underserved geographic areas in India.

Strategic Objectives

Technology continues to be a driver of change for our industry. We have invested in technologies to develop greater scale and speed in our approaches to content production and distribution, centralization, automation, and portfolio rationalization.

Our objective is to grow profitably by building on our current strategic position.

The key elements of our strategy include:

●	expanding our service and product portfolio to enhance cross-selling opportunities;

●	enhancing our service platform by investing in technology;

●	expanding into new geographic markets; and

●	pursuing selective strategic partnerships and acquisitions.

We have six principles for our growth:

1.	Operating model: simplify and align with our customers’ needs and end markets.

2.	Enhance customer experience: introduce customer-centric programs and services leveraging technologies such as artificial intelligence (“AI”) and machine learning (“ML”) to improve our customers’ experiences.

3.	Service portfolio management: adopt a more proactive approach, be agile in introducing new offerings while continuously scrutinizing the potential for returns.

4.	Build scale: grow and build scale in a broad range of international markets and industry verticals within the online service platform and e-healthcare segment.

5.	Strategic relationships: focus on building and maintaining long-term strategic business relationships with other established participants in the market to better utilize the network capabilities, reduce cost burden and generate supplementary revenue streams.

6.	Acquisition strategy: develop a more targeted and disciplined approach; focus on acquisitions that augment our existing online streaming portfolio.

Our Streaming Services

Lytus India

Lytus India provides technology enabled customer services, which includes streaming and content services. The present software is being further upgraded to support the unified and integrated platform. Upgrading the existing cable networks presents an opportunity for us to convert homes that utilize traditional cable into homes that can utilize IPTV. While it is often possible to install new devices in homes to convert them from cable to broadband/IPTV, in certain cases additional expenses may be required to provide our services to customers. These additional costs are budgeted from the Company’s cable revenue stream and may be supplemented by credit lines from local banks with which the Company has relationships.

We offer our customers subscription-based video services and Internet services, with prices and related charges based on the types of service selected, whether the services are sold as a “bundle” or on an individual basis, and based on the equipment necessary to receive our services. Our video customers receive a package of programming which generally includes a device that provides an interactive electronic programming guide with parental controls, access to pay-per-view services. Customers have the option to purchase additional tiers of services, including premium channels which provide original programming, commercial-free movies, sports, and other special event entertainment programming. Substantially all of our video programming is available in high definition.

Our revenues are principally derived from the monthly fees our customers pay for our services. We typically charge a one-time installation fee. We believe that offering a wide variety of video programming choices influences a customer’s decision to subscribe and retain our streaming services. We obtain basic and premium programming, usually pursuant to written contracts from a number of suppliers. Media corporation consolidation has, however, resulted in fewer suppliers and additional selling power on the part of programming suppliers.

Programming is usually made available to us for a license fee, which is generally paid based on the number of customers to whom we make that programming available. Programming license fees may include “volume” discounts and financial incentives to support the launch of a channel and/or ongoing marketing support, as well as discounts for channel placement or service penetration.

Our programming contracts are generally for a fixed period of time, usually for multiple years, and are subject to negotiated renewal. We will seek to renew these agreements on terms that we believe are favorable. There can be no assurance, however, that these agreements will be renewed on favorable or comparable terms. To the extent that we are unable to reach agreements with certain programmers on terms that we believe are reasonable, we have been, and may in the future be, forced to remove such programming channels from our line-up, which may result in a loss of customers.

Our advertising sales division offers local, regional and national businesses the opportunity to advertise in individual and multiple service areas on streaming networks and digital outlets. We receive revenues from the sale of local advertising across various platforms and networks. Our large national footprint provides opportunities for advertising customers to address broader regional audiences from a single provider and thus reach more customers with a single transaction. Our size also provides scale to invest in new technology to create more targeted and addressable advertising capabilities.

Through our partners, we have access to the content of more than 450 linear channels, allowing us to provide these channels to all of our subscribers’ predominantly through the RF (radio frequency) medium as well as through IPTV/online streaming. These 450 linear channels are sourced from various content providers, such as Star TV (Disney), Zee TV, Sony, IndiaCast, Times Broadcasting, Discovery, Sun, Jaya TV, Eenadu Television, Turner International, Travel XP and BBC. We have also executed agreements with various content providers that have national and regional movie and music libraries, such as ADB Shemaroo, Super Cassettes (T-Series), Surya Media Vision (Eros & Sonata) and Cine Prime.

The Company established a separate vertical/offering to its customers through Lytus Studios in order to offer cutting edge creative services along with specialized technology infrastructure for film, video, series, commercials, events, corporate and digital industries. We intend for Lytus Studios to produce all of the original content for the Lytus Play streaming platform. We expect to fund the growth of Lytus Studios from our current operational cashflow as well as from additional funds from follow-on offerings of our securities.

Lytus Cloud is a suite of cloud infrastructure services with robust management capabilities designed to meet the escalating demands of enterprise computing. We intend to offer enterprise clients a variety of cloud services, including public cloud, private deployments, managed private clouds, build-operate-transfer (BOT) data centers (DC), co-location, cloud consulting, and virtual private server and hosting services.

Telemedicine

The telehealth segment of our business plan focuses on providing telemedicine solutions for the unmet medical needs of a large part of population in India. Our vision is to provide cost-efficient telemedicine services, as well as serve as an extension of the traditional healthcare system. Building on our existing fiber-optic network and customer base, we plan to use technology-based innovation to address the most significant unmet needs of patients and societies across rural India.

We intend to develop and deliver telehealth services in the nature of preventive healthcare using technologies. Our initial focus is aimed at offering basic health monitoring and digital stethoscope services with the help of our own smart devices and software systems and also “last mile” medicine delivery services. Further, we intend to utilize clinical informatics for the collation of information for effective data analysis and for sharing the information with doctors, relatives and other industry participants to aid their decision making.

With the rising internet penetration in India, increasing proliferation of fiber-optic cables, expanding bandwidths and advancements in technology, we believe that doctors from urban India will have the ability to treat patients in rural areas remotely through video-call consultations. In an industry where the cost of error is high, operational consistency and network dependability are critical. We believe that our operations will benefit from centralized decision-making and a uniform technology platform, coupled with a coordinated local presence. Our unified, scalable technology platform is being further developed and enhanced by our technology team, which is located in India. This technology platform is being developed to cover all relevant aspects of our operations, from data management, business intelligence, traffic optimization and consumer engagement to infrastructure, logistics and payments.

Fintech

We announced the launch of our financial technology (“Fintech”) business in 2023. The plan is to offer Fintech services to our customers in Telangana, India. We intend to first focus on the conversion of cash collections from our cable segment into e-wallet payments from existing customers. The Company then plans to offer additional Fintech services, such as credit cards and microloans to its subscribers.

The Company has been testing its payment gateway platforms to ensure that they operate seamlessly with existing payments systems of partner banks. The Company has also taken necessary steps to ensure that it is following Indian banking laws and regulations for Fintech companies in India. Eventually the Company expects to offer the entire spectrum of Fintech services to all its business verticals including HealthCare its OTT platform etc. Data analytics and processing with respect to these financial transactions is part of the Company’s effort to ensure that it remains compliant from a regulatory standpoint whilst continuing to offer relevant services to its subscribers. The Company intends to fund this business by raising additional capital from the markets along with infusion of funds generated from its current cable operations and funding from credit lines established with banking partners.

Competition

As a unified platform services company, individual segments of our business faces competition from other services providers that operate in India.

Our streaming business typically faces competition from the following service providers. For example:

Streaming

JioHotstar: the most subscribed OTT platform in India. It is currently owned by Reliance Industries and the Walt Disney Company, with around approximately 300 million active users.

Netflix: American streaming service Netflix entered India in January 2016. In April 2017, it was registered as a limited liability partnership and started commissioning content.

Olly Plus: was launched in 2020 by Sk Line Production. Olly Plus is Odisha’s new online Odia OTT platform where you can enjoy unlimited Odia Videos, Albums, Movies, Comedy Videos, Short Films, Audio Stories and other videos on the go.

Telemedicine

Practo: Practo is one of the leading healthcare platforms in India, offering services like online doctor consultations, appointment bookings, medicine delivery, and diagnostic test bookings. Practo’s telemedicine service allows patients to consult doctors via video calls, chat, and phone calls.

1mg: 1mg is a comprehensive health platform providing online consultations with doctors, pharmacy services, and diagnostic services. Through its telemedicine feature, 1mg connects patients with certified doctors for consultations via phone or video calls, making healthcare more accessible and convenient.

Apollo 24/7: Apollo 24/7 is part of the Apollo Hospitals Group, one of India’s largest healthcare chains. The platform offers online consultations with Apollo doctors, medicine delivery, and diagnostic services. Apollo 24/7 leverages the extensive network and expertise of Apollo Hospitals to provide quality telemedicine services.

Fintech

Amazon Pay: Amazon Pay is a digital wallet service provided by Amazon India. It allows users to store money and make seamless transactions on Amazon’s e-commerce platform as well as with select partners. Amazon Pay simplifies the checkout process and offers various rewards and cashback for users.

Ola Money: Ola Money is the digital wallet offered by Ola, a leading ride-hailing service in India. Users can load money into their Ola Money wallet and use it to pay for Ola cab rides, as well as for transactions with various partnered merchants, including online shopping and food delivery services.

JioMoney: JioMoney is a digital wallet service from Reliance Jio, part of the Reliance Industries conglomerate. It allows users to make payments for Jio services, recharge their Jio mobile numbers, pay utility bills, and transact with various partner merchants both online and offline.

Sales and Marketing

Leveraging our diverse and quality content offerings, optimal user experience and deep pool of talented streamers, we believe that we have built significant goodwill and brand awareness among viewers and streamers. Our market position benefits significantly from our user base and word-of-mouth effect.

In addition to work-of-mouth marketing, we engage in a wide variety of sales and marketing activities to continuously grow scale, engagement, and monetization and dedicate significant resources to our streaming. Our sales and marketing activities are primarily focused on building and expanding relationships with content partners, advertisers, TV brands, and retailers, and driving sales of our products and our licensed TV partners’ products to consumers through retail distribution channels. We have dedicated business development teams that develop and maintain relationships to promote and build awareness of the features and advantages of our streaming platform among content partners, advertisers, and TV brands. Our data science team supports our sales and marketing efforts by analyzing data on our streaming platform to increase effectiveness for our content partners and advertisers as well as for our consumer marketing campaigns. Our relationship with content partners is typically client-direct. We are in the process of developing relationships with advertising industry participants with respect to our telemedicine and Fintech offerings.

Employees

As of December 29, 2025, we had 114 full-time employees and five part-time employees.

Competitive Advantage

We believe that the following competitive strengths distinguish us from our competitors:

Innovation

World-class networks: enhancing our access to fiber-optic network, we intend to elevate the customer experience, enhance reliability and sustain future growth. Building on this capability and leveraging modern technology, we are diversifying into new growth areas to expand our business horizon.

Strengthen innovation: we have long been a technological innovation leader within our industry space. We are taking steps designed to ensure we maintain and consolidate our market share. We continue to maintain our investments in different technological upgrades at a level that is consistent with changing industry dynamics. Today, we are amongst the few players in India who have transformed the traditional set-top box into an android box, thereby giving access to a host of new facilities under one platform.

Value

Profitable growth: we continue to drive continued revenue and customer growth in our core consumer and business markets, while continuously looking for opportunities to widen the business horizon. From a traditional contact management service provider, we have evolved into a significant online content management service provider, with sustained profits.

Disciplined capital allocation: we continue to invest in long-term growth opportunities, while simultaneously building on our core capabilities and engaging in strategic partnerships to widen our geographical presence and offerings.

Growth

Putting customers first: focusing on customer service excellence and technological leadership to further strengthen our differentiated competitive position and enhance the customer experience with an integrated digital platform covering areas such as education, entertainment, financial technology, and healthcare. We strive to continue exceeding our customers’ expectations by enhancing our network capacity and coverage while broadening service offerings.

Proven growth strategy: delivering industry-leading performance by continuing to execute on our long-term growth strategy focused on data and our fiber-optic network capabilities.

Intellectual Property Rights

We are in the process of registering our intellectual property rights to protect our business interests and ensure our competitive position in our industry. We intend to vigorously protect our technology and proprietary rights, but there can be no assurance that our efforts will be successful. Even if our efforts are successful, we may incur significant costs in defending our rights.

As of March 31, 2025, we have applied for one trademark for the name “Lytus”, and for two domain names in India and overseas.

Legal Proceedings

From time to time we are involved in legal proceedings that arise in the ordinary course of our business. Any such proceedings, whether meritorious or not, could be time consuming, costly, and result in the diversion of significant operational resources and/or management time.

Although the outcomes of legal proceedings are inherently difficult to predict, we are not currently involved in any legal proceeding in which the outcome, in our judgment based on information currently available, is likely to have a material adverse effect on our business or financial position.

Government Regulation

The industry in which we operate is subject to extensive governmental laws and regulations in the United States and India. More particularly, in India, our business is subject to the governance under the foreign exchange laws governing the foreign investments, directions issued by the Telecom Regulatory Authority of India, and regulations and directions issued by the Ministry of Health and Family Welfare. There are numerous laws and regulations governing the operation of streaming and telemedicine business, and purchase, sale, and sharing of personal information about consumers, many of which are new and continue to evolve; accordingly, it is difficult to determine whether and how existing and proposed privacy laws may apply to our businesses in the future. Furthermore, government regulations can change with little to no notice and may result in increased regulation of our product(s), resulting in a greater regulatory burden for us.

Regulation in connection with our streaming service

India

The following is an overview of the important laws and regulations which are relevant to our streaming in India. The description of laws and regulations sets out below is not exhaustive and is based on the current provisions of Indian laws, which are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions.

Before the introduction of cable television in India, broadcasting was solely under the control of the State. The Government of India was caught unprepared with the emergence of cable networks and broadcasting through satellites in the early 1990s. The government was not able to put a check on transmission and broadcast of television through foreign satellites. Due to the lack of licensing mechanism for cable operators; this resulted in large number of cable operators, broadcasting programs without any regulation.

The necessity of procuring license for operating cable networks was first mentioned by the Rajasthan High Court in the case of Shiv Cable TV System v. State of Rajasthan television through foreign satellites. The high court held that there was no violation of the right to freedom of trade because cable networks fall within the definition of “wireless telegraph apparatus” under the Indian Wireless Telegraphy Act and therefore it necessary to have license to operate such network. This highlighted the need for having a framework for the regulation of cable networks in India which led to the enactment of the Cable Television Networks (Regulation) Act, 1995 becoming effective from September 29, 1994.

The Cable Television Networks (Regulation) Act, 1995 (“Cable Television Act”)

The Cable Television Act regulates the operation of cable television networks in India. The Cable Television Act requires any cable operator who is desirous of operating a cable television network to be registered with the head postmaster of the area concerned. Where the Central Government is satisfied that it is necessary in public interest to do so may make it obligatory for every cable operator to transmit or re-transmit programs of any channel in an encrypted form through a DAS.

The Ministry of Information and Broadcasting issued a notification dated November 11, 2011 (“DAS Notification”) under the Cable Television Act, making it mandatory for every cable operator to transmit or retransmit programs of any channel in an encrypted form through a digital addressable system in four phases in such cities and with effect from such dates as specified in the DAS Notification. Phase I included the cities of Mumbai, Delhi, Kolkata and Chennai where digitization had to be completed by June 30, 2012. The said deadline of June 30, 2012 was extended until October 31, 2012. Phase II which included 38 cities, was required to be completed by March 31, 2013. Further, phases III and IV are required to be completed by December 2015 and December 2016 respectively.

The Cable Television Network Rules, 1994 (“Cable Television Rules”)

The Cable Television Rules stipulate that registration as a cable operator needs to be renewed every 12 months. The Cable Television Rules further stipulate that an MSO shall apply for registration in order to provide DAS services.

The Indian Telegraph Act, 1885 (“Telegraph Act”)

The Telegraph Act governs all forms of the usage of ‘telegraph’ which expression has been defined to mean any appliance, instrument, material or apparatus used or capable of use for transmission or reception of signs, signals, writing, images, and sounds or intelligence of any nature, by wire, visual or other electro-magnetic emissions, radio waves or hertzian waves, galvanic, electric or magnetic means. Using appliance or apparatus for the purposes of dissemination of television signals and video transmissions therefore comes within the definition of a ‘telegraph’.

The Indian Wireless Telegraphy Act, 1933 (“Wireless Telegraphy Act”)

In addition to a telegraph license under section 4 of the Telegraph Act, land-based wireless providers and users also require an additional license under the Wireless Telegraphy Act. Section 3 of the Wireless Telegraphy Act forbids any person from possessing a wireless telegraphy apparatus without a license. Under section 5 of the Wireless Telegraphy Act, the license to possess the wireless and radio equipment and to use it for wireless services is issued by the telegraph authority designated under the Telegraph Act, that is, the Director-General of Posts and Telegraphs.

The Sports Broadcasting Signals (Mandatory Sharing with Prasar Bharati) Act, 2007 (“Mandatory Signal Sharing Act”)

The Mandatory Signal Sharing Act provides for access to the largest number of listeners and viewers, on a free to air basis, of sporting events of national importance through mandatory sharing of sports broadcasting signals with Prasar Bharati. Under this enactment, no content rights owner or holder and no television or radio broadcasting service provider can carry a live television broadcast on any cable or DTH network or radio commentary broadcast in India of “sporting events of national importance”, unless it simultaneously shares the live broadcasting signal, without advertisements, with Prasar Bharati, to enable Prasar Bharati to re-transmit the signal on its terrestrial networks and DTH networks.

The Telecom Regulatory Authority of India Act, 1997 (“TRAI Act”)

The Telecom Regulatory Authority of India (“TRAI”) was established in 1997 by the TRAI Act, as amended, to regulate telecommunication services in India, including broadcasting and cable services. The TRAI is vested with major recommendatory, regulatory and tariff setting functions, including (a) making recommendations on the need and timing for introduction of new service providers, (b) on the terms and conditions of license to a service provider, (c) ensuring compliance of terms and conditions of license, (d) effective management of telecom, (e) laying down the standards for quality of service, (f) conducting a periodical survey of such service provided by the service providers so as to protect interest of consumers, and (g) notifying the rates at which telecommunication services within India and outside India shall be provided under the TRAI Act. In addition, the TRAI Act contains penalty provisions for offences committed by a company under the TRAI Act.

The following regulations have been notified by TRAI: A. Regulations applicable to DAS Notified areas:

The Standards of Quality of Service (Digital Addressable Cable TV Systems) Regulations, 2012 (“DAS Regulations”)

The DAS Regulations require every MSO or its linked LCO offering digital addressable cable TV services in entire DAS Notified areas to devise formats of application for seeking connection, disconnection, reconnection and for obtaining and returning of set top boxes. Any person seeking connection, disconnection or reconnection or shifting of cable service connection or intending to obtain or return set top box at a place located within the area of operation of an MSO or its linked LCO is required to make an application to such MSO/LCO, as the case may be. Every MSO/LCO shall provide the cable services to every person making request for the same. No MSO/LCO shall disconnect the cable services to the subscriber or take any channel off the air without giving prior notice of at least 15 days to such subscriber indicating the reasons for such disconnection and no charge for the services other than the rent for set top box shall be levied on the subscriber for the period during which the services were discontinued. In the event of a complaint received from a subscriber, the MSO/LCO shall respond to the complaint within eight hours and at least 90% of all ‘no signal’ complaints received shall be redressed and signal restored within twenty four hours of receipt of such complaint. Further, the quality of the set top box should conform to the Indian standard set by the Bureau of Indian Standards.

The Telecommunication (Broadcasting and Cable Services) Interconnection (Digital Addressable Cable Television Systems) Regulations, 2012 (“Interconnection DAS Regulations”)

The Interconnection DAS Regulations provide that no broadcaster of television channels shall engage in any practice or activity or enter into any understanding or arrangement, including exclusive contract with any MSO for distribution of its channel which may prevent any other MSO from obtaining such TV channels for distribution. Further, every broadcaster shall provide signals of its television channels on non-discriminatory basis to every MSO having the prescribed channel capacity and registered. Every broadcaster shall provide the signals of television channels to a MSO, in accordance with its Reference Interconnect Offer (RIO) or as may be mutually agreed, within 60 days from the date of receipt of the request. Every MSO while seeking interconnection with the broadcaster, shall ensure that its DAS installed for the distribution of television channels meets the DAS requirements specified in these regulations. An MSO operating in the Municipal boundary of Greater Mumbai, National Capital Territory of Delhi, Kolkata and Chennai shall have a capacity to carry a minimum of 500 channels as of January 1, 2013 and provided that all MSOs operating in the above areas and having subscriber base of less than 25,000 shall have the capacity to carry a minimum of 500 channels by April 1, 2013. In the event of a complaint received from a subscriber, the MSO/LCO shall respond to the complaint within eight hours and at least 90% of all ‘no signal’ complaints received shall be redressed and signal restored within twenty four hours of receipt of such complaint.

The Telecommunication (Broadcasting and Cable) Services (Fourth) (Addressable Systems) Tariff Order, 2010 (“Tariff Order”)

TRAI has imposed a ceiling on tariffs of channels and bouquets of channels payable by (i) broadcasters to distributors, (ii) LCOs to MSOs, and (iii) subscribers to MSOs/LCOs. The Tariff Order provides that every MSO shall offer all channels to its subscribers on an a-la-carte basis and shall specify the maximum retail price for each channel, as payable by the subscribers. The a-la-carte rates for free to air channels shall be uniform. Further, in the event an MSO is offering channels as part of a bouquet, the sum of the a-la-carte rates of the channels forming part of such a bouquet shall in no case exceed one and half times of the rate of that bouquet of which such channels are a part. Additionally, the a-la-carte rate of each channel forming part of such a bouquet shall in no case exceed three times the average rate of channel of that bouquet of which such channel is a part. Every MSO shall report to TRAI, the a-la-carte rates for its pay channels and the bouquet rates.

The Telecommunication (Broadcasting and Cable Services) Interconnection Regulation, 2004, as amended (“Interconnection Regulations”)

The Interconnection Regulations apply to all arrangements among service providers, including MSOs, for interconnection and revenue sharing for all telecommunication services, including cable services in India. The Interconnection Regulations provides that broadcasters are required to provide signals on non-discriminatory terms to all distributors of television channels. Similarly, Head End In The Sky (“HITS”) operators and MSOs are required to re-transmit signals received from a broadcaster on a non-discriminatory basis to LCOs. MSOs are not allowed to engage in any practice or activity or enter into any understanding or arrangement, including exclusive contracts with any distributor of TV channels that prevents any other distributor from obtaining such TV channels. Further, no broadcaster/ MSO/ HITS operator shall disconnect the TV channel signals to a distributor of TV channels without giving three weeks prior written notice indicating the brief reasons for the proposed action.

Telecommunication (Broadcasting and Cable) Services (Second) Tariff Order, 2004, as amended

TRAI has imposed a ceiling on tariffs on channels and bouquets of channels, payable by (i) MSOs to broadcasters, (ii) LCOs to MSOs, and (iii) subscribers to MSOs/LCOs. The charges, excluding taxes shall not exceed 4% of the charges prevailing as of December 1, 2007, with respect to free to air, pay channels, bouquet of channels and standalone channels not part of a bouquet, offered by MSOs to LCOs and by MSOs/ LCOs to subscribers. Further, every MSO/LCO is required to give to every subscriber a bill for the charges payables by that subscriber.

The Standards of Quality of Service (Broadcasting and Cable Services) (Cable Television — Non CAS Areas) Regulation, 2009

The regulations provide for provisions relating to connection/disconnection or shifting of cable services as well as provisions for the billing procedure and billing related complaints. Further, the regulations detail the mechanism for the handling of complaints and the provisions regarding additional standards of quality of service relating to digital decoders and set top boxes for digital cable service in non-CAS areas.

The Policy Guidelines for Uplinking of Television Channels from India, 2011 (“Uplinking Guidelines”)

The Uplinking Guidelines came into effect in December 5, 2011, and regulate the gathering, uplinking and broadcasting of television-based content in India. The Uplinking Guidelines provide for, inter alia, permission for: (i) setting up of uplinking hub/teleports; (ii) uplinking of non-news and current affairs television channels (that is, channels which do not include elements of news and current affairs in their program content); (iii) uplinking of news and current affairs television channels; and (iv) uplinking by Indian news agency; (v) use of SNG/DSNG equipment in C Band and Ku Band; and (vi) temporary uplinking. Setting up uplinking hub/teleports, uplinking of a non-news and current affairs television channels, or uplinking news and current affairs television channels requires a specific permission from the MIB, and the permission granted by the MIB is valid for a period of ten years.

Guidelines and General Information for Grant of License for Operating Internet Services, 2007 (“ISP License Guidelines”)

The DoT issued ISP License Guidelines or grant of license of internet services on non-exclusive basis. The licensee company is required to provide service within 24 months from the date of signing the license agreement. The license is valid for a period of 15 years and access to internet through an authorized cable operator is permitted to ISPs without additional licensing subject to the provisions of Cable Television Act. In addition, the license is governed by the provisions of the Telegraph Act and the TRAI Act.

A service provider is required to obtain a license and enter into a standard agreement (“ISP License Agreement”) with the DoT before starting operations as an ISP. In addition to the conditions required to be followed by a licensee company under the ISP License Guidelines, the ISP License Agreement provides for further requirements to be adhered to by the licensee company.

The Telecommunication Tariff Order, 1999 (“Tariff Order 1999”)

The Tariff Order issued by TRAI, provides the terms and conditions at which telecommunication services within India and outside India may be provided, including rates and related conditions at which messages shall be transmitted to any country outside India, deposits, installation fees, rentals, free calls, usage charges and any other related fees or service charge.

The United States

We plan to expand our streaming business to the United States. Like many OTT companies, our operations are subject to routine regulation by governmental agencies. Companies conducting business on the internet are subject to a number of U.S. domestic laws and regulations. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. Online businesses face risks from some of the proposed legislation that could be passed in the future.

In the United States, laws relating to the liability of providers of online services for activities of their users and other third parties sometimes get tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content generated by users. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our businesses.

A range of other laws and new interpretations of existing laws could have an impact on our businesses as well. For example, the Digital Millennium Copyright Act of 1998 has provisions that limit, but do not necessarily eliminate, liability for listing, linking or hosting third-party content that includes materials that infringe copyrights. Various United States and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Further, any failure to comply with these laws may subject us to significant liabilities.

We also face risks due to government failure to preserve the internet’s basic neutrality as to the services and sites that users can access through their broadband service providers. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses and entrepreneurs to develop and deliver new products, features and services, which could harm our business.

Companies conducting online businesses are also subject to federal, state and foreign laws regarding privacy and protection of user data. Any failure by us to comply with our privacy policies or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. Further, any failure to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

Regulations in connection with our proposed telemedicine service

India

The Indian Government has published Telemedicine Practice Guidelines (“Telemedicine Guidelines”) on March 25, 2020. These guidelines finally clarify India’s position on the legality of teleconsultation. It is now legal to provide teleconsultation by registered medical practitioners (M.B.B.S and above) in line with the requirements of the Telemedicine Guidelines. Telehealth is defined as “The delivery and facilitation of health and health-related services including medical care, provider and patient education, health information services, and self-care via telecommunications and digital communication technologies”. It is aimed to achieve timely access to appropriate interventions including faster access, real-time access and access to services that may not otherwise be available, and includes all channels of communication with the patient that leverages Information Technology platforms, including Voice, Audio, Text & Digital Data exchange.

Under the Telemedicine Guidelines, doctor can choose the medium of teleconsultation: A doctor may use any medium for patient consultation, e.g. telephone, mobile or landline phones, chat platforms like WhatsApp, Facebook Messenger etc., other mobile apps or internet-based digital platforms for telemedicine or data transmission systems like Skype/ email/ fax etc. However, before proceeding with the teleconsultation, the doctor should exercise professional judgement to decide whether the teleconsultation is, in fact, appropriate and in the interest of the patient. If the answer is yes, then the doctor should evaluate which medium would be preferred for the teleconsultation. For example, a complaint of appendicitis may require a physical examination and teleconsultation may not be preferred. On the other hand, some common complaints may not require physical examination or even consultation in real-time. For example, a complaint of headache or fever may not always require the doctor to examine the patient physically or audio-visually through a mobile or computer application. However, in certain cases, for example, on presentation of allergy or inflammation (e.g. Conjunctivitis), the doctor may choose to examine the patient in-person or through an audio-visual teleconsultation. Thus, the decision to examine the patient physically or remotely i.e. through teleconsultation, and the medium of teleconsultation, is to be taken by the doctor himself or herself on case to case basis. However, the Doctor on teleconsultation is required to maintain confidentiality of patient data, unless prior written consent has been obtained.

Doctor has to maintain the same standard of care during teleconsultation as during in-person consultation: The Telemedicine Guidelines require doctors to maintain the same standard of care towards a patient during a teleconsultation as they would during an in-person consultation. In other words, the fact that the teleconsultation took place over a mobile app or email or telephone cannot be taken as a defense by a doctor against an allegation of medical negligence. Every doctor is expected to know the limitation of teleconsultation and advise or prescribe accordingly.

Patient is responsible for the accuracy of information: During the course of teleconsultation, if the doctor inquires for relevant information from the patient, then the patient is supposed to disclose the right information. The Telemedicine Guidelines have clarified that is the patient who will be responsible for accuracy for the information shared with the doctor, and not the doctor. However, since the standard of care is as high in the case of teleconsultation as in-person consultation, the doctor must make all efforts to gather sufficient medical information about the patient’s condition before deciding on a diagnosis or a treatment. If a patient provides any contradictory information, or if the doctor is not convinced with the information at hand to make a professional decision, he may ask patient to provide such documents or undertake such tests as he/she may feel proper in his/her professional judgement without fear of liability. Patient identification is mandatory during the first consultation.

Caregiver is deemed to be authorized on behalf of minor or incapacitated patients: If the age of the patient is 16 years or less, or if the patient is incapacitated (due to mental conditions like dementia or physical disability due to an accident), then the caregiver is deemed to be authorized to consult on behalf of the patient. The Telemedicine Guidelines clarify that in such cases, the teleconsultation can take place with the caregiver without the presence of the patient.

There is no fixed format for issuing a prescription in a teleconsultation. The Telemedicine Guidelines has recommended a format, but following it is not mandatory. However, the doctor must provide photo/scan /digital copy of a signed prescription or e-Prescription to the patient via email or any messaging platform. The limitation on prescribing medicines (such as habit-forming drugs or narcotic or psychotropic drug, etc.) to patients should be adhered to. Please note that a doctor can transfer the prescription to a pharmacy only if he/ she has the explicit consent of the patient.

The United States

The healthcare industry and the practice of medicine are extensively regulated at both the state and federal levels. Our ability to operate profitably in the future will depend in part upon our ability, and that of our affiliated providers, to maintain all necessary licenses and to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare and medical practice regulation. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. We cannot assure you that a review of our business by courts or regulatory authorities in the future will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Provider Licensing, Medical Practice, Certification and Related Laws and Guidelines

The practice of medicine, including the provision of behavioral health services, is subject to various federal, state and local certification and licensing laws, regulations and approvals, relating to, among other things, the adequacy of medical care, the practice of medicine (including the provision of remote care and cross-coverage practice), equipment, personnel, operating policies and procedures and the prerequisites for the prescription of medication. The application of some of these laws to telehealth is unclear and subject to differing interpretation.

Physicians and behavioral health professionals who provide professional medical or behavioral health services to a patient via telehealth must, in most instances, hold a valid license to practice medicine or to provide behavioral health treatment in the state in which the patient is located. In addition, certain states require a physician providing telehealth to be physically located in the same state as the patient. Failure to comply with these laws and regulations could result in our services being found to be non-reimbursable or prior payments being subject to recoupments and can give rise to civil or criminal penalties.

Corporate Practice of Medicine; Fee-Splitting

We may contract with physicians or physician-owned professional associations and professional corporations to deliver our services to their patients. We may also enter into management services contracts with these physicians and physician-owned professional associations and professional corporations pursuant to which we may provide them with billing, scheduling and a wide range of other services, and they pay us for those services out of the fees they collect from patients and third-party payors. These contractual relationships will be subject to various state laws, including those of New York, Texas and California, that prohibit fee-splitting or the practice of medicine by lay entities or persons and are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment. In addition, various state laws also generally prohibit the sharing of professional services income with nonprofessional or business interests. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. Under the corporate practice of medicine restrictions of certain states, decisions and activities such as scheduling, contracting, setting rates and the hiring and management of non-clinical personnel may implicate the restrictions on the corporate practice of medicine.

State corporate practice of medicine and fee-splitting laws vary from state to state and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation and enforcement by state regulators. Some of these requirements may apply to us even if we do not have a physical presence in the state, based solely on our engagement of a provider licensed in the state or the provision of telehealth to a resident of the state. Failure to comply could lead to adverse judicial or administrative action against us and/or our providers, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our providers that interfere with our business and other materially adverse consequences.

Federal and State Fraud and Abuse Laws

Federal Stark Law

After we establish our telemedicine service, we will be subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring Medicare patients to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties of up to $15,000 for each violation and twice the dollar value of each such service and possible exclusion from future participation in the federally-funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could have a material adverse effect on our business, financial condition and results of operations.

Federal Anti-Kickback Statute

We will be also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity no longer does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines of $50,000 per violation and three times the amount of the unlawful remuneration. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations. In addition to a few statutory exceptions, OIG has published safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act

Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action, even if the claim was originally submitted appropriately. Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally-funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

State Fraud and Abuse Laws

Several states also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any third-party payor, including commercial insurers, not just those reimbursed by a federally-funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Other Healthcare Laws

HIPAA established several separate criminal penalties for making false or fraudulent claims to insurance companies and other non-governmental payors of healthcare services. Under HIPAA, these two additional federal crimes are: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and recklessly executing a scheme or artifice to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government-sponsored programs. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment. This statute could be used by the government to assert criminal liability if a healthcare provider knowingly fails to refund an overpayment. These provisions are intended to punish some of the same conduct in the submission of claims to private payors as the federal False Claims Act covers in connection with governmental health programs.

In addition, the Civil Monetary Penalties Law imposes civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs and employing or contracting with individuals or entities who are excluded from participation in federally funded healthcare programs. Moreover, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration, including waivers of co-payments and deductible amounts (or any part thereof), that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services may be liable for civil monetary penalties of up to $10,000 for each wrongful act. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries can also be held liable under the Anti-Kickback Statute and civil False Claims Act, which can impose additional penalties associated with the wrongful act. One of the statutory exceptions to the prohibition is non-routine, unadvertised waivers of copayments or deductible amounts based on individualized determinations of financial need or exhaustion of reasonable collection efforts. The OIG emphasizes, however, that this exception should only be used occasionally to address special financial needs of a particular patient. Although this prohibition applies only to federal healthcare program beneficiaries, the routine waivers of copayments and deductibles offered to patients covered by commercial payers may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts and statutory or common law fraud.

State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of PII, including health information. In particular, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations, establish privacy and security standards that limit the use and disclosure of PHI and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Teladoc, our Providers and our health plan Clients are all regulated as covered entities under HIPAA. Since the effective date of the HIPAA Omnibus Final Rule on September 23, 2013, HIPAA’s requirements are also directly applicable to the independent contractors, agents and other “business associates” of covered entities that create, receive, maintain or transmit PHI in connection with providing services to covered entities. Although we are a covered entity under HIPAA, we are also a business associate of other covered entities when we are working on behalf of our affiliated medical groups.

Violations of HIPAA may result in civil and criminal penalties. The civil penalties range from $100 to $50,000 per violation, with a cap of $1.5 million per year for violations of the same standard during the same calendar year. However, a single breach incident can result in violations of multiple standards. We must also comply with HIPAA’s breach notification rule. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to the HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, we expect increased federal and state HIPAA privacy and security enforcement efforts.

HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically.

Many states also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject.

In addition to HIPAA, state health information privacy and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that we enter into with our business associates, we must report breaches of unsecured PHI to our contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

C. Organizational Structure

As of December 29, 2025, our corporate organizational structure is as follows:

●	Lytus Technologies Holdings Ptv. Ltd. – a British Virgin Islands (BVI) entity;

●	Lytus Technologies Private Limited – our wholly-owned Indian subsidiary; and

●	Lytus Sri Sai Networks Private Limited – an Indian subsidiary that is 51% owned by Lytus Technologies Private Limited.

We exercise full control over Lytus Technologies Private Limited. and indirect control over Lytus Sri Sai Networks Private Limited (formerly known as Sri Sai Cable and Broadband Private Limited) through our wholly-owned subsidiary Lytus Technologies Private Limited. All entities are consolidated in our financial statements.

Sree Devi Digital Systems Private Limited and Sree Devi Communication Private Limited were newly acquired in fiscal year 2025–26, with 51% held by Lytus Sri Sai Networks Private Limited, resulting in an effective 26% indirect stake for Lytus Technologies. Accordingly, their financials are not included above, and consolidation will apply from fiscal year 2025–26 onward.

D. Property, Plants and Equipment

Our principle executive office is located at Lytus Technologies Holdings PTV. Ltd., Unit 504, Building 3 Studio City, Dubai, United Arab Emirates. All of our facilities are leased. We believe our facilities are adequate for our current needs and we do not believe we will encounter any difficulty in extending the terms of the leases by which we occupy our respective premises.

MANAGEMENT

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each as of December 29, 2025. Our board of directors elects our executive officers annually by vote of a majority of directors present at the meeting who voted. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management. There are no family relationships among our directors or executive officers.

Name	Age	Positions and Offices
Dharmesh Pandya	57	Chief Executive Officer and Director
Shreyas Shah	43	Chief Financial Officer and Director
Rajeev Kheror	62	Independent Director
Robert M. Damante	75	Independent Director
Parvez Master	54	Independent Director

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this Annual Report. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Dharmesh Pandya is our founder, Chief Executive Officer and a director. He is a technology, tax and corporate lawyer with over 25 years’ experience. Mr. Pandya served as our director since our inception and was appointed as our Chief Executive Officer on April 1, 2020. He started his career with Big Four accounting firms in New York and helped build their International and Emerging Market Practices. From December 2012 to April 2015, he served as a partner at DLA Piper in Silicon Valley where he set up and advised several technology companies globally. From April 2015 to March 2020, Mr. Pandya served as CEO of Lituus Technologies Limited. He is a graduate of Harvard Law School.

Shreyas Shah has served on our board of directors since April 1, 2020 and became our Chief Financial Officer on April 1, 2020. He has more than 15 years of hands-on experience in legal, financial, management, and tax consultancy, including business restructuring, transaction structuring, business valuation, private equity investment structuring, international taxation and transfer pricing, etc. Mr. Shah has worked as Assistant Manager at KPMG India from October 2007 to March 2012, a research associate at IBFD Netherlands from April 2012 to January 2013, a partner at Ambalal Thakkar and Associates from May 2006 to December 31, 2018, and a proprietor at Shreyas N. Shah & Associates from April 1, 2013 to April 1, 2020. His expertise includes, inter-alia, developing and implementing innovative, growth focused commercial strategies, focusing primarily on new product areas and emerging markets, while analyzing, managing and mitigating potential legal, tax and financial risks. Mr. Shah received his Advance LLM in International Tax Law from Leiden University in 2012.

Rajeev Kheror has served on our board of directors since July 27, 2022. Mr. Kheror is a digital, broadcasting and film business expert with thirty years of international media industry experience. He has built 17 digital and broadcasting platforms worldwide and led the custodianship for approximately 1.3 billion viewers. From 2019 to the present, Mr. Kheror has been self-employed. From 2017 to 2019, Mr. Kheror served as President—USA and Latin America at TV Asia USA Ltd. From 2012 to 2017, Mr. Kheror served as President—International Business at Zee Entertainment Enterprises Ltd. He is a presiding judge for global awards, advisor to international film festivals, a world cinema columnist and a media business strategy consultant. He is a member of the Television Academy of Arts & Sciences and a gold medalist from Asian Academy of Film & Television.

Robert M. Damante has served on our board of directors since June 14, 2022. Mr. Damante is an experienced financial professional. He has been the Chief Financial Officer of two different Life Insurance Companies, and a senior executive in four others over the past 30 years. Recently retired, his most recent position was as EVP and CFO of Prosperity Life Group in New York. In that position he managed all financial activities of this multi-billion life insurance company. Prosperity was the acquirer of SBLI USA (previously Savings Bank Life Insurance Company of New York) where he had been the EVP and CFO for five years. Prior to that he was Senior Vice President of Finance for SBLI USA, where he oversaw the planning, financial, treasury, tax and employee benefit functions of this growing insurance company. Before joining SBLI USA, he was SVP of Finance at GE Financial Assurance Company (Genworth) where he managed financial planning and reporting for the New York Life Insurance operations of GE’s New York companies. He had previously held positions of increasing responsibility at American Mayflower Life and Home Life Insurance Companies. He spent his early professional years as a staff accountant with Grant Thornton and its predecessors, where he received his CPA Certification in 1977. Mr. Damante received his Bachelor of Science in Accounting from Saint Francis College and MBA from Long Island University.

Parvez Master has served on our board of directors since August 21, 2023 and has over 25 years of global, corporate experience including project management, process consulting, internal audit, compliance, operational risk management, finance transformation, financial planning and analysis, budgeting, payroll, and finance controlling. He has a B.S. in Accounting and Information Systems from University of Illinois at Chicago and a M.B.A. in Finance and Management from DePaul University, Chicago. His work experience includes 10+ years in the U.S. with multinational companies such as Accenture, Baxter Healthcare and Merck Pharmaceuticals. He currently resides in Dubai, U.A.E., and manages the internal audit function for a regional distributor and retailer of a few reputed international FMCG brands. Having experience in internal audit for the majority of his career, Mr. Master values the need for an independent advisory function and a strong corporate governance framework in any organization.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or chief financial officer at any time during our fiscal years ended March 31, 2025 and March 31, 2024, and the next most highly compensated officer in our fiscal years ended March 31, 2025 and March 31, 2024. These individuals are referred to in this prospectus as the “named executive officers.” For the years ended March 31, 2025 and March 31, 2024, we only had two executive officers.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dharmesh Pandya	2024	-	-	-	-	-	-
Chief Executive Officer and Director	2025	-	-	-	-	-	-

Shreyas Shah	2024	-	-	-	-	-	-
Chief Financial Officer and Director	2025	-	-	-	-	-	-

Employment Contracts and Potential Payments Upon Termination or Change in Control

On April 1, 2020, we entered into an employment agreement with Mr. Pandya, our Chief Executive Officer, pursuant to which he agreed to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $450,000 in cash, payable in accordance with our ordinary payroll practices. Compensation for Mr. Pandya for the fiscal years ended March 31, 2024 and 2025 is deferred and payable upon confirmation by our independent compensation committee and has not yet been paid. Under the terms of this “at-will” employment agreement, Mr. Pandya is entitled to receive a semi-annual discretionary bonus. The total amount of deferred compensation for each of the fiscal years ended March 31, 2024 and 2025 is $450,000, or $900,000 in the aggregate. Other than such deferred cash compensation, no other compensation has been deferred or is payable for such periods, in equity or otherwise.

On April 1, 2020, we entered into an employment agreement with Shreyas Shah, pursuant to which he agreed to serve as our Chief Financial Officer. The agreement provides for an annual base salary of $280,000 in cash, payable in accordance with our ordinary payroll practices. Compensation for Mr. Shah for the fiscal years ended March 31, 2024 and 2025 is deferred and payable upon confirmation by our independent compensation committee and has not yet been paid. Under the terms of this “at-will” employment agreement, Mr. Shah is entitled to receive a semi-annual discretionary bonus. The total amount of deferred compensation for each of the fiscal years ended March 31, 2024 and 2025 is $280,000, or $560,000 in the aggregate. Other than such deferred cash compensation, no other compensation has been deferred or is payable for such periods, in equity or otherwise.

Change of Control

The employment agreements between us and each of Messrs. Pandya and Shah do not contain change of control provisions.

Equity Incentive Plans

On July 24, 2023, the Board adopted the 2023 Employee Incentive Plan (the “2023 Plan”) and became effective on October 30, 2023. The maximum number of common shares issuable under the 2023 plan was initially set at 130,000,000 common shares. The purpose of the 2023 Plan is to further and promote the interests of the Company and its shareholders by enabling the Company to attract, retain and motivate employees, directors and consultants, or those who will become employees, directors or consultants, and to align the interests of those individuals and the Company’s shareholders. The 2023 Plan is currently administered by the Board, and may be administered by a committee (the “Plan Committee”) appointed from time to time by the Board to be comprised of not less than two (2) of the then members of the Board who are non-employee Board members. The Plan Committee is authorized to construe and interpret the 2023 Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the 2023 Plan. Subject to the terms and conditions of the 2023 Plan, the Plan Committee will make all determinations necessary or advisable for the implementation, administration and maintenance of the 2023 Plan including, without limitation, (a) selecting the 2023 Plan’s participants, (b) making awards in such amounts and form as the Plan Committee determines, (c) imposing such restrictions, terms and conditions upon such awards as the Plan Committee deems appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the 2023 Plan and/or any award. The 2023 Plan authorizes the grant of incentive stock options and non-qualified stock options (each with terms up to ten years, or five years for 10% shareholders, or as otherwise fixed by the Plan Committee), stock appreciation rights, restricted shares, restricted shares units, and performance units. Unless earlier terminated by the Board, the 2023 Plan will expire on the tenth anniversary of its effective date (October 30, 2033), although awards outstanding on that date will remain exercisable according to their terms. The 2023 Plan is unfunded and the Company will not be required to segregate any assets in connection with any awards under the 2023 Plan. The 2023 Plan provides for equitable adjustments to the share reserve and outstanding awards in connection with stock splits, recapitalizations and other corporate transactions, includes discretionary dividend-equivalent rights and a clawback policy, and prohibits transfer of awards except by will or under the laws of descent and distribution. The Board may amend, suspend or terminate the 2023 Plan at any time, provided that no amendment may materially increase the aggregate share reserve or change performance criteria without stockholder approval, or adversely affect outstanding awards without participant consent. As of December 29, 2025, no awards have been granted to employees under the 2023 Plan.

Outstanding Equity Awards at Fiscal Year-End

None.

DIRECTOR COMPENSATION

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of tour board of directors. Our independent directors did not receive any compensation during the fiscal year ended March 31, 2025. Employee directors do not receive any compensation for their services.

Board of Directors and Board Committees

Composition of Board; Risk Oversight

Our board of directors presently consists of five directors and we are in the process of seeking one additional independent director. Pursuant to our Memorandum and Articles of Association, our officers are elected by and serve at the discretion of the board of directors. Our Board holds meetings on at least a quarterly basis.

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the Board, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election.

Our Board plays a significant role in our risk oversight. The Board makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board, as he plays key roles in the risk oversight of the Company. We believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Director Independence

As we intend for our common shares to be listed on the Nasdaq Capital Market, our Board continues to review the independence of our directors under the Nasdaq listing rules independence standards. Based on this review, the Board determined that both Mr. Damante and Mr. Kheror are “independent” within the meaning of such standards. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence. Our Board has determined that Mr. Damante and Mr. Kheror do not have a direct or indirect material relationship with the Company that would interfere with the exercise of a member’s independent judgement in carrying out their responsibilities as a director. We anticipate that our independent directors will meet on a regular basis as often as necessary to fulfil their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Duties of Directors

Under BVI law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our Board include, among others:

●	appointing officers and determining the term of office of the officers,

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable,

●	exercising the borrowing powers of the company and mortgaging the property of the company,

●	executing checks, promissory notes and other negotiable instruments on behalf of the company, and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Board Committees

We have established three committees of our Board: the Audit Committee, the Compensation Committee and the Nominating Committee.

Our Audit Committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The Compensation Committee of the Board reviews and makes recommendations to the Board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our Board retains the authority to interpret those plans). The Nominating Committee of the Board is responsible for the assessment of the performance of the Board, considering and making recommendations to the Board with respect to the nominations or elections of directors and other governance issues. The Nominating Committee considers diversity of opinion and experience when nominating directors.

Audit Committee

Our Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm,

●	discussing with our independent registered public accounting firm the independence of its members from its management,

●	reviewing with our independent registered public accounting firm the scope and results of their audit,

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm,

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC,

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements,

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures, and

●	reviewing and approving related-party transactions.

Our Audit Committee consists of Messrs. Master, Damante and Kheror. Our Board has affirmatively determined that each of the members of the Audit Committee meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. In addition, our Board has determined that Mr. Damante qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and had met the financial sophistication requirements under Nasdaq rules.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

●	reviewing and approving, or recommending to the Board to approve the compensation of our CEO and other executive officers and directors,

●	reviewing key employee compensation goals, policies, plans and programs,

●	administering incentive and equity-based compensation,

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers, and

●	appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee consists of Messrs. Master, Damante and Kheror. Our Board has affirmatively determined that each of the members of the Compensation Committee meets the definition of “independent director” for purposes of serving on Compensation Committee under Nasdaq rules.

Nominating Committee

Our Nominating Committee is responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships,

●	evaluating the independence of directors and director nominees,

●	reviewing and making recommendations regarding the structure and composition of our board of directors and the committees thereof,

●	developing and recommending to the Board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics, and

●	overseeing the evaluation of our management.

Our Nominating Committee consists of consists of Messrs. Master, Damante and Kheror. Our board of directors has affirmatively determined that each of the members of the Nominating Committee meets the definition of “independent director” for purposes of serving on a Nominating Committee under Nasdaq rules.

Code of Conduct and Business Ethics

Our Board has adopted a code of conduct and business ethics that applies to our directors, officers and employees (“Code of Ethics”). A copy of the Code of Ethics is available on our website. We intend to disclose on our website any amendments to the Code Ethics and any waivers thereof that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Interested Transactions

A director may vote, attend a Board meeting, or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the Board or otherwise contained in the minutes of a meeting or a written resolution of the Board or any committee thereof that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

Our directors may receive such remuneration as our Board may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board or committees thereof or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

Our directors are not required to hold shares as a qualification to serve on our Board.

Limitation on Liability and Other Indemnification Matters

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short-swing profit disclosure and recovery regime.

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our Board has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board has delegated to the audit committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The following table summarizes our staff by main category of activity at the end of our fiscal year ended March 31, 2025:

Main Activity	Number of Employees
Sales, marketing, and business development	6
Accounts and operations	8
Engineering, product, and design	60
General and administrative	37
Total	111

All of our employees are located in the United States, UAE and in India and are predominantly full-time employees. We have never had a work stoppage, and none of our employees is represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. All employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

Controlled Company

As of the date of this prospectus and upon completion of this offering, Mr. Pandya will beneficially own approximately 78% and approximately 52% of the aggregate voting power of our outstanding common shares, respectively.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

On May 22, 2020, Securitax Ltd. and Optimal US Logistics, LLC (the “Plaintiffs”) filed a complaint to the Circuit Court of the Fourth Judicial Circuit in Florida against our Chief Executive Officer, Mr. Pandya, alleging, among other things, breach of contract and breach of fiduciary duty. This complaint was filed in connection with a proposed investment transaction that involved Nextecworks (formerly known as Lituus Technologies Limited). Plaintiffs claimed for, among other things, damages of $854,000. We believe the Plaintiffs’ claims are false and frivolous and are in response to a lawsuit filed by Nextecworks in the UK against the plaintiffs for $40 million dollars for fraudulent misrepresentation, breach of contract and illegally holding onto 1% of the equity of Nextecworks. Mr. Pandya has engaged a local law firm to actively defend these claims. Mr. Pandya continues to be a shareholder of Nextecworks with no executive position and Nextecworks has no relation with the Company or its businesses. As of the date of this prospectus, Mr. Pandya’s attorneys are continuing to mediate to settle this case.

RELATED PARTY TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, to which we have been a participant for the period since the beginning of the preceding three fiscal years up to the date hereof, in which the amount involved in the transaction is material to the Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Except as listed below, as of December 29, 2025, we are not aware of any related party transactions (see also Note 20 to the notes accompanying our audited consolidated financial statements included in this prospectus):

		Subsidiaries						Key Management Personnel (“KMP”)			Significant Influence Entity - KMP			Relatives of KMP
Sr. No.	Particulars	31st March 2025 (US$)		31st March 2024 (US$)		31st March 2023 (US$)		31st March 2025 (US$)	31st March 2024 (US$)	31st March 2023 (US$)	31st March 2025 (US$)	31st March 2024 (US$)	31st March 2023 (US$)	31st March 2025 (US$)	31st March 2024 (US$)	31st March 2023 (US$)
	Transactions made during the year
1.	Subscription income	—		—		—		—	—	—	518,795	—	107,322	—	—	—
2.	STB Installation charges	—		—		—		—	—	—	48,445	61,628	125,071	—	—	—
3.	Loan taken	—		—		3,853,017	*	272,365	1,850,313	311	—	—	—	—	124,918	—
4.	Loan write back	—		—		—		—	—	10	—	—	—	—	—	—
5.	Loan Repayment	—		—		—		1,543,653	912,506	(19,000)	—	—	—	19,012	93,704	—
6.	Commission expenses	—		—		—		—	—	—	1,305,186	1,047,025	696,746	—	—	—
7.	Bandwidth charges	—		—		—		—	—	—	24,339	24,098	25,245	—	—	—
8.	Sales/Purchase of materials	—		—		—		—	—	—	8,602	1,297	5,111	—	—	—
9.	Fiber Maintenance Expense	—		—		—		—	—	—	1,502	—	—	—	—	—
10.	Consultancy Services (Revenue)	—		—		—		—	—	—	1,061,622	—	—	—	—	—
11.	IT support Charges	—		—		—		—	——	—	5,908	—	—	—	—	—
12.	Remuneration	—		—		—		141,797	285,294	95,644	—	—	—	38,286	36,103	20,507
13.	Rent paid/ provided	—		—		—		7,802	7,459	—	—	—	—	—	—	—
14.	Interest on loan	—		—		—		—	—	—	—	212	218	—	—	6,703
15.	Issue of Shares	—		—		2,501,000	*	—	—	—	—	—	—	—	—	—
16.	Investment in CCD of Subsidiary	3,817,490	*	135,000	*	3,853,017	*	—	—	—	—	—	—	—	—	—
17	Investment in shares of subsidiaries	—		—		2,501,000	*	—	—	—	—	—	—	—	—	—
18.	Reimbursement of expenses	—		—		—		92,246	29,266	31,155	—	—	—	—	—	—
19.	Loans and Advances given	—		—		3,853,017	*	—	—	—	239,684	18,173	—	—	—	97,355
20.	Loans and Advances received back	—		—		—		—	214,458	—	—	—	—	—	—	—
21.	Advances for network acquisition	—		—		—		—	—	—	16,661	—	—	—	—	—
23.	Outstanding loan payable	—		—		3,853,017	*	—	—	544,851	—	—	—	—	—	1,304
24.	Outstanding loan receivable	—				3,853,017	*	—	—	—	—	—	35,598	—	—	95,433
25.	Outstanding receivable	—		—		—		—	—	214,458	—	—	1,083,034	—	—	—
26.	IPO amount with Lytus Inc Receivable	—		—		118,728	*	—	—	—	—	—	—	—	—	—
27.	IPO amount of Lytus BVI Payable	—		—		118,728	*	—	—	—	—	—	—	—	—	20,507

And, for the year ended March 31, 2024 and March 31, 2023:

		Subsidiaries			KMP		Significant influenc Entity-KMP			Relatives of KMP
S. No.	Particulars	March 31, 2024	March 31, 2023		March 31, 2024	March 31, 2023	March 31, 2024		March 31, 2023	March 31, 2024	March 31, 2023
1	Transactions made during the year
2	Subscription income								107,322.00
3	STB Installation charges						61,628		125,071.00
4	Loan taken		3,853,017	*	1,850,313	311.00				124,918
5	Loan write back					10.00
6	Loan Repayment				(912,506)	(19,000.00)				(93,704)
7	Commission expenses						1,047,025		696,746.00
8	Bandwidth charges						24,098		25,245.00
9	Sales/Purchase of materials						1,297		5,111.00
12	Remuneration				285,294	95,644.00				36,103	20,507.00
13	Rent paid/ provided				7,459						6,703.00
16	Interest on loans						212.		218.00
	Issue of Shares		2,501,000	*
	Investment in CCD of Subsidiary		3,853,017	*			135,000	**
17	Investments in shares of subsidiaries		2,501,000	*
18	Reimbursement of expenses				29,266	31,155.00
19	Loans and Advances given		3,853,017	*			135,000	**		0	97,355.00
20	Loans and Advances received back				(214,458)
21	Trade receivable						444,082		352,424.00
22	Trade payable					3,555.00	3,036,901		2,712,683.00
23	Outstanding loan payable		3,853,017	*	1,459,144	544,851.00	3,836,282	**	-	31,019	1,304
24	Outstanding loan receivable		3,853,017	*			3,988,017	**	35,598.00		95,443.00
25	Outstanding receivable					214,458.00	1,354,871		1,083,034.00
26	IPO amount with Lytus Inc Receivable		118,728	*
27	IPO amount of Lytus BVI Payable		118,728	*							20,507.00
28	Options outstanding									94,118

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares as of December 29, 2025 by:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares,

●	each of our directors,

●	each of our named executive officers, and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to subscribe for within 60 days of December 29, 2025, through the exercise of any convertible securities or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 1,978,076 common shares outstanding at December 29, 2025. The table also lists the percentage ownership after this offering based on 2,978,076 common shares outstanding immediately after the completion of this offering, based on an assumed public offering price of $5.00 per share, the low end of the anticipated price range stated on the cover page of this prospectus, assuming no exercise of the underwriters’ option to purchase additional common shares from us in this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Lytus Technologies Holdings PTV. Ltd., Unit 504, Building 3 Studio City, Dubai, United Arab Emirates, and our telephone number is +91-981985321.

	Beneficial Ownership Prior to Offering		Beneficial Ownership After Offering
Name of Beneficial Owner	Common Shares	Percentage	Common Shares	Percentage
Dharmesh Pandya(1)(2)	1,560,200	78.9%	1,560,200	52.4%
Shreyas Shah	6	*	6	*
Robert M. Damante	3	*	3	*
Rajeev Kheror	3	*	3	*
Parvez Master	-	-	-	-
All officers and directors as a group (5 persons)	1,560,212	78.9%	1,560,212	52.4%

*	Less than 1%

(1)	Consists of an aggregate of 1,560,200 shares held by the Lytus Trust, which is managed by Mr. Pandya.

As of December 29, 2025, there were 30 holders of record in the United States entered in our share register. The number of individual holders of record is based exclusively upon our share register and does not address whether a common share or common shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a common share or common shares in the Company.

To our knowledge, no other shareholder beneficially owns more than 5% of our common shares. The Company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our principal shareholders do not have any special voting rights.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on March 16, 2020, under the name “Lytus Technologies Holdings PTV. Ltd.” We were originally authorized to issue up to 50,000 common shares of $1.00 par value each and on March 17, 2020, our board of directors passed a resolution to change the originally authorized shares from 50,000 common shares to 30,000 common shares of $0.10 par value each. Effective May 15, 2020, we amended our Memorandum and Articles to increase the number of our authorized shares to 230,000,000, with a par value of $0.01 per share. On May 20, 2025, we amended our Memorandum and Articles to increase the number of our authorized shares from 230,000,000 shares to 5,000,000,000 shares. Copies of the Memorandum and Articles Association and the amended and restated Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus forms a part. The following are summaries of the material provisions of our Memorandum and Articles of Association. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the Reverse Stock Split.

Common Shares

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

At the completion of this offering, there will be 2,978,076 common shares issued and outstanding, based on an assumed public offering price of $5.00 per share, the low end of the anticipated price range stated on the cover page of this prospectus, assuming no exercise of the underwriters’ option to purchase additional common shares from us in this offering. If the underwriters exercise in full their option to purchase additional common shares from us, at the completion of this offering, there would be 3,128,076 common shares issued and outstanding, based on an assumed public offering price of $5.00 per share, the low end of the anticipated price range stated on the cover page of this prospectus.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting common shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the common shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued common shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board of directors is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Transfer of common shares

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements entered into in connection with our initial public offering and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on common shares and forfeiture of common shares

Our board of directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, our board of directors does not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Redemption of common shares

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, Nasdaq, or by any recognized stock exchange or public market on which our securities are listed or quoted.

Modifications of rights

If at any time, the company is authorized to issue more than one class of common shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of common shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Inspection of books and records

Under BVI Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv)minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our common shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board of directors prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his common shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting common shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Intended Nasdaq Listing

We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LYT.” The closing of this public offering is contingent upon the successful listing of our common shares on the Nasdaq Capital Market. If our Nasdaq initial listing application is not approved, we will not be able to consummate this public offering and will terminate such offering. There is no guarantee or assurance that our common shares will be approved for listing by Nasdaq or any other national securities exchange.

Stock Transfer Agent

VStock Transfer, LLC is our stock transfer agent. Its address is 18 Lafayette Place, Woodmere, New York 11598 and phone number is (212) 828-8436.

Material Contracts

Common Share Purchase Agreement

On July 7, 2025, the Company entered into common share purchase agreements (collectively, the “Purchase Agreements”) with two investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers at closing on such date an aggregate of 386,000 common shares at a purchase price of $40.00 per share, for aggregate gross proceeds of $15,440,000.

Standby Equity Purchase Agreement

On February 4, 2025, the Company and Yorkville entered into a Standby Equity Purchase Agreement (the “SEPA”). Pursuant to the SEPA, the Investor shall advance to the Company the principal amount of $6,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in two tranches (the “YA Tranche Notes”). The first tranche of the Pre-Paid Advance was in a principal amount of $5,000,000 and was advanced on February 3, 2025. The second tranche of the Pre-Paid Advance was in a principal amount of $1,000,000 and was advanced on the second trading day after the registration statement became effective. On March 12, 2025, the second tranche of the Pre-Paid Advance was advanced to the Company. In addition, as set forth in the YA Tranche Notes, the Floor Price, as defined in the YA Tranche Notes, may be reduced to any amounts set forth in a written notice to Yorkville. On March 14, 2025, the Company delivered written notice to Yorkville that the Floor Price was reduced to $125.00. As set forth in the YA Tranche Notes, such reduction is irrevocable and is not subject to increase thereafter.

Senior Secured Promissory Note

On June 3, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company issued to the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889, with an aggregate purchase price of up to $3,500,000, common share purchase warrants for the purchase of up to 332 common shares at an initial price per share of $8,775.00, and 20 common shares (the “Commitment Shares”). Pursuant to the Purchase Agreement, the Company issued the senior secured promissory notes, common share purchase warrants and Commitment Shares to the Investors in multiple tranches. Under the first tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778 and $238,888.88, respectively (the “Investor Notes”). In connection with the issuance of the Investor Notes, the Company issued each of Mast Hill and FirstFire a common share purchase warrant (the “Warrants”) to purchase from the Company 122 common shares and 20 common shares, respectively. The Company issued each of Mast Hill and FirstFire 7 and 1 Commitment Shares, respectively. Under each of the second trance and third tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Tranche Notes”). In connection with the issuance of the Tranche Notes, the Company issued each of Mast Hill and FirstFire a common share purchase warrant to purchase from the Company 81 common shares and 13 common shares, respectively. In connection with each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire 5 and 1 Commitment Shares, respectively. The closings of the sale of the sale of the Tranche Notes and related warrants were subject to certain closing conditions as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. The Company agreed to file with the Securities and Exchange Commission an initial Registration Statement covering the maximum number of Registrable Securities, plus the shares underlying the ELOC Warrant (as that term is defined below), within thirty (30) calendar days from the date of the RRA so as to permit the resale the Registrable Securities by the Investors, which the Company filed on July 12, 2024. Pursuant to the Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Investor Notes.

Exchange Controls

Ownership and Exchange Controls

Prior to June 1, 2000, foreign investment in Indian securities, including the acquisition, sale and transfer of securities of Indian companies, was regulated by the Foreign Exchange Regulation Act, 1973 and the notifications issued by the Reserve Bank of India (“RBI”) thereunder.

Effective June 1, 2000, foreign investment in Indian securities is regulated by FEMA, and the rules, regulations and notifications made under FEMA. A person resident outside India can transfer any security of an Indian company or any other security to an Indian resident only under the terms and conditions specified in FEMA and the rules and regulations made thereunder or as permitted by the RBI.

The RBI issued the Foreign Exchange Management (Non-debt Instruments) Rules, 2019 (the “FEMA Rules”) to regulate the issue of Indian securities, including ADSs, to persons resident outside India and the transfer of Indian securities by or to persons resident outside India. The FEMA Rules provide that an Indian entity may issue securities to a person resident outside India or record in its books any transfer of security from or to such person only in the manner set forth in FEMA and the rules and regulations made thereunder or as permitted by the RBI.

Foreign Direct Investment

The Government of India, pursuant to its liberalization policy, introduced FEMA, which along with the rules, regulations and notifications issued thereunder, regulates all foreign direct investment in India. Foreign direct investment (“FDI”) means investment by way of subscription and/or purchase of securities of an Indian company by a non-resident investor. Regulatory approval is required for investment in some sectors, including housing, defense and strategic industries. Also, the following investments would require prior regulatory permission:

●	Foreign investments, including a transfer of shares, in excess of foreign investment limits;

●	Investments by an unincorporated entity;

●	Investment in industries for which industrial licensing is compulsory; and

●	All proposals relating to transfer of control and/or ownership pursuant to amalgamation, merger or acquisition of an Indian company currently owned or controlled by resident Indian citizens and Indian companies, which are owned or controlled by resident Indian citizens to a non-resident entity, the activities of which company are not under the “automatic” route under existing Indian foreign investment policy.

Subject to certain exceptions, FDI and investment by non-resident Indians in Indian companies do not require the prior approval of the Government of India (acting through the concerned ministries or departments, in consultation with the DIPP, Ministry of Commerce and Industry) or the RBI. The Government of India has indicated that in all cases where FDI is allowed under the automatic route pursuant to the FDI policy, the RBI would continue to be the primary agency for the purposes of monitoring and regulating foreign investment. In both cases, the prescribed applicable standards with respect to determining the price at which the shares may be issued by the Indian company to the non-resident investor would need to be complied with and a declaration in the prescribed form, detailing the foreign investment, must be filed with the RBI once the foreign investment is made in the Indian company. The foregoing description applies only to an issuance of shares by, and not to a transfer of shares of, Indian companies.

Pricing

Under the requirements of the Consolidated FDI Policy of 2017 (the “FDI Policy”), which came into effect on August 28, 2017, the price of shares of a listed Indian company issued to non-residents on an automatic basis cannot be less than the price worked out in accordance with the guidelines issued by the SEBI for the preferential allotment of shares where the shares of such company are listed.

Every Indian company issuing shares or convertible debentures in accordance with the Foreign Exchange Regulations is required to submit a report to the RBI within 30 days of receipt of the consideration.

The above description applies only to a primary issue of shares or convertible debentures by an Indian company.

Portfolio Investment by Foreign Portfolio Investors

The SEBI (Foreign Portfolio Investors) Regulations, 2019 (the “2019 FPI Regulations”) have replaced the SEBI (Foreign Portfolio Investors) Regulations, 2014 (the “2014 FPI Regulations”) and the regime for investments by qualified institutional investors.

The FPI Regulations came into effect on September 23, 2019. Unlike the 2014 FPI Regulations, under the 2019 FPI Regulations, there are only two categories of FPIs, i.e., Category I and Category II FPI. All existing Category I FPIs are deemed to have been registered as Category I FPIs under the 2019 FPI Regulations. All existing Category III FPIs are deemed to have been registered as Category II FPIs under the 2019 FPI Regulations. All existing Category II FPIs are deemed to have been registered either as Category I FPI or Category II FPI under the 2019 FPI Regulations, depending on the eligibility criteria met by such FPIs under the 2019 FPI Regulations. There are no deemed re-categorization for existing Category III FPI registration to Category I FPI under the 2019 FPI Regulations.

FPIs who are registered with the SEBI are required to comply with the provisions of the 2019 FPI Regulations. As per the FEMA Rules, the total holding of each FPI (or an investor group) shall be below 10% of the total paid up equity capital on a fully diluted basis or less than 10% of the paid up value of each series of debentures or preference shares or share warrants issued by an Indian company and the total holding of all FPIs put together (i.e., aggregate limit) shall not exceed 24% of the paid up equity capital on a fully diluted basis or paid up value of each series of debentures or preference shares or share warrants. The FPIs investing in breach of the prescribed limit of 10% shall have the option of divesting their holdings within five trading days from the date of settlement of the trades causing the breach. In case the FPI chooses not to divest, then the entire investment in the company by such FPI and its investor group shall be considered as investment under FDI and the FPI and its investor group shall not make further portfolio investment in the company concerned. The aggregate investment limit of 24% mentioned above could also be increased to the sectoral cap or statutory ceiling, as applicable, by the Indian company concerned through a resolution by its board of directors followed by a special resolution to that effect by its shareholders.

With effect from April 1, 2020, the aggregate limit for investment by FPIs is the sectoral caps applicable to the Indian company as set out under the FDI route. Prior to March 31, 2020, companies were provided the option of setting a lower aggregate limit of 24% or 49% or 74% as deemed fit, instead of the sectoral caps, with the approval of its board of directors and shareholders (through a special resolution). If a company has decreased its aggregate limit to 24% or 49% or 74%, it may subsequently increase such aggregate limit to 49% or 74% or the sectoral cap or statutory ceiling, respectively as deemed fit, with the approval of its board of directors and shareholders (through a special resolution). Once the aggregate limit has been increased to a higher threshold, the Indian company cannot reduce the same to a lower threshold.

Portfolio investment, up to aggregate foreign investment level of 49% or sectoral or statutory cap, whichever is lower, will not be subject to either governmental approval or compliance of sectoral conditions, as the case may be, if such investment does not result in transfer of ownership and control of the resident Indian company from resident Indian citizens or transfer of ownership or control to persons resident outside India and other investments by a person resident outside India shall be subject to the conditions of Government approval and compliance of sectoral conditions as laid down in the FEMA Rules.

Pursuant to resolutions of the Board and special resolutions passed by the shareholders of the Company, the FII and FPI limits have been increased to 35% of the paid-up capital of Ordinary Shares and 75% of the paid-up capital of ‘A’ Ordinary Shares.

The FEMA Rules provide that an FPI may purchase equity instruments of a listed Indian company on a recognized stock exchange in India through public offer or private placement, subject to the individual and aggregate limits and the conditions specified.

Further, under the 2019 FPI Regulations, an FPI may sell securities so acquired (i) in an open offer in accordance with the Securities Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011; or (ii) in an open offer in accordance with the Securities Exchange Board of India (Delisting of Equity Shares) Regulations, 2009; or (iii) through buyback of securities by a listed Indian company in accordance with the Securities Exchange Board of India (Buy-back of Securities) Regulations, 2018. An FPI may also acquire securities (i) in any bid for, or acquisition of securities in response to an offer for disinvestment of shares made by the central government or any state government; or (ii) in any transaction in securities pursuant to an agreement entered into with merchant banker in the process of market making or subscribing to unsubscribed portion of the issue in accordance with Chapter IX of the SEBI (ICDR) Regulations, 2018.

Subject to compliance with all applicable Indian laws, rules, regulations, guidelines and approvals in terms of Regulation 21 of the SEBI FPI Regulations, an FPI may issue, subscribe to or otherwise deal in offshore derivative instruments (as defined under the 2019 FPI Regulations as any instrument, by whatever name called, which is issued overseas by an FPI against securities held by it that are listed or proposed to be listed on any recognized stock exchange in India, as its underlying) directly or indirectly, only in the event (i) such offshore derivative instruments are issued only to persons registered as Category I FPI under the 2019 FPI Regulations; (ii) such offshore derivative instruments are issued only to persons who are eligible for registration as Category I FPIs (where an entity has an investment manager who is from the Financial Action Task Force member country, the investment manager shall not be required to be registered as a Category I FPI); (iii) such offshore derivative instruments are issued after compliance with ‘know your client’ norms; and (iii) compliance with other conditions as may be prescribed by SEBI.

An FPI issuing offshore derivative instruments is also required to ensure that any transfer of offshore derivative instruments issued by or on its behalf, is carried out subject to, amongst others, the following conditions:

(a) such offshore derivative instruments are transferred only to persons in accordance with the 2019 FPI Regulations; and

(b) prior consent of the FPI is obtained for such transfer, except when the persons to whom the offshore derivative instruments are to be transferred to are pre – approved by the FPI.

Investors in ADSs do not need to seek the specific approval from the Government of India to purchase, hold or dispose of their ADSs. Notwithstanding the foregoing, if an FPI, non-resident Indian or overseas corporate body were to withdraw its equity shares from an ADS program, its investment in the equity shares would be subject to the general restrictions on foreign ownership.

Registered FPIs are generally subject to tax under Section 115AD of the Income Tax Act of 1961 (the “Income Tax Act”).

Portfolio Investment by Non-Resident Indians

A variety of methods for investing in shares of Indian companies are available to non-resident Indians. These methods allow non-resident Indians to make portfolio investments in shares and other securities of Indian companies on a basis not generally available to other foreign investors. In addition to portfolio investments in Indian companies, non-resident Indians may also make foreign direct investments in Indian companies pursuant to the FDI.

Transfer of Shares and Convertible Debentures of an Indian Company by a Person Resident Outside India

The Government of India has granted general permission to persons residing outside India to transfer shares and convertible debentures held by them to an Indian resident, subject to compliance with certain terms and conditions and reporting requirements. A resident who wishes to purchase shares from a non-resident must, pursuant to the relevant notice requirements, file a declaration with an authorized dealer in the prescribed Form FC-TRS, together with the relevant documents and file an acknowledgment thereof with the Indian company to effect transfer of the shares to his name.

Moreover, the transfer of shares between an Indian resident and a non-resident (other than a non-resident Indian (“NRI”)) does not require the prior approval of the Government of India or RBI, provided that (i) the activities of the investee company are under the automatic route pursuant to the FDI Policy, and the transfer is not subject to regulations under the Takeover Code, (ii) the non-resident shareholding complies with sector limits under the FDI Policy and (iii) the pricing is in accordance with the guidelines prescribed by the SEBI and RBI.

Indirect Foreign Investment

The FDI Policy, among other things, prescribes the guidelines for (i) the calculation of total indirect foreign investment in Indian companies, (ii) transfer of ownership or control of Indian companies in sectors with caps from resident Indian citizens to non-resident entities and (iii) guidelines on downstream investments by Indian companies. Pursuant to the Consolidated FDI Policy, for the purposes of computation of indirect foreign investment in an Indian company, foreign investments in its parent company, by FPI (holding as of March 31 of the relevant year), NRIs, ADSs, global depository shares, foreign currency convertible bonds, FDI, convertible preference shares and convertible currency debentures are required to be taken together. The FDI Policy is reissued annually.

TAX MATTERS

The following sets forth the material BVI, Indian and U.S. federal income tax matters related to an investment in our common shares. It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our common shares.

WE URGE POTENTIAL PURCHASERS OF OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES.

Indian Taxation

The discussion of Indian income tax below is based on the Income Tax Act, 1961 (the “Tax Act”). The profits are taxable at the corporate level and any dividend distribution is taxable at the shareholder level. Further, the arrangement or transactions entered into is subject to the provisions of General Anti-Avoidance Regulation and Specific Anti-Avoidance Regulations, wherever applicable.

There is no specific participation exemption.

Taxable income

Resident companies are subject to income tax on their worldwide income, including capital gains. A non-resident entity can be regarded as a foreign resident company when the place of effective management (“POEM”) is situated in India. The Finance Minister has issued guidelines on the POEM and the tax implications if the POEM is situated in India.

The corporate tax rate is determined under the Tax Act as under:

Corporate Tax Information

Tax rate

30% general corporate tax rate

25% if turnover is less than INR 4 billion in FY2018/19

22% for domestic company, without special deductions and 0% MAT

15% for domestic manufacture/research company, without special deductions

10% if patent is developed and registered in India

15% Minimum Alternate Tax (MAT) for domestic companies

Surtaxes

0% surcharge (SC) where total income does not exceed INR 10 million

7% SC where total income exceeds INR 10 million but is less than INR 100 million

12% SC where total income exceeds INR 100 million

4% health and education cess (HEC) in all cases

Corporate income is divided into the following heads:

●	income from house property;

●	income from a business or profession;

●	capital gains; and

●	income from other sources, e.g. dividends and other passive income.

The heads of income are mutually exclusive; income that is specifically chargeable under one head may not be charged under another head. For filing the income tax return, a taxpayer must quote the Aadhar number (unique identification number) and permanent account number (tax registration number), unless specifically excluded (such as non-residents and other taxpayers not required to file a tax return).

Different deductibility rules apply to each head of income. The net results of each category are aggregated to obtain total income. Certain allowances (such as for losses and donations) are deducted from total income to derive the taxable total income, to which the tax rates in force are applied.

A dividend is then taxable in the hands of the applicable shareholder. The company distributing the dividend will have to deduct withholding tax on such dividend at a 20% rate, plus applicable surcharge and health cess. The Tax Act incentivizes business transactions undertaken through normal banking channels (other than cash) and prohibits cash receipts (income or not) exceeding INR 200,000 in the aggregate (i) from a person in a day, (ii) in respect of a single transaction, or (iii) in respect of transactions relating to one event or occasion from a person.

Under section 115-O of the Indian Income Tax Act, 1961, distributions of dividends paid by Indian company through March 31, 2020, are subject to a dividend distribution tax (DDT) at an effective rate of 20.56% (inclusive of the applicable surcharge of 12% and health and education fess of 4%). Repatriation of a dividend will not require Reserve Bank of India approval, subject to compliance and certain other conditions being met per the Indian Income Tax Act, 1961. The said provisions of Section 115-O shall not be applicable if the dividend is distributed on or after April 1, 2020. From April 1, 2020, the dividend distributed would now be taxable in the hands of the investors, the domestic companies shall not be liable to pay DDT.

Deductible expenses

In general, an expenditure must satisfy the following criteria in order to be deductible:

●	it must be of a revenue nature rather than of a capital nature;

●	it must be laid out or spent “wholly and exclusively” for purposes of the taxpayer’s business;

●	it must be laid out and spent during the relevant previous year;

●	it must not be incurred in respect of private expenses of the taxpayer;

●	it must not be specifically disallowed or restricted by the tax legislation, or covered by provisions relating to specifically permitted deductions; and

●	it must not be incurred for a purpose that is an offence or is prohibited by law.

The tax legislation also provides for specific deductions in respect of specified types of businesses.

Interest and royalties are generally deductible unless specifically disallowed. Dividends are not deductible expenses. The Tax Act restricts the deductibility of interest to 30% of EBITDA payable by the payer to a non-resident associated enterprise of more than Rs.10 million (approximately $132,000). The payer includes an Indian company and a permanent establishment of a non-resident company. Unabsorbed interest (as restricted pursuant to the above limitation) would be eligible to be carried-forward to the subsequent 8 years for set-off subject to an overall limit of 30% EBITDA. This provision is not applicable to banking and insurance businesses.

Capital gains

Broadly, gains from the disposal of capital assets are subject to tax. The tax treatment depends on the type of asset and the period for which the asset was held. A gain is classified as a long-term capital gain if the underlying asset was held for more than 3 years (more than 1 year, for listed shares as well as for certain units and bonds). The cost of assets resulting in long-term capital gains is indexed (increased) in accordance with the official inflation index. However, the Tax Act reduces the period of holding of unlisted shares and land/building from 36 months to 24 months for the purpose of determining a long-term capital asset.

The Tax Act clarifies that, for conversion of preference shares to equity shares, the period of holding of the said equity shares would include the period of holding as preference shares and the cost of acquisition of the said equity shares would be the cost of the preference shares.

Some long-term capital gains are exempt if reinvested in specified assets. A special regime may apply to assets acquired before specific dates.

The tax rate applicable to long-term capital gains derived by domestic companies from the disposal of assets (except for listed securities) is 20% with cost indexation benefit and for listed shares (above Rs.100,000) is 10% without cost indexation benefit.

Short-term capital gains derived by domestic companies from the disposal of assets (other than securities) are taxed at the normal income tax rate of 30% and 15% in case of listed shares.

ITA provides for taxation of gifts in the hands of the recipient if any asset is transferred for inadequate or nil consideration, subject to specified exceptions.

Withholding taxes

Some withholding tax rates are set by the annual Finance Acts, while other rates which apply to specific types of income are set out in the tax legislation.

The surcharge and education cess apply to the withheld taxes described below.

Dividends

On distribution, a dividend is subject to withholding tax at 10% if the payment is to a resident and 20%, if the payment is to a non-resident, unless the benefit of a tax treaty is available to that non-resident.

Buy back distribution tax

Where a shareholder or holder of specified securities in a company receives consideration from the company in respect of a purchase by the company of its own shares or other specified securities held by that person, the difference between the acquisition cost and the consideration received is deemed to be a capital gain of that person in the income year in which the shares are purchased by the company and taxable at 20% tax rate. The shareholders are not exempt from tax.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the common shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any common shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the common shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common shares as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of common shares and you are, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

●	banks,

●	financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	broker-dealers,

●	traders that elect to mark to market,

●	U.S. expatriates,

●	tax-exempt entities,

●	persons liable for alternative minimum tax,

●	persons holding our common shares as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

●	persons that actually or constructively own 10% or more of our stock by vote or value,

●	persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

●	persons who acquired our common shares pursuant to the exercise of any employee common share option or otherwise as consideration for services, or

●	persons holding our common shares through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding common shares should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if the dividends are paid on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares (which we have applied to list on Nasdaq) will be readily tradable on an established securities market in the United States once they are so listed. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “Tax Matters — Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to India withholding taxes on dividends paid on our common shares. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Dispositions of Common Shares

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the amount realized (in U.S. dollars) for the common shares and your tax basis (in U.S. dollars) in the common shares. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the common shares for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our common shares, our PFIC status will depend in large part on the market price of our common shares. Accordingly, fluctuations in the market price of the common shares may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold common shares, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold common shares (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your common shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the common shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the common shares as of the close of the taxable year over your adjusted basis in such common shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes Nasdaq. If the common shares are regularly traded on Nasdaq and if you are a holder of common shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the common shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold common shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold common shares in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or other disposition of our common shares that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CCS Global Solutions, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Pandya Juris LLP, our counsel as to India law, that the United States and the India do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in India, but will have to follow the procedure under the Civil Procedure Code of India.

We have been advised by McW Todman & Co., our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

UNDERWRITING

Revere Securities LLC (“Revere”) will act as the representative of the underwriters in this offering. We intend to enter into an underwriting agreement on             , 2025 with the representative. Subject to the terms and conditions of the underwriting agreement, we intend to sell to the underwriters named below and the underwriters named below intend to severally purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of common shares.

Underwriter	Common Shares
Revere Securities LLC
Total

Over-Allotment Option

We intend to grant to the underwriter an option to purchase up to          additional common shares (15% of the common shares sold in the public offering) at the public offering price less estimated underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within 45 days after the date of the public offering. To the extent the underwriter exercises this option, it will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares. The purchase price to be paid per additional common share will be equal to the public offering price of one common share, less the underwriting discount. We will be obligated, pursuant to the option, to sell these additional common shares to the underwriter to the extent the option is exercised. If any additional common shares are purchased, the underwriter will offer the additional common shares on the same terms as those on which the other common shares are being offered hereunder.

In connection with the public offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the Underwriter’s over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the Underwriter’s over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for its own account, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriters):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts	$	$	$

We will pay the representative a non-accountable expense allowance equal to 5.0% of the gross proceeds from the offering. We have also agreed to pay the representative a maximum of $130,000 for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the representative’s counsel.

Pricing of the Offering

In determining the public offering price of the common shares, we and the underwriters consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed public offering price of the common shares set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our common shares offered by this prospectus, or that the shares will trade in the public market at or above the public offering prices.

We intend to agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Right of First Refusal

We have also granted Revere a right of first refusal to provide investment banking services to the Company (provided the offering is consummated), including to act as lead manger for any underwritten public offering and to act as placement agent or initial purchase in connection with any private placement offering of the Company’s securities until the three (3)-month anniversary of the closing date of this offering, subject to FINRA Rule 5110(g)(6)(A). In the event that this offering is not consummated and is terminated, such right of first refusal will extend for a period of three (3) months from such date of termination, unless otherwise agreed to by the Company and Revere.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of six (6) months from the closing of this offering.

In addition, our directors, executive officers and certain holders of more than 5% of our common shares will enter into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of six (6) months from the date of this prospectus, agree not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common shares (including common shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares; or (4) publicly disclose the intention to do any of the foregoing.

The lock-up restrictions described in the immediately preceding paragraph do not apply with respect to any transfer:

(i)	as a bona fide gift or gifts,

(ii)	to any trust for the direct or indirect benefit of the holder or the immediate family of the holder,

(iii)	if the holder is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the holder or (2) distributions of our common shares or any security convertible into or exercisable for our common shares to limited partners, limited liability company members or stockholders of the holder,

(iv)	if the holder is a trust, transfers to the beneficiary of such trust,

(v)	by testate succession or intestate succession; or

(vi)	pursuant to the underwriting agreement;

provided, in the case of clauses (i)-(v), that (x) such transfer will not involve a disposition for value, (y) the transferee agrees in writing with the representative to be bound by the terms of a lock-up agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act will be required or will be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the holder may transfer common shares in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the representative to be bound by the terms of a lock-up agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act is required or is made voluntarily in connection with such transfer.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of common shares to selling group members for sale to their online brokerage account holders. The common shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of common shares available for purchase by the underwriters under option to purchase additional common shares. The underwriters can close out a covered short sale by exercising the option to purchase additional common shares or purchasing common shares in the open market. In determining the source of common shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of common shares compared to the price available under the option to purchase additional shares. The underwriters may also sell common shares in excess of the option to purchase additional common shares, creating a naked short position. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common shares in this offering because the underwriter repurchases those common shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our common shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, or by any recognized stock exchange or public market on which our securities are listed or quoted.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common shares on the over-the-counter market or on Nasdaq (if our initial listing application is approved) in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Revere previously acted as a finder in connection with the SEPA. Collectively, with another finder for such transaction (collectively, the “Finders”), the Finders will earn a cash fee of 8% of total proceeds raised through any Prepaid Advance. The Finders are also entitled to a cash fee of 4% of any subsequent drawdown on the SEPA.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

BVI

No invitation has been made or will be made, directly or indirectly, to any person in the BVI or to the public in the BVI to purchase the common shares of the company and the common shares are not being offered or sold and may not be offered or sold, directly or indirectly, in the BVI, except as otherwise permitted by the BVI laws. This prospectus does not constitute, and there will not be, an offering of the common shares to any person in the BVI.

India

This prospectus has not been and will not be circulated or distributed in India, and common shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of India except pursuant to applicable laws and regulations of India.

LEGAL MATTERS

The validity of the common shares and certain legal matters relating to the public offering as to BVI law will be passed upon for us by McW Todman & Co. Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters relating to the offering as to Indian law will be passed upon for us by Pandya Juris LLP. ArentFox Schiff LLP, Washington, D.C., has acted as counsel for the underwriter with respect to this public offering.

EXPERTS

The audited consolidated financial statements as of March 31, 2025, 2024 and 2023, as set forth in this prospectus and elsewhere in the registration statement of which this prospectus forms a part have been so included in reliance on the report of Shah Teelani & Associates, an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, relating to this offering of our common shares. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also maintain an Internet website at www.lytuscorp.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of and for the Years Ended March 31, 2025, March 31, 2024 and March 31, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Lytus Technologies Holdings PTV. Ltd. (LYTHF)

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Lytus Technologies Holdings PTV. Ltd. (LYTHF) (the “Company”) which comprise the statement of financial position as of March 31, 2025, and 2024, the related statements of income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the “Consolidated financial statements”). In our opinion, based on our audit, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and 2024, and the results of its operations and its cash flows for each of the three two years in the period ended March 31, 2025, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Shah Teelani & Associates (7161)

/s/ Shah Teelani & Associates

We have served as the Company’s auditor since 2025.

Place: Gujrat, India

Date: August 14, 2025

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTs OF FINANCIAL POSITION

	Note No.	As of March 31, 2025	As of March 31, 2024
		(US$)	(US$)
Current assets
Cash and cash equivalents		$4,674,586	$246,377
Other financial assets	7	5,860,417	4,222,957
Trade receivables	6	3,352,455	3,682,302
Other current assets	8	1,249,176	1,938,327
Total current assets		15,136,634	10,089,963
Non-current assets
Property and equipment, net	9	12,901,693	10,457,586
Capital work-in-process	9	325,085	878,103
Intangible assets and goodwill, net	10	1,083,162	1,034,184
Intangible assets under development	10	—	—
Other non-current financial assets	10A	309,730	285,523
Other non-current assets	10B	10,537,403	8,747,601
Deferred tax assets	5	79,454	70,463
Total non-current assets		25,236,527	21,473,460
Total assets		$40,373,161	$31,563,423
LIABILITIES AND EQUITY
Current Liabilities
Borrowings	11A	$396,206	$1,728,190
Trade payables	12	6,470,875	8,430,154
Other financial liabilities	13A	268,643	243,655
Employee benefits obligation	13B	3,002	209
Other current liabilities	14	6,127,340	3,413,025
Current tax liability	5	93,698	160,266
Total current liabilities		13,359,764	13,975,499
Non-current liabilities
Financial Liabilities
Borrowings	11B	678,436	769,795
Other financial liabilities	11C	511,558	241,951
Employee benefits obligations	13B	97,387	102,322
Deferred tax liability	5	507,129	494,731
Total non-current liabilities		1,794,510	1,608,799
Total liabilities		15,154,274	15,584,298
Commitments and contingencies (1)	15	-	-
EQUITY
Equity share capital	16	1,167,696	538,996
Other equity	16	20,859,354	12,425,098
Equity attributable to equity holders of the Company		22,027,050	12,964,094
Non-controlling interest	16	3,191,837	3,015,031
Total equity		25,218,887	15,979,125
Total liabilities and equity		$40,373,161	$31,563,423

The accompanying notes are an integral part of the consolidated financial statements

(1)	No amounts have been recognized under commitments and contingencies on the statement of financial position in accordance with IAS 37. Relevant disclosures of off-balance sheet items are provided in the accompanying notes to the financial statements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTs of PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME

	Note No.	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
		(US$)	(US$)	(US$)
Revenues:
Revenue from contracts with customers	3	$23,127,919	$21,363,775	$19,008,184
Other income	3A	58,615	1,639,567	385,145
Total income		23,186,534	23,003,342	19,393,329

Expenses:
Costs of revenue	4	16,960,109	16,762,580	13,884,291
Amortization of intangible assets	10	16,164	15,813	16,211
Depreciation	9	1,234,190	910,671	680,013
Legal and professional expenses	4	440,387	386,622	833,079
Staffing expenses	4	784,491	844,098	633,979
Other operating expenses	4	2,655,316	2,643,948	2,267,265
Total expenses		22,090,657	21,563,732	18,314,838

Finance Income	4A	14,860	—	19,123
Finance Cost	4A	149,171	638,957	2,210,404
Profit before income tax		961,566	800,653	(1,112,790)
Income tax expense	5	132,154	147,479	523,047
(Loss)/profit for the year		$829,412	$653,174	(1,635,837)
(Loss)/profit attributable to:
Controlling interest		$694,584	$287,669	(2,348,103)
Non-controlling interest		134,828	365,505	712,266

Other comprehensive income
Items that will not be reclassified to profit or loss
Reclassification of defined benefit obligation, net of tax		6,002	(957)	(1,400)
Items that may be reclassified subsequently to profit or loss
Exchange difference on foreign currency translation of subsidiaries, net of tax		1,420	82,351	216,022
Total comprehensive income/(loss) for the year		$836,834	$734,568	(1,421,215)
Total comprehensive income/(loss) attributable to:
Controlling interest		$660,028	$258,015	(2,190,732)
Non-controlling interest		$176,806	$476,553	769,517

Basic and diluted earnings per share
Basic (loss)/earning per common share	17	$0.12	$0.30	(3.83)
Basic weighted average number of shares outstanding		5,688,206	967,510	613,481
Diluted (loss)/earning per common share	17	$0.12	$0.30	$(3.83)
Diluted weighted average number of common shares outstanding		5,688,206	967,510	613,481

The accompanying notes are an integral part of the consolidated financial statements

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Amounts in USD)

	Shares (Nos.)	Share capital	Translation of foreign subsidiaries	Promissory Note – Equity Classification	Retained earnings	Securities Premium reserve	Employee benefits reclassification	ESOP Trust	Total	Non- controlling interest	Total equity

Closing balance as at 31 March, 2022	569,235	341,541	(283,077)	—	12,148,402	—	—	—	12,206,866	1,908	12,208,774
Adjustments for modification of Reachnet Agreement	—	—	—	—	(14,319,254)	—	—	—	(14,319,254)	—	(14,319,254)
Restated Balance	569,235	341,541	(283,077)	—	(2,170,851)				(2,112,387)	1,908	(2,110,480)
Derecognition on disposal of a subsidiary – GHSI	—	—	—	—	—	—	—	—	—	(1,908)	(1,908)
Issue of shares	50,016	30,010				14,224,240			14,254,250		14,254,250
Share warrants exercised	7,025	4,215	—	—	—	71,108	—	—	75,323	—	75,323
Cost of IPO	—	—	—	—	—	(1,820,404)	—	—	(1,820,404)	—	(1,820,404)
Profit/(loss) for the year	—	—	—	—	(2,348,103)	—	—	—	(2,348,103)	712,266	(1,635,837)
Acquired in the business combination	—	—	—	—	—	—	—	—	—	1,768,961	1,768,961
Other comprehensive income for the year	—	—	158,085	—	—	—	(714)	—	(157,371)	57,251	214,622
Closing balance as at 31 March, 2023 (USD)	626,276	375,766	(124,992)	—	(4,518,954)	$12,474,944	(714)	—	$8,206,050	$2,538,478	$10,744,528
Profit/(loss) for the year	—	—	—	—	287,669	—	—	—	287,669	365,505	653,174
Other comprehensive income for the year	—	—	(29,165)	—	—	—	(489)	—	(29,654)	111,048	81,394
Issue of Shares to DTC (refer to Note 16)	46,040	—	—	—	—	—	—	—	—	—	—
Issue of Shares to ESOP Trust (refer to Note 16 )	666,652	—	—	—	(5,720,000)	—	—	5,720,000	—	—	—
Issue of shares common stock – Lenders (refer to Note 16)	481,187	158,809	—	—	—	4,178,524	—	—	4,337,333	—	4,337,333
Issue of shares common stock – Others (refer to Note 16)	2,369	1,421	—	—	—	50,874	—	—	52,295	—	52,295
Issue of shares common stock – Directors (refer to Note 16)	5,000	3,000	—	—	—	107,400	—	—	110,400	—	110,400
Closing balance as at 31 March, 2024 (USD)	1,827,524	538,996	(154,156)	—	(9,951,285)	16,811,742	(1,203)	5,720,000	12,964,094	3,015,031	15,979,125
Profit/(loss) for the year	—	—	—	—	694,584	—	—	—	694,584	134,828	8,29,412
Other comprehensive income for the year	—	—	(37,617)	—	—	—	3,061	—	(34,555)	41,978	7,423
Issuance of Promissory Note (Net) (refer to note 16)	—	—	—	7,548,709	—	—	—	—	7,548,709	—	7,548,709
Reversal of ESOP Trust Reserve (1)	—	—	—	—	5,720,000	—	—	(5,720,000)	—	—	—
Issue of Shares to ESOP Trust (refer to note 16)	115,000,000	—	—	—	—	—	—	—	—		—
Conversion of Promissory Note (refer to note 16)	51,385,558	513,856	—	(5,917,724)	—	5,403,868	—	—	—	—	—
Cancellation of Unvested shares (2)	300,000	—	—	—	—	—	—	—	—	—	—
Issue of shares common stock – others	11,484,409	114,844	—	—	—	739,374	—	—	8,54,218	—	8,54,218
Closing balance as at 31 March, 2025 (USD)	179,997,491	1,167,696	(191,773)	1,630,984	(3,536,701)	22,954,985	1,858	—	22,027,050	3,191,837	25,218,887

The accompanying notes are an integral part of the consolidated financial statements

(1)	In the years ended March 31, 2025 and March 31, 2024, the Company issued restricted shares to the Lytus Trust, an entity controlled by the company’s chief executive officer, for future allocation to employees by management and created an ESOP reserve by adjusting retained earnings. As per IFRS 2, share-based payment expense is to be recognized in profit or loss only when the shares are allotted or vested to employees. Since no shares were allotted, the Company has reversed the ESOP reserve in the current year. The shares held by the trust are treated as restricted shares and excluded from EPS as per IAS 33. This has no impact on profit or loss as well as on equity for the current or previous period.

(2)	During the year ended March 31, 2025, the Company has issued 300,000 common shares to employees of its subsidiaries. However, due to a breach of agreement, these shares were cancelled.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

CONSOLIDATED statementS of CASH FLOWS

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
CASH FLOWS FROM OPERATING ACTIVITIES
Profit/(loss) for the year	$829,412	$653,174	$(1,635,837)
Adjustment to reconcile (loss)/profit to net cash used in operating activities:
Deferred tax expense	11,507	28,241	135,640
Income tax expense	120,647	119,238	387,407
Depreciation and Amortisation expenses	1,250,354	926,484	696,224
Loss on deconsolidation of subsidiary	—	1,000	192,776
Fair value gain on remeasurement of warrant liability	—	—	(22,766)
Remeasurements of the net defined benefit plans	8,021	29,774	30,606
Expected credit loss on trade receivables	(12,493)	72,698	(120,544)
Finance cost	149,171	638,957	2,210,404
Sundry balances written off during the year	—	11,268	—
Liabilities no longer required written back	(14,011)	(1,635,651)	(360,878)
Finance income	(14,860)	—	(19,123)
Profit on termination of lease	(30,034)	—	—
Salary/Legal and professional fees (shares issued)	—	158,821	—
Notional rent on security deposit	4,310	—	—
Change in operating assets and liabilities:
Trade receivable	254,466	(1,945,143)	381,946
Other financial assets	(1,780,232)	63,121	102,242
Other assets	624,255	(564,469)	(730,555)
Trade payable	(1,708,400)	2,578,248	132,056
Other financial liabilities	371,096	(9,161)	(566,378)
Other current liabilities	2,285,101	3,267	255,511
Cash flow used in operating activities after working capital changes	2,348,310	1,129,867	1,068,731
Income tax (paid)/refund, net	(183,885)	(243,833)	84,604
Net cash used in operating activities	2,164,425	886,034	1,153,335
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment and intangible assets (including intangible assets under development)	(2,814,615)	(1,936,320)	(10,820,099)
Interest received	—	—	19,123
Advances for acquisition of network	(1,813,185)	(1,715,361)	(2,119,038)
Net cash used in investing activities	(4,627,800)	(3,651,681)	(12,920,014)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term borrowings from directors - Net	—	937,807	—
Repayment of 7% secured promissory notes	—	—	(1,000,000)
Proceeds from short term borrowings - preferred convertible security	—	1,004,705	—
Proceeds from short term borrowings - related party	(1,298,756)	31,214	—
Proceeds from long term borrowings - bank	(158,520)	1,004,026	—
Repayment of short-term borrowings - directors loans	—	—	518,125
Issue of promissory note - equity classification (net of repayment)	7,548,709		—
Proceeds on issuance of shares	854,218	—	12,509,169
Proceeds from financial institutions (net)	85,201	(10,862)	10,449
Interest, commission and other charges paid	(95,810)	(261,660)	(382,341)
Net cash provided by financing activities	6,935,042	2,705,230	11,655,402
Net increase (decrease) in cash and cash equivalents	4,471,667	(60,417)	(111,277)
CASH AND CASH EQUIVALENTS – beginning of period	246,377	311,810	8,758
Acquired in business combination			432,138
Adjustment for deconsolidation of subsidiary	—	(1,000)	(7,608)
Effects of exchange rate changes on cash and cash equivalents	(43,458)	(4,016)	(10,201)
CASH AND CASH EQUIVALENTS – end of period	$4,674,586	$246,377	$311,810

Non-cash transactions:
Shares issued to the suppliers, directors and other for the services	—	1,62,695	—
Share issued against repayment of:
Senior convertible notes	—	3,333,333	—
Convertible Promissory notes	51,385,500	-
Preferred convertible security	—	1,004,000	—
Transactions with Lytus Technologies Inc.	3,817,490	135,000	—

The accompanying notes are an integral part of the consolidated financial statements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Nature of Operations

Lytus Technologies Holdings PTV. Ltd. (Reg. No. 2033207) (“Lytus Tech” or the “Company”) was incorporated on March 16, 2020 (date of inception) under the laws of the British Virgin Islands (BVI). On March 19, 2020, Lytus Tech acquired a wholly owned subsidiary in India, Lytus Technologies Private Limited (CIN U22100MH2008PTC182085) (“Lytus India”), on April 1, 2022, it acquired a majority shareholding (51%) in an Indian company, Sri Sai cable and Broadband Private Limited (CIN U74999TG2018PTC124509) (“Sri Sai” or “SSC”) and on January 1, 2023, it acquired a wholly owned subsidiary in United States, Lytus Technologies Inc However, it has been deconsolidated effective April 1, 2023. Furthermore, on October 30, 2020, it acquired 75% of voting equity interests of Global Health Sciences, Inc. (“GHSI”). However, it has been deconsolidated effective March 1, 2023.

The Company’s registered office is at 116 Main Street, P.O. Box 3342, Road Town, Tortola British Virgin Islands. The consolidated financial statements comprise financial statements of the Company and its subsidiaries (together referred to as “the Group”).

On June 17, 2022, the Company consummated its initial public offering (“IPO”). The Company’s common shares had been previously listed on the Nasdaq Capital Market under the trading symbol “LYT”; however o n March 27, 2025, it received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that in connection with the hearing on March 18, 2025, Nasdaq determined that the Company’s common shares would be delisted from Nasdaq (the “Decision”) due to the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2). Trading of the Company’s common shares were suspended at the opening of business on March 31, 2025 and on July 21, 2025 Nasdaq filed a Form 25 with the SEC withdrawing the registration of the common shares under Section 12(b) of the Securities Act. The shares of the Company are now traded at the OTCQB under the symbol “LYTHF”.

Basis of preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and interpretations issued by the IFRS Interpretations Committee (“IFRS IC”) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (“IASB”).

The accounting policies used for the preparation of these consolidated financial statements are based upon the application of IFRS 1.D17, which results in assets and liabilities being measured at the same carrying amount as in the standalone financial statements of subsidiaries for the year ended March 31, 2025, March 31, 2024 and for the year ended March 31, 2023 after adjusting for consolidation and equity accounting adjustments and for the effects of the business combination in which the entity acquired the subsidiary.

The functional and reporting currency of the Company and Group is “INR” and “USD”, respectively and all amounts, are rounded with two decimals, unless otherwise stated. The consolidated financial statements have been prepared under the historical cost convention.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Basis of Consolidation

The subsidiaries considered in the preparation of these consolidated financial statements are:

	% Shareholding and Voting Power
Name of Subsidiary	Country of Incorporation	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
Lytus Technologies Private Limited	India	100%	100%	100%
Lytus Sri Sai Networks Private Limited*	India	51%	51%	51%
Lytus Technologies Inc.	United States	-	-	100%

*	On April 24, 2025, Sri Sai Cable and Broadband Private Limited was renamed Lytus Sri Sai Networks Private Limited. This marked a key step in Lytus’ growth strategy in India. As part of this transition, Srinivas Palle, who controlled Sri Sai, was appointed Managing Director, while Pawan Singhal was appointed as its Chief Operating Officer. The Company plans to make significant investments in infrastructure, digital platforms, and acquisitions to expand last-mile connectivity across urban and rural markets. Sri Sai serves over 4 million active users and is focused on broadband modernization, strategic acquisitions, and launching new service offerings.

Note: On June 18, 2022, a Share Transfer Agreement was entered into in respect of the acquisition of Lytus Health. On February 27, 2023, the Board has approved the pending fiscal integration and control of Lytus Health effective January 1, 2023, and as of March 31, 2023, the Company owned 100% of the equity interest of Lytus Health. On January 1, 2023, the Company acquired 1,000 common shares of Lytus Health for an aggregate price of $1,000 ($1.00 per share). Lytus Health is incorporated in Delaware and has no operations at present; however, it has been deconsolidated effective April 1, 2023.

These consolidated financial statements are prepared in accordance with IFRS 10 “Consolidated Financial Statements”.

Subsidiaries are entities controlled by the Company. Control is achieved where the Company has existing rights that give it the current ability to direct the relevant activities that affect the Company’s returns and exposure or rights to variable returns from the entity. Subsidiaries are consolidated from the date of their acquisition, being the date on which the group obtains control, and continue to be consolidated until the date that such control ceases.

The consolidated financial statements of the Company and its subsidiaries are combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses. Intra-group balances and transactions and any unrealized profits or losses arising from intra group transaction, are eliminated. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

Non-controlling interests (NCI) in the net assets of consolidated subsidiaries are identified separately from the Group’s equity. Non-controlling interests consist of the amount of those interests at the date of the acquisition and the non-controlling shareholders’ share of changes in equity since the date of the acquisition.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Critical accounting estimates

The preparation of the consolidated financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 2.

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

The operating cycle is the time between the acquisition of assets for processing and their realization in cash and cash equivalents. The Company has identified twelve months as its operating cycle.

Basis of Deconsolidation

When events or transactions results in a loss of control over a subsidiary, the assets and liabilities of the subsidiary, including any goodwill, are derecognised. Amounts previously recognized in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific IFRS standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in the consolidated statements of comprehensive income.

Functional and presentation currency

Items included in the consolidated financial statements of the Company are measured using the currency of India (“INR”), which is the primary economic environment in which the Company operates (the “functional currency”). The consolidated financial statements are presented in United States dollars.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Transactions and balances

Foreign currency transactions are translated into the presentation currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognized in profit or loss as part of the fair value gain or loss and translation differences on non-monetary assets, such as equities classified at fair value through other comprehensive income (“FVOCI”), are recognized in other comprehensive income.

Financial Instruments

Financial Assets

Classification

The Group classifies its financial assets in the following measurement categories:

●	those to be measured subsequently at fair value (either through Other comprehensive Income (OCI) or through profit or loss), and

●	those to be measured at amortized cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows. For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Company has made an irrevocable election at the time of initial recognition to account for the equity investment at FVOCI.

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on the trade date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (“FVPL”), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Debt instruments

Subsequent measurement of debt instruments depends on the Group business model for managing the asset and the cash flow characteristics of the asset. There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains/(losses) together with foreign exchange gains and losses. Impairment losses are presented as separate line item in the statement of profit or loss.

FVOCI: Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains/(losses). Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains/(losses) and impairment expenses are presented as separate line item in the statement of profit or loss.

FVPL: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains/(losses) in the period in which it arises.

Equity instruments

The Group subsequently measures all equity investments at fair value, except for investments in subsidiaries, which are accounted for using the cost method. Where the Group management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Group right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Group assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables only, the Company measures the expected credit loss associated with its trade receivables based on historical trend, industry practices and the business environment in which the entity operates or any other appropriate basis. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Financial Liabilities

Initial Recognition and Measurement

All financial liabilities are recognized initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Group financial liabilities include trade and other payables, loans, and borrowings including bank overdrafts and derivative financial instruments.

Subsequent measurement

Financial liabilities at amortized cost:

After initial measurement, such financial liabilities are subsequently measured at amortized cost using the effective interest rate (“EIR”) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the Statement of Profit and Loss.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in the Statement of Profit and Loss over the period of the borrowings using the EIR method.

Trade and Other Payables

These amounts represent liabilities for goods and services provided to the Group prior to the end of the period which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method.

Financial Guarantee Obligations

The fair value of financial guarantees is determined as the present value of the difference in net cash flows between the contractual payments under the debt instrument and the payments that would be required without the guarantee, or the estimated amount that would be payable to a third party for assuming the obligations. Where guarantees in relation to loans or other payables of subsidiaries, joint ventures or associates are provided for no compensation, the fair values as of the date of transition are accounted for as contributions and recognized as part of the cost of the equity investment.

Share Warrant Liability

The share warrants can be accounted as either equity instruments, derivative liabilities, or liabilities in accordance with IAS 32 - Financial Instruments: Disclosure and Presentation, depending on the specific terms of the warrant agreement.  Share warrants are accounted for as a derivative in accordance with IFRS 9 – Financial Instruments if the share warrants contain terms that could potentially require “net cash settlement” and therefore, do not meet the scope exception for treatment as a derivative.  Share Warrant instruments that could potentially require “net cash settlement” in the absence of express language precluding such settlement are initially classified as financial liabilities at their fair values, regardless of the likelihood that such instruments will ever be settled in cash.  The Company will continue to classify the fair value of the warrants that contain “net cash settlement” as a liability until the share warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The outstanding warrants shall be recognized as a warrant liability on the balance sheet and measured at their inceptions date fair value and subsequently re-measured at each reporting period with change being recognized in the consolidated statements of profit or loss and other comprehensive income.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Derecognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial Liability

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Income tax

The income tax expense or benefit for the period is the tax payable on that period’s taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognized for prior periods, where applicable.

Deferred tax assets and liabilities are recognized for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for:

●	When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or

●	When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled, and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

The carrying amount of recognized and unrecognized deferred tax assets are reviewed at each reporting date. Deferred tax assets recognized are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognized deferred tax assets are recognized to the extent that it is probable that there are future taxable profits available to recover the asset.

Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

As of March 31, 2025, and March 31, 2024, the Group had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Group recognizes interest and penalties related to significant uncertain income tax positions in other operating expense. Interest and penalties incurred for the period ended March 31, 2025, amount to $9,450, and there were no such amounts incurred for the year ended March 31, 2024. There were no such interest and penalties incurred for the period ended March 31, 2023.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Property and Equipment

Property and Equipment assets are carried at cost less accumulated depreciation and accumulated impairment losses, if any. Cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Statement of Profit or Loss during the reporting period in which they are incurred.

Capital work in progress (“CWIP”) includes cost of property and equipment under installation/under development, as of balance sheet date. All project related expenditures related to civil works, machinery under erection, construction and erection materials, preoperative expenditure incidental/attributable to the construction of projects, borrowing cost incurred prior to the date of commercial operations and trial run expenditure are shown under CWIP. Property and Equipment are derecognized from the financial statements, either on disposal or when retired from active use. Gains and losses on disposal or retirement of Property and Equipment are determined by comparing proceeds with carrying amount. These are recognized in the Statement of Profit or Loss.

Depreciation methods, estimated useful lives and residual value

Depreciation is calculated to write off the cost of items of property and equipment less their estimated residual values using the written down method over their estimated useful lives and is generally recognized in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives of property and equipment for current and comparative periods are as follows:

Buildings	40 years
Property and equipment	3-15 years
Fixtures and fittings	5-10 years
Office equipment	5-10 years
Plant and Machinery	5-10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in the consolidated statements of profit or loss and other comprehensive income when incurred.

Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in the consolidated statements of profit or loss and other comprehensive income.

Intangible Assets

Separately purchased intangible assets are initially measured at cost. Intangible assets acquired in a business combination are recognized at fair value at the acquisition date. Subsequently, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

The useful lives of intangible assets are assessed as either finite or indefinite. Finite-life intangible assets are amortized on a written down basis over the period of their expected useful lives. Estimated useful lives by major class of finite-life intangible assets are as follow:

Customers acquisition	5 Years
Trademark/Copy rights	5 Years
Computer Software	5 Years
Commercial Rights	5-10 years

The amortization period and the amortization method for definite life intangible assets is reviewed annually.

For indefinite life intangible assets, the assessment of indefinite life is reviewed annually to determine whether it continues, if not, it is impaired or changed prospectively basis revised estimates.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Goodwill on acquisitions of subsidiaries represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognized separately as intangible assets and carried at cost less accumulated impairment losses. These assets are not amortized but are tested for impairment annually.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

IAS 38 requires an entity to recognize an intangible asset, whether purchased or self-created (at cost) if, and only if: [IAS 38.21]

a. it is probable that the future economic benefits that are attributable to the asset will flow to the entity; and

b. the cost of the asset can be measured reliably.

The probability of future economic benefits must be based on reasonable and supportable assumptions about conditions that will exist over the life of the asset. [IAS 38.22] The probability recognition criterion is always considered to be satisfied for intangible assets that are acquired separately or in a business combination. [IAS 38.33]

Para 25 of IAS 38 provides that the price an entity pays to acquire separately an intangible asset will reflect expectations about the probability that the expected future economic benefits embodied in the asset will flow to the entity. In other words, the entity expects there to be an inflow of economic benefits, even if there is uncertainty about the timing or the amount of the inflow. Therefore, the probability recognition criteria in Para 21(a) is always considered to be satisfied for separately acquired intangible assets. Para 26 of IAS 38 provides that the costs of a separately acquired intangible asset can usually be measured reliably. This is particularly so when the purchase consideration is in the form of cash or other monetary assets.

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of computer software programmes by the Group are capitalized as intangible assets when the following criteria are met:

●	it is technically feasible to complete the computer software programme so that it will be available for use;

●	management intends to complete the computer software programme and use or sell it;

●	there is an ability to use or sell the computer software programme;

●	it can be demonstrated how the computer software programme will generate probable future economic benefits;

●	adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

●	the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognized as an expense when incurred.

Completed development costs in progress are reclassified to internally developed intangible assets. These internally developed intangible assets are subsequently carried at cost less accumulated amortization and accumulated impairment losses. These costs are amortized to the consolidated statements of profit or loss and other comprehensive income using a straight-line method over their estimated useful lives. Development cost in progress is not amortized.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Revenue

Revenue is recognized based on the transfer of services to a customer for an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is measured at the fair value of consideration received or receivable taking into account the amount of discounts, rebates, outgoing taxes on sales.

To determine whether to recognize revenue, the Group follows a 5-step process:

1.	Identifying the contract with a customer

2.	Identifying the performance obligations

3.	Determining the transaction price

4.	Allocating the transaction price to the performance obligations

5.	Recognizing revenue when/as performance obligation(s) are satisfied

Further information about each source of revenue from contracts with customers and the criteria for recognition follows.

Subscription revenues

Subscription income includes subscription from subscribers. Revenue is recognized upon completion of services based on underlying subscription plan or agreements with the subscribers. Invoice for subscription revenue is raised on a monthly basis. These services are consumed by the client and their members in accordance with the service programs selected by the client included in the client services agreements.

Client service agreements are renewed on an annual bass and can be terminated based upon terms specified in the agreements.

Carriage/Placement/Consultancy Services/Marketing Incentive revenues

Carriage/Placement/ Consultancy Services/Marketing Incentive fees are recognized upon completion of services based on agreements with the broadcasters.

Advertising revenues

Advertisement income is recognized when relevant advertisements are telecasted.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Goods and Service Tax on all income

The Company collects Goods and Service Tax (“GST”) on behalf of the government and, therefore, it is not an economic benefit flowing to the Company. Hence, it is excluded from revenue.

Cost recognition

Costs and expenses are recognized when incurred and have been classified according to their primary functions in the following categories:

Cost of revenue

Cost of revenue consists primarily of cost of materials consumed, broadcaster/subscription fees and lease line charges. Costs of revenue are recognized when incurred and have been classified according to their primary function.

Other operating expenses

Other operating expenses consist primarily of general and administrative expenses like electricity, software running expenses, repairs and maintenance, travelling expenses etc.

Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Provisions

Provisions are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as finance cost.

Deferred Offering Costs

Deferred Offering Costs consists of legal, accounting, underwriter’s fees, and other costs incurred through the balance date that are directly related to the Company’s initial public offering (“IPO”) and that would be charged to stockholder equity upon completion of the IPO.  There is no deferring offering costs for the year ended March 31, 2025, March 31, 2024 and the year ended March 31, 2023.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (cont.)

Issued Capital

Common shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Dividends

Dividend distributions to the Group’s shareholders are recognized as a liability in the financial statements in the period in which the dividends are approved.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the controlling interest, excluding any costs of servicing equity other than common shares, by the weighted average number of common shares outstanding during the financial year, adjusted for bonus elements in common shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after-income tax effect of interest and other financing costs associated with dilutive potential common shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential common shares.

Trade and other receivable

Assessment as to whether the trade receivables: When measuring Expected Credit Loss (“ECL”) of receivables, the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

The payment protocols with respect to the Telecast and OTT services are very closely regulated by India’s Ministry of Telecommunications along with other departments of the Government of India. The payment gateways reporting protocols for the cable industry are very robust, with most of the transactional interactions with the customers in this industry being subject to independent audits by the government. Payments processed online by customers electronically are reported promptly.

Segment Reporting

In accordance with IFRS 8 Operating Segments, the Company has determined that it operates in a single segment (i.e., cable services). Accordingly, no separate segment information is presented in the financial statements.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS

Under IFRS 1, the Group is required to make estimates and assumptions in presentation and preparation of the consolidated financial statements for the years ended March 31, 2025, March 31, 2024 and March 31, 2023.

Key estimates considered in preparation of the financial statement that were not required under the previous GAAP are listed below:

●	Fair Valuation of financial instruments carried at Fair Value Through Profit or Loss (“FVTPL”) and/ FVOCI. See Note 1 on Financial Instruments on page F-7 – F-19 for additional discussion on FVTPL and FVOCI.

●	Impairment of financial assets based on the expected credit loss model.

●	Determination of the discounted value for financial instruments carried at amortized cost.

●	Fair value estimation of share warrants.

●	Critical judgement over capitalization of internally developed intangible assets and development cost in progress.

●	Assessment as to whether the trade receivables are impaired.

●	When measuring ECL of receivables, the Group uses reasonable and supportable information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other. Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

●	Impairment of property and equipment and intangible assets excluding goodwill.

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with an indefinite useful life are tested for impairment at least annually and whenever there is an indication at the end of a reporting period that the asset may be impaired.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — CRITICAL ACCOUNTING JUDGEMENTS, ASSESSMENTS, AND ASSUMPTIONS (cont.)

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease and to the extent that the impairment loss is greater than the related revaluation surplus, the excess impairment loss is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss to the extent that it eliminates the impairment loss which has been recognized for the asset in prior years. Any increase in excess of this amount is treated as a revaluation increase.

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOMERS

Revenue from contract with customers consist of the following for the year ended March 31, 2025, for the year ended March 31, 2024 and for the year ended March 31, 2023:

Disaggregated revenue information	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Types of services:
Subscription income	$14,305,443	$14,955,197	$13,930,887
Carriage/placement fees	6,585,138	5,410,248	3,406,204
Advertisement income	549,903	556,582	1,413,553
Device activation fees	151,728	151,960	257,540
Fiber use revenue	—	289,788	—
Consultancy services	1,093,855	—	—
Unbilled eevenue	441,852	—	—
Total revenue from customers	$23,127,919	$21,363,775	$19,008,184
Timing of revenue recognition
Services transferred over time	$23,127,919	$21,363,775	$19,008,184
Total	$23,127,919	$21,363,775	$19,008,184

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — REVENUE FROM CONTRACT WITH CUSTOERS (cont.)

Contract balances:

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.:

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	(US$)	(US$)	(US$)
Receivables, which are included in ‘trade receivables, net	$3,352,455	$3,682,302	$1,831,724

Performance obligations:

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer.

The Company has modified its earlier arrangement with its erstwhile partner and has simultaneously acquired controlling stake in Sri Sai, vide the modification agreement and the share purchase agreement. The modification effective date is April 1, 2022, and the acquisition effective date is also April 1, 2022. In pursuant with the modification agreement, the Company has acquired Sri Sai, an active MSO licensed company performing obligations as provided in the customer contracts and providing distinct telecast/streaming services to its subscribers.

For the year ended March 31, 2025, March 31, 2024 and March 31, 2023, the revenue from operational activity is recorded as Revenue from Contract with Customers, as per the IFRS 15. The five steps mentioned in the IFRS 15 are met and satisfied by its business operation of providing streaming cable services to its subscriber base (the five steps in IFRS are: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when the entity satisfies a performance obligation).

NOTE 3A — OTHER INCOME

Other income	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023

Miscellaneous income	2,077	3,916	1,501
Reversal of expected credit allowance	12,493	-	-
Profit on termination of lease	30,034	-	-
Liabilities no longer required written back	14,011	1,635,651	360,878
Fair value gain on warrant liability	-	-	22,766
	$58,615	$1,639,567	$385,145

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3A — OTHER INCOME (cont.)

Liabilities no longer required written back

Liabilities no longer required written back for the year ended March 31, 2025 include payable for expenses no longer required to be paid of $14,011.

Since the borrowings had been repaid and the warrants had lapsed post-repayment, a provision for liabilities no longer required amounting to $1,585,730 in respect of the warrant obligation was written back for the year ended March 31, 2024. Further, provisions for staff costs and borrowings no longer required amounting to $49,921 were also written back during the year ended March 31, 2024.

Liabilities no longer required written back for the year ended March 31, 2023 includes provision for staff costs no longer required of $360,878.

Fair value gain on remeasurement of share warrant liability

Since the borrowings have been repaid and the warrants have lapsed post-repayment, there is no fair value gain on remeasurement of share warrant liability for the year ended March 31, 2024.

We have recognized fair value gain on remeasurement to the extent of $22,766 for the year ended March 31, 2023.

NOTE 4 — EXPENSES

Expenses consist of the following for the years ended March 31, 2025, March 31, 2024 and March 31, 2023:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Cost of revenue	$16,960,109	$16,762,580	$13,884,291
Amortization of intangible assets	16,164	15,813	16,211
Depreciation	1,234,190	910,671	680,013
Legal and professional expenses	440,387	386,622	833,079
Staffing expense	784,491	844,098	633,979
Other operating expenses	2,655,316	2,643,948	2,267,265
Total expenses	$22,090,657	$21,563,732	$18,314,838

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — EXPENSES (cont.)

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Cost of revenue consists of:
Broadcaster/subscription Fees	15,765,593	15,454,840	12,715,217
Lease line/bandwidth charges	1,098,510	1,225,922	1,091,700
Carriage fees	—	1,658	—
Cable hardware & networking Exp.	35,261	78,157	28,129
Ham charges	199	—	3156
Activation installation costs	—	—	37,217
Programming expenses	—	2,003	8872
Cost of Sub-Contractors & Consultancy Service	60,546	—	—
	$16,960,109	$16,762,580	$13,884,291

During the year ending March 31, 2025, the Company has recorded costs of revenue of $16,899,562 relating to the business of Lytus Sri Sai Networks, a licensed Multi System Operator in the business of telecasting/streaming of broadcast channels to subscribers for a subscription charge and $ 60,546 relating to Lytus Technologies Private Limited relating in business of Software development & related Consultancy services.

During the year ending March 31, 2024, the Company has recorded costs of revenue of $16,762,580 relating to the business of Sri Sai, a licensed Multi System Operator in the business of telecasting/streaming of broadcast channels to subscribers for a subscription charge.

During the year ending March 31, 2023, the Company has recorded costs of revenue of $13,884,291 relating to the business of Sri Sai, a licensed Multi System Operator in the business of telecasting/streaming of broadcast channels to subscribers for a subscription charge.

Legal and professional expenses consist of:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Audit fees	$136,999	$119,525	$144,747
Legal and professional fees	303,388	267,097	688,332
Total expenses	$440,387	$386,622	$833,079

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — EXPENSES (cont.)

Staffing expenses consists of:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Salaries, wages and bonus	$736,942	$775,319	555,591
Contribution to a gratuity fund	8,394	29,774	30,606
EPF, ESIC and labor welfare fund	21,709	19,719	34,738
Staff welfare expenses	17,446	19,286	13,044
Total expenses	$784,492	$844,098	$633,979

Staff costs include salary paid to the various operations and administrative persons and director of the Company’s subsidiaries.

The Group provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employee’s last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan, the group makes contributions to recognized funds in India. The Group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

Details of other operating expenses:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Electricity charges	$86,129	$59,821	$59,036
Repair & maintenance expenses	76,897	179,592	129,987
Business promotion expenses	64,637	30,096	3,508
Operating lease rentals	35,651	17,579	15,327
Regulatory expenses	83,222	43,551	69,929
Conveyance & traveling expenses	38,585	28,434	112,111
Security charges	14,416	12,653	5,150
Commission charges	2,028,116	1,621,014	1,465,012
Credit loss allowances	—	72,698	(120,544)
Loss on disposal of a subsidiary	—	1,000	192,776
Other operating expenses	227,663	577,510	334,973
Total other expenses	$2,655,316	$2,643,948	$2,267,265

We had retained Skyline Corporate Communications Group, LLC (“Skyline”) for our capital markets, financial and public relations advisory services. The Company could not make payments under the contract, as the client did not comply with the mandatory regulatory requirements. On April 11, 2023, an arbitrator awarded final damages in favor of Skyline of $130,000 plus legal and other incidental expenses, aggregating to $260,000.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4A — FINANCE INCOME & EXPENSES

Details of Finance Income:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Interest on bank deposits and held-to-maturity investments	779	—	—
Notional interest on lease deposit	3,546	—	—
Interest on income tax refund	—	—	19,123
Other income	10,535	—	—
Total	$14,860	$—	$19,123

Details of Finance Costs:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Interest on bank overdrafts, loans and other financial liabilities	$89,410	$346,465	$328,449
Interest on lease liabilities	53,361	42,850	21,845
Commission and other borrowings	—	232,911	122,000
Collection charges	6,400	15,715	125,930
Share warrant expenses	—	—	1,607,791
Other costs - interest on tax payables	—	1,016	4,389
	$149,171	$638,957	$2,210,404

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Total borrowing costs	$149,171	$638,957	$2,210,404
Less: amounts included in the cost of qualifying assets	—	—
	$149,171	$638,957	$2,210,404

The Company has reclassified the share warrant expenses as finance costs in respect of bridge financing obtained during the year ending March 31, 2023.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX

Income tax consists of the following for the years ended March 31, 2025, March 31,2024 and March 31,2023:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Tax expenses
- For current year	$108,382	$119,238	$387,407
- Short provision of earlier year	12,265	—	—
Deferred tax (benefit) / expense	11,507	28,241	135,640
Income tax expense	$132,154	$147,479	$523,047

Consolidated statement of comprehensive income

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023
	(US$)	(US$)	(US$)
Deferred tax related to item charged directly to equity:
Net loss/(gain) on translations of foreign subsidiaries	$478	$27,701	$72,663
Total	$478	$27,701	$72,663

Deferred tax related to the translations of foreign operations consists of Lytus India and Sri Sai from INR to USD have been calculated at the rate of the jurisdiction in which a subsidiary is situated (i.e., in India) (at the rate of 25.17% for the years ended March 31, 2025, 2024 and 2023, respectively).

Accounting for Income Taxes

British Virgin Islands

Under the current laws of BVI, the Company is not subject to tax on income or capital gains. In addition, payments of dividends by the Company to its shareholders are not subject to withholding tax in the BVI.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

India (subsidiary in India)

Income tax expense represents the sum of the current tax and deferred tax.

The charge for current tax is based on the result for the period adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Current and deferred tax is recognized in the income statement unless the item to which the tax relates was recognized outside the income statement being other comprehensive income or equity. The tax associated with such an item is also recognized in other comprehensive income or equity respectively.

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	(US$)	(US$)	(US$)
Accounting profit before tax	$961,566	$800,653	$(1,112,790)
Less: Net profit/(loss) of the Lytus BVI and non-taxable loss/(profit) of GHSI	(324,502)	114,296	(3,134,953)
Net Accounting profit	1,286,069	686,357	2,022,163
At Indian statutory income tax rate of 25.17%	323,678	224,878	508,979
Accelerated tax depreciation	(98,194)	(131,667)	(139,328)
Others mainly timing differences	(100,026)	19,728	27,474
Exchange differences	(4,811)	6,299	(9,718)
Current income tax expense reported on consolidated statements of profit or loss and other comprehensive income	$120,647	119,238	$387,407

Reflected in the financial statement of financial position as follows:

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	(US$)	(US$)	(US$)
Opening balance	$160,266	399,174	3,305,308
Acquired in business combination	—	—	121,319
Income tax accrual -
- of current year	108,382	119,238	387,407
- Short provision of previous year	$12,265	—	—
Adjustment on account of modifications			(3,399,850)
Exchange rate difference	(3,331)	(3,565)	(15,010)
Taxes paid/adjustments	(183,885)	(354,581)	—
Closing balance of current income taxes payables	$93,698	$160,266	$399,174

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAX (cont.)

Deferred tax

Deferred tax relates to the following temporary differences:

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	(US$)	(US$)	(US$)
Deferred tax assets
Temporary timing differences	$68,858	$70,463	$(22,878)
Exchange rate difference	10,596	—
Foreign currency translations of foreign subsidiary	—	—	126,624
Total deferred tax assets (A)	$79,454	$70,463	$103,746
Deferred tax liabilities
Accelerated depreciation on tangible and intangible assets	$5,06,651	$498,112	$1,625,271
Acquired in business combination	—	—	295,177
Temporary differences	—	—	9,929
Reversed in deconsolidation/Modification of contracts			(1,533,644)
Exchange rate difference	—	—	8,963
Foreign currency translations of foreign subsidiary	478	(3,381)	72,663
Total deferred tax liabilities (B)	$507,129	$494,731	$478,359
	—	—	—
Total Net Deferred Tax Liabilities (B-A)	$427,675	$424,268	$(374,613)

Reconciliation of deferred tax (liabilities)/asset net:

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	(US$)	(US$)	(US$)
Opening balance	$(424,268)	$(374,613)	$(1,407,020)
Tax expense during the period recognized in profit & loss	(11,507)	(131,677)	(135,640)
Exchange rate difference	10,596	(6,134)	(37,613)
Tax expenses during the period recognized in other comprehensive income	(2,496)	39,771	(72,663)
Temporary timing differences	—	195,100	3,084,267
Reversed on deconsolidation of a subsidiary	—	(146,715)	(1,510,767)
Acquired in business combination	—	—	(295,177)
Total deferred tax (liabilities)/assets net	$(427,675)	$(424,268)	$(374,613)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — TRADE RECEIVABLES, NET

Trade receivables consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Receivable from related parties	184,381	444,082
Receivable from others	3,281,806	3,367,494
Less: allowance for doubtful debts (expected credit loss)	(113,732)	(129,274)
Total receivables	$3,352,455	$3,682,302

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. The Group has recognized a loss allowance of 50% against all receivables over 365 days past due because historical experience has indicated that these receivables are generally not recoverable.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery (e.g., when the debtor has been placed under liquidation or has entered into bankruptcy proceedings), or when the trade receivables are over two years past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.

The following table details the risk profile of trade receivables based on The Group’s provision matrix. As The Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between The Group’s different customer base.

As at March 31, 2025 (All Amounts in USD)

Ageing	Not past due &<30	31 - 90	90 - 180	180 - 365	>365	Total
Gross carrying amount	2,430,351	357,079	242,683	237,530	198,543	3,466,187
Expected loss rate	0.00%	0.00%	0.04%	6.61%	50.00%
Estimated total gross carrying amount at default	2,430,351	357,079	242,683	237,530	198,543	3,466,187
Lifetime ECL	—	—	175	14,286	99,272	113,732

As at March 31, 2024 (All Amounts in USD)

Ageing	Not past due &<30	31 - 90	90 - 180	180 - 365	>365	Total
Gross carrying amount	2,821,141	335,357	276,851	138,164	240,063	3,811,576
Expected loss rate	0.00%	0.00%	0.04%	6.61%	50.00%
Estimated total gross carrying amount at default	2,821,141	335,357	276,851	138,164	240,063	3,811,576
Lifetime ECL	—	—	106	9,137	120,031	129,274

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — TRADE RECEIVABLES, NET (cont.)

The following table shows the movement in lifetime ECL that has been recognized for trade receivables in accordance with the simplified approach set out in IFRS 9.

	Collectively assessed	Individually assessed

Balance as at 31 March 2025	$3,466,187	—
Balance as at 31 March 2024	$3,811,576	—

NOTE 7 — OTHER CURRENT FINANCIAL ASSETS

Other current financial assets consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Deposits	$—	$300
Advances for network acquisition*	4,791,371	3,879,484
Loans and advances to related parties	2,57,212	18,059
Other loans and advances	3,74,829	3,25,114
Unbilled revenue	437,005	—
	$5,860,417	$4,222,957

*	The amounts presented as “Advances for network acquisition” refer to upfront payments made to acquire subscriber networks, including subsequent tranches of additional networks. This process typically involves securing access to a base of existing or potential subscribers from another network provider or entity. The goal of acquiring such networks is to enhance the company’s subscriber base, drive revenue growth, expand market reach, and reduce competition within specific territories. These advances form part of the company’s strategic initiatives to strengthen its customer portfolio and establish a more prominent position in the industry.

NOTE 8 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Balances with government authorities	$449,456	$503,171
Advance to suppliers	481,316	1,063,201
Advance to staff	8,974	3,380
Prepaid expenses	25,262	—
TDS receivables	284,168	368,575
	$1,249,176	$1,938,327

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — PROPERTY AND EQUIPMENT (All Amounts in USD)

Property and equipment consist of the following:

Description	Rights of use of assets - office premises	Building	Plant and equipment	Furniture and fittings	Vehicles	Office equipment	Computer equipment	Total	Capital work in progress
Gross carrying value
As at March 31, 2022	—	—	—	—	—	—	—	—	—
Additions	461,420	—	2,326,888	11,802	24,396	796	26,856	2,852,158	—
Acquisition through business combination	25,111	32,006	7,349,465	—	17,600	—	4,200	7,428,382	794,271
As at March 31, 2023	486,531	32,006	9,676,353	11,802	41,996	796	31,056	10,280,540	794,271
Additions	27,323	—	1,735,286	4,779	—	—	342	1,767,730	—
Adjustments	—	—	—	—	—	—	—	—	83,832
As at March 31, 2024	513,854	32,006	11,411,639	16,581	41,996	796	31,398	12,048,270	878,103
Additions	723,650	—	3,014,255	4,463	133,475	106,807	2,715	3,985,366	—
Disposals	(495,932)	—	—	—	—	—	—	(495,932)	—
Adjustments	—	—	—	—	—	—	—	—	(553,018)
As at March 31, 2025 (USD)	741,573	32,006	14,425,894	21,044	175,471	107,603	34,113	15,537,704	325,085

Accumulated depreciation and impairment loss
As at March 31, 2022	—	—	—	—	—	—	—	—	—
Charge for the year	50,845	462	616,304	421	7,307	61	4,613	680,013	—
As at March 31, 2023	50,845	462	616,304	421	7,307	61	4,613	680,013	—
Charge for the year	108,997	450	787,148	1,487	5,167	158	7,264	910,671	—
As at March 31, 2024	159,842	912	1,403,452	1,908	12,474	219	11,877	1,590,684	—
Charge for the year	140,703	439	1,062,779	1,516	10,519	10,559	7,679	1,234,193	—
Derecognised on ‘Disposals	(188,868)	—	—	—	—	—	—	(188,868)	—
As at March 31, 2025 (USD)	111,677	1,351	2,466,231	3,424	22,993	10,778	19,556	2,636,010	—

Net block as at March 31, 2023	435,686	31,544	9,060,049	11,381	34,689	735	26,443	9,600,527	794,271
Net block as at March 31, 2024	354,012	31,094	10,008,187	14,673	29,522	577	19,521	10,457,586	878,103
Net block as at March 31, 2025 (USD)	629,895	30,655	11,959,664	17,620	152,478	96,825	14,557	12,901,695	325,085

Vehicles with a carrying value of $152,478 as of March 31, 2025, of $29,522 as of March 31, 2024, and $34,689 as of March 31, 2023 are pledged as security for borrowings.

Building with a carrying value of $30,655 as of March 31, 2025, of $31,094 as of March 31, 2024, and of $31,544 as of March 31, 2023 is pledged as security for borrowings.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — INTANGIBLE ASSETS AND GOODWILL (All Amounts in USD)

Intangible assets and goodwill consist of the following:

	Pre-deal					Intangible
	Customers		Commercial			asset under
Description	Acquisition	Goodwill	rights	Software	Total	development
Gross carrying value
As at March 31, 2022	59,216,654	73,008	—	—	59,289,662	166,587
Additions	—	—	—	—	—	4,464
Derecognized on ‘disposals of a subsidiary	—	(68,500)	—	—	(68,500)	—
Write off	(59,216,654)	—	—	—	(59,216,654)	160,000
Exchange differences	—	73,601	—	—	73,601	—
Acquisition through business combination	—	793,324	339,277	216	1,132,817	—
As at March 31, 2023	—	736,946	339,277	216	1,076,439	11,051
Write off	—	—	—	—	—	(11,051)
Exchange differences	—	10,231	—	—	10,231	—
As at March 31, 2024	—	726,715	339,277	216	1,066,208	—
Additions	—	—	81,887	1,045	82,932	—
Write off	—	—	—	—	—	—
Exchange differences	—	(17,792)	—	—	(17,792)	—
As at March 31, 2025	—	708,923	421,164	1,261	1,131,348	—
	—	—	—	—	—	—
Accumulated amortization
As at March 31, 2022	24,030,158	—	—	—	24,030,158	—
Charge for the year	—	—	16,157	54	16,211	—
Write off	(24,030,158)	—	—	—	(24,030,158)	—
As at March 31, 2023	—	—	16,157	54	16,211	—

Charge for the year	—	—	15,760	53	15,813	—
As at March 31, 2024	—	—	31,917	107	32,024	—
Charge for the year	—	—	15,905	257	16,162	—
As at March 31, 2025	—	—	47,822	364	48,186	—

Net block as at March 31, 2023	—	736,946	323,120	162	1,060,228	11,051
Net block as at March 31, 2024	—	726,715	307,360	109	1,034,184	—
Net block as at March 31, 2025	—	708,923	373,342	896	1,083,162	—

NOTE 10A — Other non-current financial assetS

Other non-current financial assets consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Deposits	$309,730	$285,523
	$309,730	$285,523

NOTE 10B — Other non-current assets

Other non-current assets consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Capital advances for property, plant and equipment*	$10,537,403	8,747,601

*	Out of the total capital advances of $10.5 million, an amount of $8.4 million pertains to payments made towards the development of an Audio OTT platform, IPTV platform, and IPTV box. These advances are expected to result in the recognition of intangible assets under development.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11A — BORROWINGS (CURRENT)

Borrowings consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Secured Borrowings
Vehicle loan from bank and financial institution (a)	$31,943	10,044
Term loans from a bank (b)	161,129	227,983

Unsecured Borrowings
Loan from directors *	$164,124	$1,459,144
Cash credit facility	39,010	-
Loan from a related party *	$-	$31,019
Total	$396,206	$1,728,190

a)	i. The Company has an existing vehicle loan from a financial institution, secured by hypothecation of the respective vehicle. The loan is repayable in 36 equal monthly installments, of which 6 installments remain outstanding as at March 31, 2025. The loan carries an interest rate of 8.5% per annum.

ii. During the year, the Company availed a new vehicle loan, also secured by the respective vehicle. The loan is repayable in 39 equal monthly installments, with 35 installments outstanding as at March 31, 2025. The applicable interest rate is 8.93% per annum.

b)	The company has taken a fresh loan from the bank with a total limit of $ 3,000,000 (approx.), out of which the bank has disbursed $ 777,452. The loan is repayable in 50 monthly instalments. The loan carries an interest rate of 9.5% (Floating), Security offered for the Bank term Loan was as under:

Sr.No.	Particulars	Description
1	Purpose	To meet the working capital requirements
2	Repayment Terms	50 equal monthly instalments
3	Interest Rate	9.50% per annum (Floating)
4	Primary Security	Industrial Open land owned by a director, Residential property owned by a director.
5	Guarantor	Personal guarantee of a Director & Lytus Technologies Private Limited

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11B — BORROWINGS (NON-CURRENT)

Borrowings consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Secured Borrowings
Vehicles Loans from bank and financial institution	$62,256	$—
Term Loans from a bank	616,180	769,795
Total	$678,436	$769,795

NOTE 11C — OTHER NON-CURRENT FINANCIAL LIABILITIES

Other non-current financial liabilities consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Other non-current liabilities
Lease liabilities	$511,558	$241,951
Total	$511,558	$241,951

NOTE 12 — TRADE PAYABLES

Trade payables consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Trade payables due to related parties	$2,525,892	$3,036,901
Trade payables – others	3,904,446	5,345,807
Employee related payables	40,537	47,446
Total	$6,470,875	$8,430,154

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13A — OTHER FINANCIAL LIABILITIES - CURRENT

Other financial liabilities – current consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Lease liabilities	$127,835	$135,478
Liability under option agreement	91,813	94,118
Professional fees payable	48,995	14,059
Total	$268,643	$243,655

Lease

In case of assets taken on lease

The Group has elected not to recognize right to use assets and lease liabilities for short term leases that have lease term of 12 months or less and lease of low value assets. The Group recognize the lease payments associated with these leases as an expense on straight line basis over the lease term.

The Group has taken various residential, office and godown premises under operating lease agreements. These are generally cancellable and are renewable by mutual consent on mutually agreed terms. There are no sublease payments expected to be received under non-cancellable subleases at the balance sheet date and no restriction is imposed by lease arrangements.

Lease payments for the year recognized in the Statement of Profit and Loss: 2025 - $35,651, 2024 - $17,579 and in 2023 - $15,327.

Rights of use of assets – office premises

The Group recognized a right to use asset and a lease liability at the lease commencement date. The right of use asset is initially measured at cost which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentive received.

The right to use asset is subsequently depreciated using the straight-line method. The estimated useful lives of right of use assets are determined on the same basis as those of property plant and equipment. In addition, the right of use asset is periodically reduced by the impairment losses, if any, adjusted for certain remeasurements of the lease liability.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13A — OTHER FINANCIAL LIABILITIES - CURRENT (cont.)

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if the rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses incremental borrowing rate as the discount rate.

The lease liability is measured at amortized cost using the effective interest method.

The Group present right of use asset that do not meet the definitions of investment property in “property, plant and equipment” and lease liabilities in “loans and borrowings” in the statement of financial position.

For Rights of Use of office premises movements and amortization, refer to note 9.

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS

The Company provides for gratuity for employees in India as per the Payment of Gratuity Act, 1972. Employees who are in continuous service for a period of 5 years are eligible for gratuity. The amount of gratuity payable on retirement/termination is the employees last drawn basic salary per month computed proportionately for 15 days salary multiplied for the number of years of service. For the funded plan the group makes contributions to recognized funds in India. The group does not fully fund the liability and maintains a target level of funding to be maintained over a period of time based on estimations of expected gratuity payments.

The weighted average duration of the defined benefit obligation as of March 31, 2025 is 15 years and as of March 31, 2024 and 2023 is 14 years.

The amounts recognized in the Statement of Financial Position and the movements in the net defined benefit obligation over the years ended March 31, 2025, 2024 and 2023 are as follows:

(a)	The liabilities recognized in the standalone statement of financial position are:

	As at March 31, 2025	As at March 31, 2024
	(US$)	(US$)
Funded Plans
Net value of defined benefit obligations
Current	3,002	209
Non-current	97,387	102,322

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS (cont.)

(b)	The movement in defined benefit obligations for funded and unfunded plans is as follows:

Particulars	Defined benefit obligation	Fair value of plant assets
As at April 1, 2023	72,668	—
Included in profit and loss
Service cost	27,550	—
Past service credit	—	—
Interest cost (income)	3,057	—
	$103,275	—

Included in OCI
Actuarial (gain)/loss	—	—
Remeasurements	—	—
Benefits paid	—	—
Gain and loss on settlement	—	—
Exchange difference	(744)	—

Employer’s contribution
Benefits payment
As at March 31, 2024	$102,531	—

Particulars	Defined benefit obligation	Fair value of plant assets
As at April 1, 2024	$102,531	—
Included in profit and loss
Service cost	6,880	—
Past service credit	—	—
Interest cost (income)	1,514	—
	$110,925	—

Included in OCI
Actuarial (gain)/loss	(8,021)	—
Remeasurements	—	—
Benefits paid	—	—
Gain and loss on settlement	—	—
Exchange difference	(2,513)	—
	(10,534)	—
Employer’s contribution	—	—
Benefits payment	—	—
As at March 31, 2025	$100,389	—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13B — EMPLOYEE BENEFITS OBLIGATIONS (cont.)

(c)	Plan assets for funded plan are comprised as follows:

Plan assets comprise the following.

Particulars	As at March 31, 2025	As at March 31, 2024
Debt instruments – unquoted
Cash and cash equivalents	—	—
Investment property	—	—
Fixed assets	—	—
Other assets	—	—
	—	—

(d)	Actuarial assumptions

(i)	The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages).

Particulars	As at March 31, 2025	As at March 31, 2024
Discount rate	6.75%	7.20%
Attrition rate	5%	5%
Future salary growth rate	10%	10%

(ii)	Assumptions regarding future longevity have been based on published statistics and mortality tables. The current longevities underlying the values of the defined benefit obligation at the reporting date were as follows.

Particulars	As at March 31, 2025	As at March 31, 2024
Longevity at age of 65 for current members aged above 45
Males	0.258% - 2.406%	0.258% - 2.406%
Females	0.258% - 2.406%	0.258% - 2.406%

Longevity at age of 65 for current members aged up to 45
Males	0.092% - 0.168%	0.092% - 0.168%
Females	0.092% - 0.168%	0.092% - 0.168%

(e)	Sensitivity Analysis

Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

Particulars	As of March 31, 2024 (Decrease) (US$)	As of March 31, 2024 (Increase) (US$)	As of March 31, 2025 (Decrease) (US$)	As of March 31, 2025 (Increase) (US$)
Discount Rate (- / + 1%)	88,856	68,099	116,358	87,367
Salary Growth Rate (- / + 1%)	68,322	88,061	87,956	114,410
Attrition Rate (- / + 50% of attrition rates)	85,487	71,754	112,482	91,932
Mortality Rate (- / + 10% of mortality rates)	77,515	77,383	100,489	100,290

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
GST and other tax liabilities	$23,123	$91,825
Cheques issued*	4,418,753	2,008,696
Capital creditors	1,409,655	897,041
Advances from customers	275,809	415,463
Total	$6,127,340	$3,413,025

*	This represents cheques issued to broadcasters which have been accounted for, but remain uncleared as of the reporting date.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Commitments and contingencies consist of the following:

	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Commitment for capital investment in Sri Sai	$2,161,536	$7,500,000
Other capital commitment	—	—
Total	$2,161,536	$7,500,000

The Company acquired 51% of Sri Sai for a consideration of $2.5 million, along with $7.5 million payable in phases as capital investment in Sri Sai. The Group has further infused approx. $2 million as capital investment in Sri Sai on July 31, 2024. Further, the capital requirement in Sri Sai has been reduced to $2.1 million as of March 31, 2025.

The $2.1 million capital infusion as of March 31, 2025 is not intended to increase our ownership beyond the existing 51% stake in Sri Sai. It is a commitment to support strategic expansion initiatives aimed at enhancing operational capacity and market reach.

NOTE 16 — EQUITY

Common shares:

The total number of shares of common shares issued:	As of March 31, 2025	As of March 31, 2024
	(US$)	(US$)
Common shares – par value $ 0.01 each	64,330,839	1,160,872
Common shares – par value $ 0.01 each, held by Lytus Trust.	115,666,652	6,666,52
Total - Common shares – par value $ 0.01 each	179,997,491	1,827,524

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — EQUITY (cont.)

Movements in Common Shares:

	Shares	Amount
		(US$)
Balance as of March 31, 2023	626,276	375,766
Additional issuance of common shares	268,380	161,028
	894,656	536,794
Additional stock issued for employee incentive plan	666,652	—
Additional issuance of common shares as a result of reverse stock split (1)	46,040	—
Total issued common shares (after reverse stock split) (1)	1,607,348	536,794
Additional issuance of common shares (after reverse stock split) (4)	220,176	2,202
Balance as of March 31, 2024	1,827,524	538,996
Conversion of promissory note into equity (2)	51,385,558	513,856
Issued to Lytus Trust (3)	115,000,000	—
Cancellation of unvested shares (5)	3,00,000	—
Additional issuance of common shares	11,484,409	114,844
Balance as of March 31, 2025	179,997,491	1,167,696

1.	On February 5, 2024, the Company announced a reverse stock split of its issued and outstanding common shares at a ratio of 1-for-60 such that every 60 shares outstanding was combined into 1 share. As a result of such reverse stock split, the Company’s issued and outstanding common shares was reduced from 93,679,260 shares to 1,561,309 shares. Further, the Company issued 46,040 common shares to DTC as part of the reverse stock split, aggregating to 1,607,349 ordinary shares. The issuance of 46,040 ordinary shares to the Depository Trust Company (DTC) was part of a necessary procedural adjustment following the 1-for-60 reverse stock split. The reverse split was executed to meet the minimum bid price requirement for continued listing on the Nasdaq stock exchange and to enhance the perception of our stock’s value among investors. During the reverse stock split process, fractional shares were created due to the 1-for-60 ratio, which could not be issued to individual shareholders. To simplify shareholder accounts and facilitate smooth settlement and trading of the newly adjusted shares, we issued 46,040 ordinary shares directly to the DTC. These shares serve as an adjustment to reconcile the fractional shares and ensure that the post-split share count aligns accurately with DTC’s records for clearing and settlement purposes. The primary purpose of the reverse stock split was to bring the share price in line with Nasdaq’s minimum bid price requirement of $1.00 per share, thereby maintaining compliance and avoiding potential delisting. The split also aimed to reduce the number of outstanding shares, thereby improving the share price and potentially attracting a broader investor base. The issuance of these 46,040 ordinary shares was a necessary step to facilitate the operational and administrative processes of the reverse split, ensuring accurate reflection of the company’s post-split share count for trading and investor transactions.

2.	During the fiscal year ended March 31, 2025, the Company issued promissory notes aggregating $7,548,709 in principal amount in multiple tranches. These instruments met the equity classification criteria under IAS 32 – Financial Instruments: Presentation, as they contained no contractual obligation for the Company to deliver cash or another financial asset and were to be settled through the issuance of a fixed number of common shares for a fixed amount of consideration (i.e., satisfying the “fixed-for-fixed” criterion). Accordingly, the entire amount was classified under “Other Equity.” Of the total, $5,917,723 in promissory notes were converted during such period, resulting in the issuance of 513,856 common shares. The remaining balance of $1,630,985 continues to be presented under “Other Equity” as of the reporting date, as it continues to meet the definition of equity under IFRS. As a result, the Company’s issued and outstanding share capital increased during the year.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — EQUITY (cont.)

3.	The Company has issued a total of 115,000,000 common shares (666,667 shares for the year ended March 31, 2024) to the Lytus Trust in three tranches: 15,000,000 shares on December 20, 2024, 3,000,000 shares on February 10, 2025, and 97,000,000 shares on March 17, 2025. These shares have not been issued directly to employees. Instead, they have been issued to the Lytus Trust for the purpose of facilitating a subsequent allocation of such shares by management to employees of the Company under the Employee Stock Option Plan (ESOP) i.e. Lytus Technologies Holdings Ptv. Ltd. 2023 Employee Incentive Plan (the “Plan”). In accordance with IFRS 2 – Share-based Payment, the cost of the share-based payments will be recognized over the vesting period based on the grant date fair value of the awards once they are granted to employees.

4.

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $1,004,705 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares, and warrants to purchase the Company’s common shares. The Preferred Shares were convertible into Common Shares at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares had the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.0787.

We have repaid the borrowings during the year ending March 31, 2024. The preferred shares have been converted into 220,176 common shares.

5.	During the year ended March 31, 2025, the Company granted 300,000 common shares to certain individuals, subject to a service condition requiring their active involvement in the Company’s business operations for a period of two years. As per the terms of the agreement, these shares were subject to clawback in the event of non-fulfillment of the agreed service conditions. Since the individuals did not fulfill the required service period during such period, the unvested shares were clawed back in accordance with the agreement.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — EQUITY (cont.)

Common Shares

Each holder of common shares is entitled to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the number of common shares held.

Equity consists of the following as of March 31, 2025:

As of March 31, 2025
($US)
Common shares – par value $0.01, 179,997,491 shares (Authorized Shares: 230,000,000) issued and outstanding	$1,167,696
Net income available to common shareholders	(3,536,701)
Securities Premium	22,954,985
Translation of foreign subsidiaries, net of tax	(191,772)
Employee benefits reclassification	1,858
Equity component of senior secured promissory note	1,630,984
Non-controlling interest	3,191,837
$25,218,887

Equity consists of the following as of March 31, 2024:

As of March 31, 2024
($US)
Common shares – par value $0.01, 93,679,260 (after 1-for-60 reverse stock split, 1,827,524) (Authorized Shares: 230,000,000) shares issued and outstanding	$538,996
Net income available to common shareholders	(9,951,285)
Securities premium	16,811,742
Translation of foreign subsidiaries, net of tax	(154,156)
Employee benefits reclassification	(1,203)
Lytus Trust – for employee incentive plan	5,720,000
Non-controlling interest	3,015,031
$15,979,125

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — EQUITY (cont.)

Capital risk management

The Group’s capital management objectives are to ensure the Group’s ability to continue as a going concern as well as to provide an adequate return to shareholders by pricing products and services commensurately with the level of risk.

The Group monitors capital based on the carrying amount of equity plus its subordinated loans, less cash and cash equivalents as presented on the face of the statement of financial position recognized in other comprehensive income.

The Group manages its capital structure and adjusts it in the light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Group may adjust the number of dividends paid to shareholders, return capital to shareholders or issue new shares. The amounts managed as capital by the Group are summarized as follows:

	As of March 31, 2025	As of March 31, 2024
	($US)	($US)
Non- current borrowings	$(1,189,994)	$(1,011,746)
Current borrowings	(396,206)	$(1,728,190)
Cash and cash equivalents	4,674,586	246,377
Net debt	$(3,599,944)	$2,493,559
Total equity	$25,218,887	$15,979,125
Net debt to equity ratio	-14.27%	15.61%

NOTE 17 — EARNINGS PER SHARE

Earnings per share consist of the following for the years ended March 31, 2025, March 31, 2024 and March 31, 2023:

	As of March 31, 2025	As of March 31, 2024	As of March 31, 2023
	($US)	($US)	($US)
(Loss)/profit for the year available to common shareholders	$694,584	$287,669	$(2,348,103)
Weighted average number of common shares	5,688,206	967,510	613,481
Par value	$0.01	$0.01	$0.01
Earnings/(loss) per common share:
Basic earnings/(loss) per common share	$0.12	$0.30	$(3.83)
Diluted earnings/(loss) per common share	$0.12	$0.30	$(3.83)

Basic EPS is computed by dividing net loss applicable to common shares by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common shares by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of share warrants, convertible debt instruments or other common share equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — FINANCIAL RISK MANAGEMENT

Risk management framework

The Group’s activities expose it to market risk, liquidity risk and credit risk. The management has the overall responsibility for the establishment and oversight of the Group’s risk management framework. This note 18 explains the sources of risk to which the Group is exposed and how the Group manages the risk and the related impact on the Group’s consolidated financial statements.

Credit risk

Credit risk is the risk that a counterparty fails to discharge its obligation to the Group. The Group’s exposure to credit risk is influenced mainly by cash and cash equivalents, trade receivables and financial assets.

Credit risk management

The Group assesses and manages credit risk based on internal credit rating system. Internal credit rating is performed for each class of financial instruments with different characteristics. The Group assigns the following credit ratings to each class of financial assets based on the assumptions, inputs, and factors specific to the class of financial assets.

The Group provides for expected credit loss based on the following:

Credit rating	Basis of categorization	Provision for expected credit loss
Low credit risk	Cash and cash equivalents, trade receivables, and other financial assets	12 month expected credit loss
Moderate credit risk	Trade receivables and other financial assets	Lifetime expected credit loss, or 12 month expected credit loss
High credit risk	Trade receivables and other financial assets	Lifetime expected credit loss, or fully provided for

With respect of trade receivables, the Company recognizes a provision for lifetime expected credit losses.

Based on business environment in which the Group operates, a default on a financial asset is considered when the counterparty fails to make payments within the agreed time period as per the contract. Loss rates reflecting defaults are based on actual credit loss experience and consideration of differences between current and historical economic conditions.

Assets are written off when there is no reasonable expectation of recovery, such as a debtor declaring bankruptcy, or a litigation decision against the Group. The Group continues to engage with parties whose balances are written off and attempts to enforce repayment. Recoveries made are recognized in the consolidated statement of profit and loss and other comprehensive income.

Credit rating	Basis of categorization	As of 31 March 2025	As of 31 March 2024
Low credit risk	Cash and cash equivalents	$4,674,586	$246,377
Low credit risk	Other financial assets	$5,860,417	$4,222,957
Moderate credit risk	Trade receivables, net	$3,352,455	$3,682,302
Moderate credit risk	Other receivables	$—	$—

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — FINANCIAL RISK MANAGEMENT (cont.)

Cash and cash equivalents and bank deposits

Credit risk related to cash and cash equivalents and bank deposits is managed by only accepting highly rated banks and diversifying bank deposits and accounts in different banks across the country.

Trade receivables

Credit risk related to trade receivables are mitigated by taking bank guarantees or letters of credit, from customers where credit risk is high. The Group closely monitors the creditworthiness of the debtors through internal systems that are configured to define credit limits of customers, thereby, limiting the credit risk to pre-calculated amounts. The Group assesses increases in credit risk on an ongoing basis for amounts receivable that become past due and default is considered to have occurred when amounts receivable become two years past due. The trade receivable relates to our acquired subsidiary – Sri Sai.

Other financial assets measured at amortized cost

Other financial assets measured at amortized cost includes loans and advances to related parties and employees, security deposits and others. Credit risk related to these other financial assets is managed by monitoring the recoverability of such amounts continuously. The other financial assets (current asset) relates to advances for network acquisition.

Expected credit losses for financial assets other than trade receivables

The Group provides for expected credit losses on loans and advances other than trade receivables by assessing individual financial instruments for expectation of any credit losses. Since the Group deals with only high-rated banks and financial institutions, credit risk in respect of cash and cash equivalents, other bank balances and bank deposits is evaluated as very low. With respect to loans, comprising of security deposits, credit risk is considered low because the Group is in possession of the underlying asset. However, with respect to related parties, credit risk is evaluated based on credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. With respect to other financial assets, credit risk is evaluated based on the Group’s knowledge of the credit worthiness of those parties and loss allowance is measured as lifetime expected credit losses. The Group does not have any expected loss-based impairment recognized on such assets considering their low credit risk nature, though incurred loss provisions are disclosed under each sub-category of such financial assets.

Asset class	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	As of March 31, 2025
Cash and cash equivalents	$4,674,586	0%	—	$4,674,586
Other financial assets	$5,860,417	0%	—	$5,860,417

Asset class	Estimated gross carrying amount at default	Expected probability of default	Expected credit losses	As of March 31, 2024
Cash and cash equivalents	$246,377	0%	—	$246,377
Other financial assets	$4,222,957	0%	—	$4,222,957

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — FINANCIAL RISK MANAGEMENT (cont.)

Expected credit loss for trade receivables under simplified approach

The Group recognizes lifetime expected credit losses on trade and other receivables using a simplified approach, wherein the Group has defined percentage of provision by analyzing historical trend of default relevant to each category of customer based on the criteria defined above and such provision percentage determined have been considered to recognize lifetime expected credit losses on trade receivables (other than those where default criteria are met).

As at March 31, 2025

Ageing	Not past due &<30	31 - 90	90 - 180	180 - 365	>365	Total
Gross carrying amount	2,430,351	357,079	242,683	237,530	198,543	3,466,187
Expected loss rate	0%	0%	0.04%	6.61%	50%
Estimated total gross carrying amount at default	2,430,351	357,079	242,683	237,530	198,543	3,466,187
Lifetime ECL	—	—	175	14,286	99,272	113,732

As at March 31, 2024

Ageing	Not past due &<30	31 – 90	90 – 180	180 – 365	>365	Total
Gross carrying amount	3,811,576	—	—	—	—	—
Expected loss rate	0%	0%	0.04%	6.61%	50%
Estimated total gross carrying amount at default	2,821,141	335,357	276,851	138,164	240,063	3,811,576
Lifetime ECL	—	—	106	9,137	120,031	129,274

Movement of allowance for trade receivables

(USD) As at March 31, 2023	57,831
Acquired in business combination	—
Gain recognized/(reversed) during the year	72,698
Exchange gain	—
Amounts written off	(1,255)
As at March 31, 2024	$ 129,274
Gain recognized/(reversed) during the year	(15,541)
As at March 31, 2025	$1,13,732

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due. The Group manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — FINANCIAL RISK MANAGEMENT (cont.)

Management monitors rolling forecasts of the liquidity position and cash and cash equivalents based on expected cash flows. The Group considers the liquidity of the market in which the entity operates.

Contractual maturities of financial liabilities

The tables below analyze the Group’s financial liabilities based on their contractual maturities. The amounts disclosed in the table are the contractual undiscounted cash flows.

As at March 31, 2025

Liability class	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total as of March 31, 2025
Borrowings	$396,206	—	—	—	$396,206
Trade payables	6,470,875	—	—	—	6,470,875
Other financial liabilities	268,643	—	—	—	268,643
Other current liabilities	6,127,340	—	—	—	6,127,340
Total	$13,263,064	$—	$—	$—	$13,263,064

As at March 31, 2024

Liability class	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years	Total as of March 31, 2024
Borrowings	$1,728,190	—	—	—	$1,728,190
Trade payables	8,430,154	—	—	—	8,430,154
Other financial liabilities	243,655	—	—	—	243,655
Other current liabilities	3,413,025	—	—	—	3,413,025
Total	$13,815,024	$—	$—	$—	$13,815,024

Interest rate risk

The Group’s policy is to minimize interest rate cash flow risk exposures on long-term financing. As at March 31, 2025, the Group is exposed to changes in market interest rates through bank borrowings at variable interest rates. Other borrowings are at fixed interest rates. The other borrowings are from directors who are also shareholders. The borrowings from them are short term in the nature interest free and repayable on demand.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FAIR VALUE MEASUREMENTS

Financial assets and liabilities as at March 31, 2025 and 2024 are as follows:

The carrying amounts and fair values of financial instruments by class are as follows:

As at March 31, 2025	Fair value through profit & loss	Fair value through other comprehensive income	(In US$) Amortized cost
Financial Assets
(i) Investments	—	—	—
(ii) Trade receivables	—	—	3,352,454
(iii) Others financial assets	—	—	5,860,417
Total	—	—	$9,212,871

Financial Liabilities
(i) Borrowings	—	—	1,074,642
(ii) Trade payables	—	—	6,470,875
(iii) Other financial liabilities	—	—	268,643
Total	—	—	$7,814,160

As at March 31, 2024	Fair value through profit & loss	Fair value through other comprehensive income	(In USD) Amortized cost
Financial Assets
(i) Investments	—	—	—
(ii) Trade receivables	—	—	3,682,302
(iii) Others financial assets	—	—	4,222,957
Total	—	—	$7,905,259

Financial Liabilities		—
(i) Borrowings	—	—	2,497,985
(ii) Trade payables	—	—	8,430,154
(iii) Other financial liabilities	—	—	243,655
Total	—	—	$11,171,794

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — FAIR VALUE MEASUREMENTS (cont.)

Fair value hierarchy

Financial assets and financial liabilities measured at fair value on the balance sheet are categorized into the three levels of fair value hierarchy. The three levels are defined based on the observability of significant inputs to the measurement, as follows:

The different levels of fair value have been defined below:

Level 1: Quoted prices for identical instruments in an active market;

Level 2: Directly (i.e. as prices) or indirectly (i.e. derived from prices) observable market inputs, other than Level 1 inputs; and

Level 3: Inputs which are not based on observable market data (unobservable inputs). Fair values are determined in whole or in part using a net asset value or valuation model based on assumptions that are neither supported by prices from observable current market transactions in the same instrument nor are they based on available market data.

The share warrants liabilities which are included in other financial liabilities and disclosed at Note 13A are carried at fair value and are classified as Level 3 fair value measurements due to the use of significant inputs. There are no financial instruments for which Level 1 or Level 2 fair value measurements were applied. There were no share warrant liabilities as of March 31, 2025 and for the year March 31, 2024.

Fair value of instruments measured at amortized cost

Financial liabilities	Carrying value as of March 31, 2025	Fair value as of March 31, 2025
Borrowings	$1,074,642	$1,074,642

Financial liabilities	Carrying value as of March 31, 2024	Fair value as of March 31, 2024
Borrowings	$2,497,985	$2,497,985

Management assessed that fair value of cash and cash equivalents, trade receivables, security deposits, loan to related parties, other financial assets, short term borrowings, trade payables and other current financial liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:

Long-term fixed-rate receivables are evaluated by the Group based on parameters such as interest rates, individual creditworthiness of the customer and other market risk factors. Based on this evaluation, allowances are considered for the expected credit losses of these receivables.

The fair values of the Group’s fixed interest-bearing borrowings are determined by applying discounted cash flows (‘DCF’) method, using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period.

All the other long-term borrowing facilities availed by the Company are variable rate facilities which are subject to changes in underlying Interest rate indices. Further, the credit spread on these facilities are subject to change with changes in Group’s creditworthiness. The management believes that the current rate of interest on these loans are in close approximation from market rates applicable to the Group. Therefore, the management estimates that the fair value of these borrowings are approximate to their respective carrying values.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — RELATED PARTY TRANSACTIONS

I.	Names of related parties and related party relationships:

Related party disclosures

A.	Names of related parties and related party relationships

i)	Parties where control exists
Subsidiaries
Lytus Technologies Pvt. Ltd – wholly-owned
Globa Health Sciences, Inc (deconsolidated on March 1, 2023)
Lytus Technologies Inc (deconsolidated on April 1, 2023)
Lytus Sri Sai Networks Private Limited (formerly known as Sri Sai Cable and Broadband Private Limited) (acquired on April 1, 2022)

B.	Key Management Personnel (KMP):

	Dharmesh Pandya	Chief Executive Officer and Director
	Shreyas Shah	Chief Financial Officer and Director
	Robert M. Damante	Independent Director
	Rajeev Kheror	Independent Director
	Parvez M. Master	Independent Director
	Palle Srinivas	Director (related to Sri Sai)
	Palle Sunitha	Director (related to Sri Sai)

C.	Enterprise over which KMP has significant influence

	Achalaa Communication Networks	Partner in the firm (related to Sri Sai)
	Ayyappa Digital Communications	Partner in the firm (related to Sri Sai)
	Bhuvanagiri Digital Communications	Partner in the firm (related to Sri Sai)
	Godavarikhani Digital Communications	Partner in the firm (related to Sri Sai)
	Husnabad Digital Communications	Partner in the firm (related to Sri Sai)
	Jammikunta Digital Communications	Partner in the firm (related to Sri Sai)
	Marriguda Digital Communications	Partner in the firm (related to Sri Sai)
	Sangareddy Digital Communications	Partner in the firm (related to Sri Sai)
	Sircilla Digital Communications	Partner in the firm (related to Sri Sai)
	Sri Sai Communications (KNR)	Partner in the firm (related to Sri Sai)
	Sri Sai Digital Communications	Partner in the firm (related to Sri Sai)
	SSC Kamareddy Communications	Partner in the firm (related to Sri Sai)
	Thandpur Digital Communications	Partner in the firm (related to Sri Sai)
	TS Communications	Partner in the firm (related to Sri Sai)
	Vemulawada Digital Communications	Partner in the firm (related to Sri Sai)
	Gayathri Digital Communications	Partner in the firm (related to Sri Sai)
	Sri Sai Communication & Internet Pvt Ltd	Partner in the firm (related to Sri Sai)
	SSC Fiber Home Networks Pvt. Ltd	Partner in the firm (related to Sri Sai)
	Achala Media Television Pvt Ltd	Director (related to Sri Sai)
	Sri Sai Cable and Digital Networks Pvt Ltd	Partner in the firm (related to Sri Sai)
	Kings Broadband Pvt Ltd	Director (related to Sri Sai)
	Inygo Digital Networks Private Limited	Director (related to Sri Sai)
	Sri Sai Future Solution Private Limited	Director (related to Sri Sai)
	Sscbpl Inygo Digital Nework Private Limited	Director (related to Sri Sai)
	Subhodaya Digital Entertainment Pvt Ltd	Director (related to Sri Sai)
	Lytus Technologies Inc	Director

D.	Relatives of KMP:

	Palle Vikas	Relative of KMP (related to Sri Sai)
	Palle Vivek	Relative of KMP (related to Sri Sai)
	Nimish Pandya	Relative of KMP (brother of Dharmesh Pandya)

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

Transactions and Balances with related parties during the years ended March 31, 2025 and March 31, 2024 (Summary):

II. Transactions with related parties during the year:

		Subsidiaries				KMP		Significant Influence Entity - KMP		Relatives of KMP
Sr. No.	Particulars	31st March 2025 (US$)		31st March 2024 (US$)		31st March 2025 (US$)	31st March 2024 (US$)	31st March 2025 (US$)	31st March 2024 (US$)	31st March 2025 (US$)	31st March 2024 (US$)
	Transactions made during the year
1.	Subscription income	—		—		—	—	518,795	—	—	—
2.	STB Installation charges	—		—		—	—	48,445	61,628	—	—
3.	Loan taken	—		—		272,365	1,850,313	—	—	—	124,918
4.	Loan write back
5.	Loan Repayment	—		—		1,543,653	912,506	—	—	19,012	93,704
6.	Commission expenses	—		—		—	—	1,305,186	1,047,025	—	—
7.	Bandwidth charges	—		—		—	—	24,339	24,098	—	—
8.	Sales/Purchase of materials	—		—		—	—	8,602	1,297	—	—
9.	Fiber Maintenance Expense	—		—		—	—	1,502	—	—	—
10.	Consultancy Services (Revenue)	—		—		—	—	1,061,622	—	—	—
11.	IT support Charges	—		—		—	—	5,908	—	—	—
12.	Remuneration	—		—		141,797	285,294	—	—	38,286	36,103
13.	Rent paid/ provided	—		—		7,802	7,459	—	—	—	—
14.	Interest on loan	—		—		—	—	—	212	—	—
15.	Issue of Shares	—		—		—	—	—	—	—	—
16.	Investment in CCD of Subsidiary	3,817,490	*	135,000	*	—	—	—	—	—	—
17.	Reimbursement of expenses	—		—		92,246	29,266	—	—	—	—
18.	Loans and Advances given	—		—		—	—	239,684	18,173	—	—
19.	Loans and Advances received back	—		—		—	214,458	—	—	—	—
20.	Advances for network acquisition	—		—		—	—	16,661	—	—	—

*	Transactions in consolidated financials eliminated as inter-company transactions

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — RELATED PARTY TRANSACTIONS (cont.)

		Subsidiaries				KMP		Significant Influence Entity - KMP		Relatives of KMP
Sr No	Particulars	31st March 2025 (US$)		31st March 2024 (US$)		31st March 2025 (US$)	31st March 2024 (US$)	31st March 2025 (US$)	31st March 2024 (US$)	31st March 2025 (US$)	31st March 2024 (US$)
	Balance Outstanding with related parties
1.	Trade receivable	—		—		—	—	184,381	444,082	—	—
2.	Trade Payables	—		—		—	—	2,862,917	3,202,118	—	—
3.	Advance from Customers	—		—		—	—	5,853	—	—	—
4.	Advances for network acquisition	—		—		—	—	4,012,167	1,354,871	—	—
5.	Advances to suppliers	—		—		—	—	337,025	165,216	—	—
6.	Other Loans & Advances	—		—		—	—	257,212	18,059	—	—
7.	Borrowings	—		—		164,124	1,458,845	—	—	—	31,019
8.	Investment In Compulsory Convertible Debentures	7,805,507	*	3,988,017	*	—	—	—	—	—	—
9.	Outstanding Options	—		—		—	—	—	—	91,813	94,118

*	The Balances have been eliminated in consolidated financials as inter-company transactions.

Compensation and benefits to KMP would commence upon confirmation by independent compensation committee. The next compensation committee meeting is expected to be held on or before September 30, 2025.

NOTE 21 — SEGMENT INFORMATION

The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Group. Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on a single segment (i.e., cable services).

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. Based on the management approach as defined in IFRS 8, the Chief Operating Decision Maker evaluates the Group’s performance based on only one segment (i.e., cable services)..

NOTE 22 — SERIES A PREFERRED CONVERTIBLE SECURITY

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which the Company sold $1,004,705 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants the (“September 2023 Common Warrants”) to purchase the Company’s common shares, par value $0.01 (the “Common Shares). The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares had the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of Common Shares, but in no event less than the conversion floor price of $0.0787 (such price, the “Preferred Alternate Conversion Price”). The September 2023 Common Warrants were exercisable for five years to purchase an aggregate of up to 3,182,250 Common Shares at an initial exercise price of $0.44, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — SERIES A PREFERRED CONVERTIBLE SECURITY (cont.)

On November 9, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain a credited investor as purchaser (the “Investor”). Pursuant to the Securities Purchase Agreement, we sold, and the Investor purchased, $3,333,333.33 in principal amount of unsecured senior convertible notes (the “Convertible Notes”) and warrants (the “Warrants”). The Company reserved 20,911,474 for issuance of no less than the sum of (1) maximum number of common shares issuable upon conversion of all of the notes then outstanding (number of 19,157,088 common shares, referred to “Common Share Conversion”), and (2) the maximum number of warrants shares issuable upon exercise of all of the warrants then outstanding (1,754,386 Common Shares).

As of April 10, 2024, all of the warrants and the Preferred Shares have been converted to common shares and the liability has been repaid in full.

NOTE 23 — SUBSEQUENT EVENTS

1.	Increase in Authorized Shares Capital

On May 20, 2025, the Company amended its Memorandum and Articles of Association to increase its authorized share capital from 230,000,000 shares to 5,000,000,000 shares. This amendment was duly approved by the Company’s Board of Directors on the same date.

2.	Issuance of Common Shares

Subsequent to the reporting period, the Company issued an aggregate of 4,765,000,000 common shares. On July 3, 2025, the Company issued an aggregate of 3,800,000,000 restricted common shares to the Lytus Trust, an entity controlled by Dharmesh Pandya, the Chief Executive Officer of the Company. The Company intends to subsequently allocate to the Company’s management and/or employees in consideration for their respective services provided to the Company.

On July 7, 2025, the Company entered into common share purchase agreements with two investors, pursuant to which the Company issued and sold an aggregate of 965,000,000 common shares in a private placement transaction pursuant to Regulation S promulgated under the Securities Act of 1933 at a purchase price of $0.016 per share, for aggregate gross proceeds of $15,440,000. The details of the issuances resulting from these are as follows:

●	Torii Investment Holdings – 482,500,000 common shares

●	Ezeesoft Technologies LLC – 482,500,000 common shares

As a result of such issuances, the number of outstanding common shares increased from 179,997,491 to 4,944,997,491, which is the current number of Common Shares outstanding as of August 13, 2025.

3.	Proposed Acquisition of Sreedevi Digital Systems Private Limited

Subsequent to the reporting date, on April 15, 2025, Lytus Sri Sai Networks Private Limited, a subsidiary of Lytus Technologies Private Limited (which in turn is a subsidiary of Lytus Technologies Holdings PTV. Ltd., the ultimate holding company), entered into a agreement to acquire 51% of the equity shares of Sreedevi Digital Systems Private Limited.

Upon completion, this acquisition will result in Sreedevi Digital Systems Private Limited becoming a subsidiary of Lytus Sri Sai Networks Private Limited and, consequently, will be consolidated into the financial statements of Lytus Technologies Holdings PTV. Ltd.

As of the date of approval of these financial statements, the acquisition has not yet been completed, and control—as defined under IFRS 10 Consolidated Financial Statements—has not been obtained. Accordingly, the financial results of Sreedevi Digital Systems Private Limited have not been consolidated in these financial statements.

The financial and operational impact of the acquisition will be recognized in the period in which control is transferred.

1,000,000 Common Shares

Lytus Technologies Holdings Ptv. Ltd.

PROSPECTUS

Subject To Completion, Dated            , 2025

Until              , (25 days after commencement of our public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

On July 7, 2025, the Company entered into common share purchase agreements with two investors, pursuant to which the Company issued and sold an aggregate of 386,000 common shares in a private placement transaction pursuant to Regulation S promulgated under the Securities Act of 1933 at a purchase price of $40.00 per share, for aggregate gross proceeds of $15,440,000. The details of the issuances resulting from these are as follows:

●	Torii Investment Holdings – 193,000 common shares

●	Ezeesoft Technologies LLC – 193,000 common shares

On February 3, 2025, Lytus Technologies Holdings PTV. Ltd. (the “Company”) entered into the standby equity purchase agreement (the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (“Yorkville”). Pursuant to the SEPA, Yorkville will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $6 million, which will be evidenced by Promissory Notes in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on March 1, 2026, which may be extended at the option of Yorkville. The Promissory Notes are convertible at a conversion price equal to the lower of (i) $7,048 per share or (ii) 93% of the lowest daily VWAP (as defined below) during the five consecutive trading days immediately preceding the date of conversion, which price shall not be lower than the floor price of $1,236. The first tranche of the Pre-Paid Advance was disbursed on February 3, 2025, in the principal amount of $5 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the registration statement of which this prospectus forms a part becomes effective. At each Pre-Advance Closing, Yorkville advanced, and is expected to advance, to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 5% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount. Pursuant to the SEPA, and upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, including the registration of shares of Common Shares issuable pursuant to the SEPA for resale, the Company will have the right, from time to time, until March 1, 2028, to require Yorkville to purchase up to $100 million of our common shares, subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to Yorkville.

On June 3, 2024, the Company entered into a securities purchase agreement (the “Mast Hill Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company issued to the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889, with an aggregate purchase price of up to $3,500,000, common share purchase warrants for the purchase of up to 332 common shares at an initial price per share of $8,775, and 20 common shares (the “Commitment Shares”). Pursuant to the Mast Hill Purchase Agreement, the Company issued the senior secured promissory notes, common share purchase warrants and Commitment Shares to the Investors in multiple tranches. Under the first tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778 and $238,888.88, respectively (the “Notes”). In connection with the issuance of the Notes, the Company issued each of Mast Hill and FirstFire a common share purchase warrant (the “Warrants”) to purchase from the Company 122 common shares and 20 common shares, respectively. The Company issued each of Mast Hill and FirstFire 7 and 1 Commitment Shares, respectively. Under each of the second trance and third tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Tranche Notes”). In connection with the issuance of the Tranche Notes, the Company issued each of Mast Hill and FirstFire a common share purchase warrant to purchase from the Company 81 common shares and 13 common shares, respectively. In connection with each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire 5 and 1 Commitment Shares, respectively. The closings of the sale of the sale of the Tranche Notes and related warrants are subject to certain closing conditions as set forth in the Mast Hill Purchase Agreement. Pursuant to the Mast Hill Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. The Company agreed to file with the Securities and Exchange Commission an initial Registration Statement covering the maximum number of Registrable Securities, plus the shares underlying the ELOC Warrant (as that term is defined below), within thirty (30) calendar days from the date of the RRA so as to permit the resale the Registrable Securities by the Investors. Pursuant to the Mast Hill Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $454,130 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants (the “September 2023 Common Warrants”) to purchase common shares. The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $60,000, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares has the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $11,805 (such price, the “Preferred Alternate Conversion Price”). In light of the fact that the Preferred Alternate Conversion Price can be 85% of the then-market price of our VWAP, the Preferred Shares are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The September 2023 Common Warrants are exercisable for five years to purchase an aggregate of up to 21 common shares at an initial exercise price of $66,000, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
1.1	Form of Underwriting Agreement	F-1/A	December 10, 2025	1.1
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	F-1	April 1, 2021	3.1
3.2	Amended and Restated Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	6-K	May 27, 2025	1.1
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	August 23, 2021	4.1
4.2	Form of Senior Secured Note, issued by the Company to the Investor	6-K	November 10, 2022	4.2
4.3	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	November 10, 2022	4.1
4.4	Form of Warrant to Purchase Preferred Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.1
4.5	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.2
4.6	Form of Senior Secured Promissory Note, issued by the Company to the Investors	6-K	June 13, 2024	4.1
4.7	Form of Common Warrant, issued by the Company to the Investors	6-K	June 13, 2024	4.2
4.8	Form of Common Stock Purchase Warrant, issued by the Company to Mast Hill	6-K	June 13, 2024	4.3
5.1	Opinion of McW Todman & Co.	F-1/A	December 10, 2025	5.1
10.1	Employment Agreement between the Registrant and its CEO†	F-1	April 1, 2021	10.1
10.2	Employment Agreement between the Registrant and its CFO†	F-1	April 1, 2021	10.2
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.3
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.4
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.5
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†	F-1	April 1, 2021	10.6
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†	F-1	April 1, 2021	10.7
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.8
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.9
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†	F-1	April 1, 2021	10.10
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†	F-1	April 1, 2021	10.11
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.12
10.13	Form of underwriters’ warrant	F-1/A	June 15, 2021	10.13

10.14	Form of lockup agreement†	F-1/A	June 15, 2021	10.14
10.15	Form of the subscription agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.15
10.16	Form of the investor warrant in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.16
10.17	Form of the secured promissory note in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.17
10.18	Form of the pledge agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.18
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.19
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.21
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.22
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.23
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†	F-1/A	March 9, 2022	10.24
10.25	Maturity Date Extension, Amendment No. 2 To Loan Documents And Reaffirmation Agreement, dated June 6, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC	POS AM	June 8, 2022	10.25
10.26	Form of Registration Rights Agreement, between the Company and the Investor	6-K	November 10, 2022	10.2
10.27	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	November 10, 2022	10.1
10.28	Modification Agreement, dated December 11, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.1
10.29	Deed of Assignment, dated December 12, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.2
10.30	Agreement for Acquisition, by and between Sri Sai and Reachnet, dated August 11, 2022.	6-K	January 23, 2023	10.3
10.31	Share Purchase Agreement dated March 27, 2023, by and among the Company and the shareholders of Sri Sai.	F-1	July 12, 2024	10.31
10.32	Share Purchase Agreement dated March 1, 2023, by and among the Company, Dharmesh Pandya, and Lytus Technologies, Inc.	F-1	July 12, 2024	10.32
10.33	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	September 6, 2023	10.1

10.34	Form of Registration Rights Agreement, between the Company and the Investor	6-K	September 6, 2023	10.2
10.35	Share Purchase Agreement, between the Company and Sri Sai Cable and Broadband Private Ltd.	F-1	July 12, 2024	10.35
10.36	Form of Securities Purchase Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.1
10.37	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.2
10.38	Form of Security Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.3
10.39	Form of Equity Purchase Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.4
10.40	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.5
10.41	Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan	S-8	November 22, 2023	10.1
10.42	First Amendment to the Registration Rights Agreement, dated July 8, 2024, between the Company and the Investors	F-1	July 12, 2024	10.42
10.43	First Amendment to the Security Agreement, dated July 8, 2024, between the Company and the Investors	F-1	July 12, 2024	10.43
10.44	First Amendment to the Equity Purchase Agreement, dated July 30, 2024, between the Company and Mast Hill	20-F	August 15, 2024	4.51
10.45	Standby Equity Purchase Agreement, dated February 3, 2025, between the Company and YA II PN, LTD.	6-K	February 4, 2025	10.1
10.46	Convertible Promissory Note, dated February 3, 2025, between the Company and YA II PN, LTD.	6-K	February 4, 2025	10.2
10.47	Registration Rights Agreement, dated February 3, 2025, between the Company and YA II PN, LTD.	6-K	February 4, 2025	10.3
10.48	Global Guaranty Agreement, dated February 3, 2025, between Lytus Studio and YA II PN, LTD.	6-K	February 4, 2025	10.4
14.1	Code of Conduct and Ethics	20-F	September 28, 2022	14.1
21.1	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.	F-1	July 12, 2024	21.1
23.1	Consent of McW Todman & Co. (included in Exhibit 5.1)	F-1/A	December 10, 2025	23.1
23.2	Consent of Shah Teelani & Associates		*
24.1	Power of Attorney (included on the signature page of this registration statement)	F-1	September 16, 2025	24.1
99.1	Charter of the Audit Committee	20-F	September 28, 2022	99.1
99.2	Charter of the Compensation Committee	20-F	September 28, 2022	99.2
99.3	Charter of the Nominating and Corporate Governance Committee	20-F	September 28, 2022	99.3
101.INS	Inline XBRL Instance Document		*
101.SCH	Inline XBRL Taxonomy Extension Schema Document		*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document		*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document		*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document		*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document		*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)		*
107	Filing Fee Table	F-1/A	December 10, 2025	107

*	Filed herewith.

#	Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on December 30, 2025.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dharmesh Pandya	Director and Chief Executive Officer	December 30, 2025
Dharmesh Pandya	(Principal Executive Officer)

/s/ *	Director and Chief Financial Officer	December 30, 2025
Shreyas Shah	(Principal Accounting Officer and Principal Financial Officer)

/s/ *	Director	December 30, 2025
Rajeev Kheror

/s/ *	Director	December 30, 2025
Parvez Master

/s/ *	Director	December 30, 2025
Robert M. Damante

* By:	/s/ Dharmesh Pandya
Dharmesh Pandya, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on December 30, 2025.

Authorized U.S. Representative

Dharmesh Pandya

By:	/s/ Dharmesh Pandya
	Name:	Dharmesh Pandya
	Title:	Chief Executive Officer